Exhibit 4A


                      ARTICLES OF INCORPORATION

                                  OF

                          SPRINT CORPORATION

                    (As amended January 30, 1996)


                                FIRST

     The name of the Corporation is SPRINT CORPORATION.


                                SECOND

     That this Corporation is organized for profit, and that the purposes for which it is formed are:

     The construction and maintenance of a telephone line; the construction and maintenance of a telegraph line; and the powers (but not by way of limitation) to enter into joint ventures (whether incorporated or unincorporated), partnerships and other forms of business relationships with public operators, governmental agencies, governmental instrumentalities, corporations, partnerships and other organizations, entities or persons (whether domestic or foreign) for the construction, leasing, ownership, operation and maintenance of telecommunications and other information transmission networks and all businesses related thereto, both domestically and abroad, and to provide voice, data and other communications and information services to any person or entity; to lend and borrow money that may be necessary and proper in connection with the conduct of its business; to hold, purchase, mortgage or otherwise convey such real and personal estate as the purposes of this Corporation shall require; and also take, hold and convey such other property, real, personal or mixed, as shall be requisite for this Corporation to acquire in order to obtain or secure the payment of any indebtedness or liability due to or belonging to this Corporation; to sell real, mixed or personal property which may be proper for the conduct of its business; to carry on its business outside of, as well as within, the state, and to purchase, hold, sell, transfer, mortgage, pledge or otherwise dispose of the shares of capital stock of, or any bonds, securities or evidences of indebtedness created by any other corporation or corporations of any state, or the United States, or any other country, nation or government, which corporation shall be incorporated for the accomplishment of the same or similar purposes as this Corporation or shall be incorporated for purposes, the accomplishment of which would be incidental to or would aid or facilitate the accomplishment of the purposes for which this Corporation shall have been formed, and to exercise all rights, powers and privileges of ownership of such stock or securities; to do any and all other acts or things necessary, proper and incidental to the conduct of its business and incidental to the accomplishment of the purposes for which this Corporation may be formed; and to engage in any other lawful act or activity for which corporations may be organized under the Kansas General Corporation Code (the "General Corporation Code").


                                  THIRD

     The Corporation's registered office is located at 2330 Shawnee Mission Parkway, Westwood, Johnson County, Kansas 66205; Mr. J. Richard Devlin is the registered agent at said address.


                                 FOURTH

     The Corporation shall have perpetual existence.


                                  FIFTH

     1. Number of Directors; Increases in Number of Directors. (a) The number of Directors shall not be less than ten nor more than 20 (unless increased to more than 20 pursuant to subsection (b) of this Section 1 or
Section 6(e) of this ARTICLE FIFTH) as may be determined from time to time by the affirmative vote of the majority of the Board of Directors or as provided in subsection (b) of this Section 1 or in Section 6(e) of this ARTICLE FIFTH.

     (b) If at any time following the Initial Issuance Date, the Class A Holders are entitled to elect a number of Directors pursuant to Section 2(a) of this ARTICLE FIFTH or Section 3(d) of the Class A Provisions that exceeds the sum of the number of Directors elected by the Class A Holders then serving on the Board of Directors and the number of vacancies on the Board of Directors which the Directors elected by the Class A Holders or the Class A Holders are entitled to fill, the total number of Directors shall automatically and without further action be increased by the smallest number necessary to enable the Class A Holders (and the Directors elected by the Class A Holders in the case of vacancies) to elect the number of Directors that the Class A Holders are entitled to elect pursuant to such Section 2(a) or Section 3(d) of the Class A Provisions.

     2. Election of Directors. (a) Election of Directors by Class A Holders. (i) Except as otherwise provided in Sec tions 7(b), 7(f) and 7(k) of the Class A Provisions, after the Initial Issuance Date, the Class A Holders shall have the right, voting separately as a class, to elect a number of Directors equal to the greater of (x) two and (y) the product (rounded to the nearest whole number if such product is not a whole number) of (I) the aggregate Percentage Ownership Interests of the Class A Holders and (II) the total number of Directors, provided that so long as Section 310 of the Com munications Act of 1934, as amended (or any successor provision of law) ("Section 310"), remains in effect, under no circumstances shall (A) the Class A Holders have the right to elect Aliens as Directors such that the total number of Aliens so elected by them would exceed the maximum percentage of the total number of Directors of this Corporation permitted under Section 310 to be Aliens or (B) the total number of Directors elected by the Class A Holders and serving on the Board of Di rectors exceed the maximum percentage of the total Directors of this Corporation permitted under Section 310 to be elected by shareholders that are Aliens. Such Directors elected by the Class A Holders shall not be divided into classes.

     (ii) Upon the first to occur of (A) the conversion of all outstanding shares of Class A Common Stock into Common Stock pursuant to
Section 7 of the Class A Provisions, (B) the redemption of all of the outstanding shares of Class A Preference Stock, and (C) the termination of the Fundamental Rights as to all outstanding shares of Class A Preference Stock pursuant to Section 7 of the Class A Provisions, the term of office of all Class A Directors then in office shall thereupon terminate, the vacancy or vacancies resulting from such termination shall be filled by the remaining Directors then in office, acting by majority vote of such remaining Directors, and the Director or Directors so elected to fill such vacancy or vacancies shall not be treated hereunder or under the Bylaws of this Corporation as Class A Directors. If at any time the number of Directors that the Class A Holders have the right to elect pursuant to this Section 2(a) shall decrease other than as set forth in the preceding sentence, and the Class A Holders shall not have removed or caused to re sign, in either case effective not later than the fifteenth day following the event that resulted in such decrease, a number of Class A Directors so that the total number of Directors elected by the Class A Holders then in office does not exceed the number provided in the first sentence of Sec tion 2(a)(i), then the terms of office of all Class A Directors shall terminate on such fifteenth date. The vacancy or vacancies resulting from such termination of the terms of the Class A Directors shall be filled as follows: (A) the vacancy or vacancies equal to the number of Directors that the Class A Holders then have the right to elect pursuant to this Section 2(a) (after giving effect to the decrease referred to in the preceding sentence) shall be filled as provided in Section 4(b) of this ARTICLE FIFTH, and (B) the remaining vacancy or vacancies shall be filled by the remaining Directors other than Class A Directors then in office, acting by majority vote of such remaining Directors, and the Director or Directors so elected to fill such vacancy or vacancies shall not be treated hereunder or under the Bylaws as Class A Directors.

     (iii) (1) Notwithstanding anything to the contrary in this Section 2, but subject to paragraphs (2), (3), (4) and (5) of this Section 2(a)(iii) and the proviso set forth at the end of the first sentence of
Section 2(a)(i) of this ARTICLE FIFTH (the "Section 2(a) Proviso"), if the aggregate Per centage Ownership Interest of the Class A Holders is 20% or greater, the Class A Holders at all times shall have the right to elect not less than 20% of the total number of Directors, provided that, if the Section 2(a) Proviso prevents the Class A Holders from electing at least 20% of the total number of Directors under such circumstances, this Corporation shall increase the total number of Directors to a number not greater than 20 if such increase would enable the Class A Holders to elect at least 20% of the total number of Directors as increased.

     (2) The provisions of Section 2(a)(iii)(1) of this ARTICLE FIFTH (the "Section 2(a)(iii)(1) Provisions") shall terminate and be of no force and effect (a "Nullification") unless reinstated in accordance with
Section 2(a)(iii)(5), if either:

     (A) this Corporation delivers an opinion of nationally-recognized U.S. tax counsel to the effect that the Section 2(a)(iii)(1) Provisions are, with respect to both FT and DT, either not a Necessary Condition or not a Sufficient Condition to secure any Treaty Benefit and within 90 days of the delivery of such opinion by this Corporation there is not delivered to this Corporation by FT or DT an opinion of nationally-recognized U.S. tax counsel concluding that such provisions are a Necessary Condition and a Sufficient Condition for either FT or DT to secure a Treaty Benefit, or

     (B) this Corporation provides written notice to FT and DT in which it agrees to accord FT and DT those Treaty Benefits to which FT and DT would be entitled if the Section 2(a)(iii)(1) Provisions were in effect (the "Continuing Treaty Benefits") and to indemnify FT and DT on an after-tax basis against (a) any liability arising out of according FT and DT Continuing Treaty Benefits to the extent such liability would not arise if the
          Section 2(a)(iii)(1) Provisions were in effect and (b) the loss of those Continuing Treaty Benefits that this Corporation cannot directly accord; provided that this Corporation by written notice to FT and DT may revoke and withdraw such agreement to accord such Treaty Benefits and to provide such indemnification following the date of such notice and upon delivery of such notice the Section 2(a)(iii)(1) Provisions shall again become effective. Notwithstanding any revocation or withdrawal pursuant to the proviso contained in the immediately preceding sentence, this Corporation shall continue to indemnify FT and DT on an after-tax basis against any loss of Treaty Benefits to which FT or DT, as the case may be, would have been entitled had the Nullification described in this
          Section 2(a)(iii)(2)(B) not taken place.

     If a Nullification occurs under the provisions of para graph (A) of this Section 2(a)(iii)(2), then after the date of any such Nullification, and until such time as a change in facts or Applicable Law requires a different result, this Corporation shall accord FT and DT Treaty Benefits under the relevant treaties between the United States and France and the United States and Germany, but only to the extent FT or DT, as the case may be, would have been entitled to claim such benefits had such Nullification not occurred.

     (3) In addition to its rights under Sec tion 2(a)(iii)(2), this Corporation shall have the right, from time to time after the Investment Completion Date, to deliver to each of FT and DT a written notice requesting that the chief tax officer of each of FT and DT certify that FT, in the case of the request furnished to FT, and DT, in the case of the request furnished to DT, is eligible to claim at least one Treaty Benefit, and that such chief tax officer provide this Corporation with other facts and information reasonably requested by this Corporation that are reasonably necessary for this Corporation to determine whether the Sec tion 2(a)(iii)(1) Provisions are a Sufficient Condition or a Necessary Condition to secure at least one Treaty Benefit. Unless within 60 days of delivery of any such request, either FT or DT delivers such requested certificate to this Corporation, and provides such requested facts or information, the Section 2(a)(iii)(1) Provisions shall terminate and be of no force or effect, unless reinstated in accordance with Sec tion 2(a)(iii)(5).

     (4) If FT and DT determine, after the Investment Com pletion Date, that the Section 2(a)(iii)(1) Provisions are, with respect to both FT and DT, either not a Necessary Condition or not a Sufficient Condition to secure at least one Treaty Benefit, FT and DT shall deliver to this Corporation a certification to such effect, and the Section 2(a)(iii)(1) Provisions shall terminate and be of no force or effect, unless reinstated in accordance with Section 2(a)(iii)(5).

     (5) Each of FT and DT shall have the right, at any time after the date the Section 2(a)(iii)(1) Provisions are nullified pursuant to paragraph (A) (but not paragraph (B)) of clause (2) or clause (3) or (4) of this Section 2(a)(iii), to deliver to this Corporation a certificate signed by the chief tax officer of either FT or DT to the effect that FT or DT, as the case may be, is eligible to claim a Treaty Benefit and an opinion of nationally-recognized U.S. tax counsel to the effect that the
Section 2(a)(iii)(1) Provisions are again a Necessary Condition and a Sufficient Condition for any of FT or DT to secure a Treaty Benefit. Upon the delivery of any such certificate and opinion, the Section 2(a)(iii)(1) Provisions shall again become effective unless and until they become ineffective pursuant to the other provisions of this Section 2(a)(iii).

     (6) For purposes of this Section 2(a)(iii), the term "FT" shall include any Qualified Subsidiary of FT organized under the laws of France and the term "DT" shall include any Qualified Subsidiary of DT organized under the laws of Germany.

     (7) The Section 2(a)(iii)(1) Provisions shall be a "Necessary Condition" with respect to any Treaty Benefit if FT or DT would not be entitled to claim such Treaty Benefit unless such Section 2(a)(iii)(1) Provisions are in effect.

     (8) The Section 2(a)(iii)(1) Provisions shall be a "Sufficient Condition" with respect to any Treaty Benefit if FT and DT will otherwise fulfill all other relevant conditions to claiming such Treaty Benefit if the Section 2(a)(iii)(1) Provisions are in effect.

     (b) Election of Directors by Other Holders.  (i) Subject to clause
(ii) below, the holders of Common Stock shall have the right to elect that number of Directors equal to the excess of (x) the total number of Directors over (y) the sum of the number of Directors the Class A Holders are entitled to elect and the number of Directors, if any, that the holders of Preferred Stock, voting separately by class or series, are entitled to elect in accordance with the provisions of ARTICLE SIXTH of these Articles of Incor poration. The Class A Holders shall have no right to vote for Directors under this Section 2(b)(i).

     (ii) So long as Section 310 remains in effect, under no circumstances shall an Alien Director elected by the holders of Common Stock be qualified to serve as a Director if the number of Aliens who would then be serving as members of the Board of Directors, including such elected Alien, would con stitute more than the maximum number of Aliens permitted by Section 310 on the Board of Directors.

     (iii) The Directors (other than the Directors elected by the Class A Holders and any Directors elected by the holders of any one or more classes or series of Preferred Stock having the right, voting separately by class or series, to elect Directors) shall be divided into three classes, designated Class I, Class II and Class III, with the term of office of one class expiring each year. The number of Class I, Class II and Class III Directors shall consist, as nearly as prac ticable, of one third of the total number of Directors (other than the Directors elected by the Class A Holders and any Directors elected by the holders of any one or more classes or series of Preferred Stock having the right, voting separately by class or series, to elect Directors). At each annual meeting of stockholders of this Corporation after the Initial Issuance Date, successors to the class of Directors whose term expires at that annual meeting shall be elected for a three-year term.

     (iv) Whenever the holders of any one or more classes or series of Preferred Stock shall have the right, voting separately by class or series, to elect Directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such direc torships shall be governed by the terms of these Articles of Incorporation applicable thereto, and such Directors so elected shall not be divided into classes pursuant to this ARTICLE FIFTH unless expressly provided by such terms.

     3. Change in Number of Directors. If the number of Directors (other than Directors elected by Class A Holders and any Directors elected by the holders of any one or more classes or series of Preferred Stock having the right, voting separately by class or series, to elect Directors) is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of Directors in each class as nearly equal as possible.

     4. Term of Office. (a) Each Director shall be elected for a three year term. A Director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify to serve, subject to prior death, resignation, retirement, disqualification or removal from office.

     (b) Any vacancy on the Board of Directors (whether resulting from an increase in the total number of Directors, the departure of one of the Directors or otherwise) may be filled by the affirmative vote of a majority of the Directors elected by the same class or classes of stockholders which would be entitled to elect the Director who would fill such vacancy if the annual meeting of stockholders of this Corporation were held on the date on which such vacancy oc curred, provided that at any time when there is only one such Director so elected and then serving, such Director may fill such vacancy and, provided, further, that at any time when there are no such Directors then serving, the stockholders of the class or classes entitled to elect the Director who will fill such vacancy shall have the right to fill such vacancy and, provided, further, that, so long as any Class A Stock is outstanding, any vacancy to be filled by the Director or Directors elected by the holders of Common Stock may not be filled with a Person who, upon his election, would not be an Independent Director or would be an Alien, as the case may be, if the effect of such election would be that less than a majority of the Board of Directors following such election would be Independent Directors, or that the number of Aliens who would then be serving on the Board of Directors would constitute more than the maximum number of Aliens permitted on the Board of Directors under Section 310.

     (c) Any additional Director of any class elected to fill a vacancy resulting from an increase in the number of Directors of such class shall hold office for a term that shall coincide with the remaining term of the Directors of that class, but, except as provided in Section 2(a)(ii) of this ARTICLE FIFTH, in no case will a decrease in the number of Directors shorten the term of any incumbent Director. Any Director elected to fill a vacancy not resulting from an increase in the number of Directors shall have the same remaining term as that of his predecessor.

     5. Rights, Powers, Duties, Rules and Procedures; Amendment of Bylaws. (a) Except to the extent prohibited by law or as set forth in these Articles of Incorporation or the Bylaws, the Board of Directors shall have the right (which, to the extent exercised, shall be exclusive) to establish the rights, powers, duties, rules and procedures that from time to time shall govern the Board of Directors and each of its members, including, without limitation, the vote required for any action by the Board of Directors, and that from time to time shall affect the Directors' power to manage the business and affairs of this Corporation. No Bylaw shall be adopted by stockholders which shall impair or impede the implementation of the foregoing.

     (b) The Board of Directors is expressly authorized and empowered, in the manner provided in the Bylaws of this Corporation, to adopt, amend and repeal the Bylaws of this Corporation in any respect to the full extent permitted by the General Corporation Code not inconsistent with the laws of the General Corporation Code or with these Articles of Incorporation, provided that the following provisions of the Bylaws may not be amended, altered, repealed or made inopera tive or ineffective by adoption of other provisions to the Bylaws without the affirmative vote of the holders of record of a majority of the shares of Class A Stock then outstanding, voting separately as a class, at any annual or special meeting of stockholders, the notice of which shall have specified or summarized the proposed amendment, alteration or repeal of the Bylaws:
ARTICLE III, SECTIONS 2, 4, 5, 8 AND 9; ARTICLE IV, SECTIONS 5, 6, 10, 11 AND 12; ARTICLE VI, SECTION 1; AND ARTICLE VII, SECTIONS 1 AND 2.

     6. Removal; Changes in Status; Preferred Stock Directors. (a) Except as provided in paragraphs (c) or (d) of this Section 6, a Director (other than a Director elected by the Class A Holders or by the holders of any class or series of Preferred Stock having the right, voting separately by class or series, to elect Directors) may be removed only for cause. No Director so removed may be reinstated for so long as the cause for removal continues to exist. Such removal for cause may be effected only by the affirmative vote of the holders of a majority of shares of the class or classes of stockholders which were entitled to elect such Director.

     (b) A Director elected by the holders of the Class A Stock may be removed with or without cause. If removed for cause, no Director so removed may be reinstated for so long as the cause for removal continues to exist. Removal may be effected with or without cause by the affirmative vote of the holders of a majority of shares of Class A Stock or with cause by the affirmative vote of the holders of two-thirds of the shares of the Common Stock, the Class A Stock and other capital stock of this Corporation entitled to general voting power, voting together as a single class.

     (c) If a Director elected by the holders of Common Stock who was not, at the time of his election to the Board of Directors, an Alien, subsequently becomes an Alien, the effect of which would be that the number of Aliens who would then be serving as members of the Board of Directors, including the Director who changed status, would constitute more than the maximum number of Aliens permitted on the Board of Directors under Section 310, such Director shall upon his change in status automatically and without further action be removed from the Board of Directors.

     (d) So long as any Class A Stock is outstanding, if an Independent Director elected by the holders of Common Stock subsequently ceases to be an Independent Director, the effect of which would be that the Independent Directors who would then be serving as members of the Board of Directors would not constitute a majority of the Board of Directors, such Director shall automatically and without further action upon his change in status be removed from the Board of Directors.

     (e) (i) So long as any Class A Stock is outstanding, if a Director elected by the holders of any class or series of Preferred Stock having the right, voting separately by class or series, to elect Directors (a "Preferred Stock Director") is an Alien, or after election becomes an Alien, the effect of which would be that the number of Aliens who would then be serving as members of the Board of Directors (including such Preferred Stock Director) would constitute more than the maximum number of Aliens permitted on the Board of Directors under Section 310, the total number of Directors shall automatically and without further action be increased by the smallest number necessary to enable the Class A Holders (and the Directors elected by the Class A Holders in the case of vacancies) to elect Aliens as Directors to the fullest extent that the Class A Holders are entitled to elect Directors pursuant to Section 2(a) of this ARTICLE FIFTH without vio lating the requirements of Section 310.

     (ii) So long as any Class A Stock is outstanding, if a Preferred Stock Director is not an Independent Director, or after election ceases to be an Independent Director, the effect of which would be that the Independent Directors who would then be serving as members of the Board of Directors would not constitute a majority of the Board of Directors, the total number of Directors shall automatically and without further action be increased by the smallest number necessary so that the number of Directors then serving who are not Independent Directors (including such Preferred Stock Director and any vacancies which the holders of Class A Stock have a right to fill) constitute less than a majority of the Board of Directors.

     7. Definitions. Certain capitalized terms used in this ARTICLE FIFTH without definition shall have the meanings set forth in Section 12 of the Class A Provisions.


                                  SIXTH

     The total number of shares of capital stock which may be issued by this Corporation is 2,020,000,000, of which 500,000,000 shares shall be Class A Common Stock with a par value of $2.50 per share (hereinafter, the "Class A Common Stock"); 1,000,000,000 shares shall be Common Stock with a par value of $2.50 per share (hereinafter, the "Common Stock"); 500,000,000 shares shall be Class A Preference Stock with a par value of $1.00 per share (hereinafter, the "Class A Preference Stock"); and 20,000,000 shares shall be Preferred Stock (herein referred to as the "Preferred Stock," such term not to include the Class A Preference Stock) without par value.

     GENERAL PROVISIONS RELATING TO ALL STOCK

     1. Preemptive Rights; Cumulative Voting. No holder of shares of capital stock of any class of this Corporation or holder of any security or obligation convertible into shares of capital stock of any class of this Corporation shall have any preemptive right whatsoever to subscribe for, purchase or otherwise acquire shares of capital stock of any class of this Corporation, whether now or hereafter authorized; provided that this provision shall not prohibit this Corporation from granting, contractually or otherwise, to any such holder, the right to purchase additional securities of this Corporation. Stockholders of this Corporation shall not be entitled to cumulative voting of their shares in elections of Directors.

     2. Redemption of Shares Held by Aliens. Not withstanding any other provision of these Articles of Incorporation to the contrary, outstanding shares of Common Stock and Class A Stock Beneficially Owned by Aliens may be redeemed by this Corporation, by action duly taken by the Board of Directors (with the approval of a majority of the Continuing Directors (as defined in ARTICLE SEVENTH) at a meeting at which at least seven Continuing Directors are present, except that no such approval of the Continuing Directors shall be required if (i) the Fair Price Provisions have been deleted in their entirety, (ii) the Fair Price Pro visions have been modified so as explicitly not to apply to any Class A Holder, or they have been modified in a manner reasonably satisfactory to FT and DT so as explicitly not to apply to any transactions with any Class A Holder contemplated under these Articles of Incorporation, (iii) the transaction in question is not a "Business Combination" within the meaning of the Fair Price Provisions, or (iv) the Class A Holder that is a party to the transaction, along with its Affiliates (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as in effect on October 1, 1982) and Associates (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as in effect on October 1, 1982), is no longer an "Interested Stockholder" or "Affiliate" of an "Interested Stockholder" within the meaning of the Fair Price Provisions), to the extent necessary or advisable, in the judgment of the Board of Directors, for this Corporation or any of its Subsidiaries to comply with the requirements of Section 310 (each of (i) through (iv), a "Fair Price Condition"), provided that shares of Class A Stock only may be redeemed if, and only to the extent that, the outstanding shares of Class A Stock represent Votes constituting greater than 20% of the aggregate Voting Power of this Corporation immediately prior to the time of such redemption. The terms and conditions of such redemption shall be as follows, subject in any case to any other rights of a particular Alien or of this Corporation pursuant to any contract or agreement between such Alien and this Corporation:

          (a) except as provided in Section 2(f), the redemp tion price of the shares to be redeemed pursuant to this Section 2 of these GENERAL PROVISIONS RELATING TO ALL STOCK of ARTICLE SIXTH shall be equal to the Market Price of such shares on the third Business Day prior to the date notice of such redemption is given pursuant to subsection (d) of this Section 2, provided that, except as provided in clause (f), below, such redemption price as to any Alien who purchased such shares of Common Stock after November 21, 1995 and within one year prior to the Redemption Date shall not (unless otherwise determined by the Board of Directors) exceed the purchase price paid by such Alien for such shares; (b) the redemption price of such shares may be paid in cash, Redemption Securities or any combination thereof; (c) if less than all of the shares Beneficially Owned by Aliens are to be redeemed, the shares to be redeemed shall be selected in such manner as shall be determined by the Board of Directors, which may include selection first of the most recently purchased shares thereof, selection by lot or selection in any other manner determined by the Board of Directors to be equi table, provided that this Corporation shall in all cases be entitled to redeem shares of Common Stock Beneficially Owned by Aliens prior to redeeming any shares of Class A Common Stock Beneficially Owned by Aliens; (d) this Corporation shall give notice of the Redemption Date at least 30 days prior to the Redemption Date to the record holders of the shares selected to be redeemed (unless waived in writing by any such holder) by delivering a written notice by first class mail, postage pre-paid, to the holders of record of the shares selected to be redeemed, addressed to such holders at their last address as shown upon the stock transfer books of this Corporation (each such notice of redemption specifying the date fixed for redemption, the redemption price, the place or places of payment and that payment will be made upon presentation and surrender of the certificates repre senting such shares), provided that the Redemption Date may be the date on which written notice shall be given to record holders if the cash or Redemption Securities necessary to effect the redemption shall have been deposited in trust for the benefit of such record holders and subject to immediate withdrawal by them upon surrender of the stock certificates for their shares to be redeemed; (e) on the Redemption Date, unless this Corporation shall have defaulted in paying or setting aside for payment the cash or Redemption Securities payable upon such redemption, any and all rights of Aliens in respect of shares so redeemed (including without limitation any rights to vote or participate in dividends), shall cease and terminate, and from and after such Redemption Date such Aliens shall be entitled only to receive the cash or Redemption Securities payable upon redemption of the shares to be redeemed; and (f) such other terms and conditions as the Board of Directors shall determine to be equitable, provided that, if any shares of Class A Stock are redeemed pursuant to this
     Section 2 of these GENERAL PROVISIONS RELATING TO ALL STOCK of ARTICLE SIXTH, the redemption price of any such shares redeemed shall be a per share price equal to (i) in the case of Class A Common Stock the greater of (A) the Market Price of a share of Common Stock on the Redemption Date and (B) the Weighted Average Price paid by the Class A Holders for the Class A Common Stock together with a stock appreciation factor thereon (calcu lated on the basis of a 365-day year) at the rate of 3.88% through and including the Redemption Date, such stock appreciation factor to be calculated, on an annual compounding basis, from the date of purchase of such Class A Common Stock until the Redemption Date (the "Alternative Price"), and (ii) in the case of Class A Preference Stock, its Liquidation Preference, provided, that if this Corporation redeems any shares of Class A Common Stock after the third anniversary of the Invest ment Completion Date, the redemption price of any such shares redeemed shall be the Market Price of a share of Common Stock on the Redemption Date. The redemption price to be paid to the Class A Holders shall be modified in accordance with Article IX of the Stockholders' Agreement if either (i) such redemption is effected on or prior to the third anniversary of the Investment Com pletion Date, or (ii) such redemption is effected within the 120-day period described in the last sentence of Section
     2.11 of the Stockholders' Agreement (as such period may be extended pursuant thereto) following an election by this Corporation to redeem shares in accor dance with such Section.

     Any notice that is mailed as herein provided shall be conclusively presumed to have been duly given, whether or not the holder of shares to be redeemed received such notice, provided that all notices to be given to the Class A Holders shall be made and deemed delivered in accordance with Section 13 of the Class A Provisions; and failure to give such notice by mail, or any defect in such notice, to holders of shares designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares.

     3. Beneficial Ownership Inquiry. (a) This Corporation may by written notice require a Person that is a holder of record of Common Stock or Class A Stock or that this Corpo ration knows to have, or has reasonable cause to believe has, Beneficial Ownership of Common Stock or Class A Stock to certify that, to the knowledge of such Person: (i) no Common Stock or Class A Stock as to which such Person has record ownership or Beneficial Ownership is Beneficially Owned by Aliens; or
(ii) the number and class or series of shares of Common Stock or Class A Stock owned of record or Beneficially Owned by such Person that are owned of record or Beneficially Owned by Persons that are Aliens are as set forth in such certificate.

     (b) With respect to any Common Stock or Class A Stock identified by such Person in response to Section 3(a)(ii) above, this Corporation may require such Person to provide such further information as this Corporation may reasonably require in order to implement the provisions of Section 2 of these GENERAL PROVISIONS RELATING TO ALL STOCK of ARTICLE SIXTH.

     (c) For purposes of applying Section 2 of these GENERAL PROVISIONS RELATING TO ALL STOCK of ARTICLE SIXTH with respect to any Common Stock or Class A Stock, in the event of the failure of any Person to provide the certificate or other information to which this Corporation is entitled pursuant to this Section, this Corporation in its sole discretion may presume that the Common Stock or Class A Stock in question is, or is not, Beneficially Owned by Aliens. 4. Factual Determinations. The Board of Directors shall have the power and duty to construe and apply the provisions of Sections 2 and 3 of these GENERAL PROVISIONS RELATING TO ALL STOCK of ARTICLE SIXTH and, with respect to shares of Common Stock, to make all determinations necessary or desirable to implement such provisions, including but not limited to: (a) the number of shares of Common Stock that are Beneficially Owned by any Person; (b) whether a Person is an Alien; (c) the application of any other definition of these Articles of Incorporation to the given facts; and (d) any other matter relating to the applicability or effect of Section 2 of these GENERAL PROVISIONS RELATING TO ALL STOCK of ARTICLE SIXTH.

     5. Loss of Voting Rights. If (a) there is a breach by FT, DT, any Qualified Subsidiary, any Strategic Investor or any Qualified Stock Purchaser of any of the provisions of Sections 3.1(a) or 3.2(b) (as it relates to matters described in Section 3.1(a)) of the Standstill Agreement or any corresponding provision of any Qualified Subsidiary Standstill Agreement, Strategic Investor Standstill Agreement or Qualified Stock Purchaser Standstill Agreement, (b) there is a willful breach in any material respect by FT, DT, any Qualified Subsidiary, any Strategic Investor or any Qualified Stock Purchaser of any provision of
Section 3.1 (other than Section 3.1(a)) of the Standstill Agreement or any correspond ing provision of any Qualified Subsidiary Standstill Agreement, Strategic Investor Standstill Agreement or Qualified Stock Purchaser Standstill Agreement, or (c) a Government Affiliate or Related Company (each as defined in the Standstill Agreement) takes an action which if taken by FT or DT would violate Sections 3.1 or 3.2(b) (as it relates to matters other than those described in Section 3.1(a)) of the Standstill Agreement, then FT and its Qualified Subsidiaries (except in the case of a breach arising from the action of a Government Affiliate of Germany, a Related Company of DT or a Strategic Investor in a Qualified Subsidiary of DT in which FT is not an investor), DT and its Qualified Subsidiaries (except in the case of a breach arising from the action of a Government Affiliate of France, a Related Company of FT or a Strategic Investor in a Qualified Subsidiary of FT in which DT is not an investor) and each Qualified Stock Purchaser shall not be entitled to vote any of their shares of capital stock of this Corporation with respect to any matter or proposal arising from, relating to or involving, such breach or action, and no such purported vote by such Class A Holders on such matter shall be effective or shall be counted.

     6. Definitions. Certain capitalized terms used in these GENERAL PROVISIONS RELATING TO ALL STOCK without definition shall have the meanings set forth in Section 12 of the provisions of ARTICLE SIXTH entitled GENERAL PROVISIONS RELATING TO CLASS A STOCK.

     GENERAL PROVISIONS RELATING TO COMMON STOCK AND CLASS A STOCK

     1. Except as expressly set forth in ARTICLE FIFTH of these Articles of Incorporation or in the provisions of ARTICLE SIXTH entitled GENERAL PROVISIONS RELATING TO ALL STOCK and GENERAL PROVISIONS RELATING TO CLASS A STOCK, each share of Common Stock and each share of Class A Common Stock shall be entitled to one Vote, and the shares of Class A Preference Stock shall be entitled to the number of Votes equal to the number of Class A Conversion Shares or, if the Conversion Price has not yet been Fixed, the number of Class A Conversion Shares determined as if the Conversion Price had been Fixed on the Initial Issuance Date at the Minimum Price, on all matters in respect of which the holders of Common Stock are entitled to vote, and the Class A Holders and the holders of Common Stock shall vote together with the holders of all other classes or series of capital stock which have general voting power on all such matters as a single class.

     2. Dividends shall be declared and paid only out of net income or earned surplus of this Corporation.

     3. (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of this Corporation, after payment or provision for payment of the debts and other liabilities of this Corporation, including the liquidation preferences of any series of Preferred Stock and of the Class A Preference Stock, the holders of Class A Common Stock and the holders of Common Stock shall be entitled to share ratably in the remaining net assets of this Corporation. (b) The Class A Preference Stock shall rank junior to any series of Preferred Stock in the payment of dividends and the distribution of assets upon the liquidation, dissolution or winding-up of this Corporation, unless any such series of Preferred Stock is specifically made junior to or to rank on a parity with the Class A Preference Stock in the payment of dividends or the distribution of assets upon liquidation, dissolution or winding-up of this Corporation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of this Corporation, no holder of shares of Class A Preference Stock shall receive any distributions or payments with respect to such shares unless prior thereto holders of all series of Preferred Stock, which have not been specifically made junior to or to rank on a parity with the Class A Preference Stock in the distribution of assets upon liquidation, dissolution or winding-up of this Corporation, shall have received with respect to each share of such Preferred Stock the amounts to be paid with respect to such share upon the liquidation, dissolution or winding-up of this Corporation as provided in ARTICLE SIXTH of these Articles of Incorporation.

          (c) In the event of any voluntary or involuntary liquidation, dissolution or winding-up of this Corporation, (i) no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding-up) to the Class A Preference Stock, unless prior thereto the holders of shares of Class A Preference Stock shall have received with respect to all outstanding shares of Class A Preference Stock (other than Section 7(i) Preference Shares), the Adjusted Aggregate Liquidation Preference, and (ii) the
Section 7(i) Preference Shares shall, immediately prior to such liquidation, dissolution or winding-up, automatically convert (without the payment of any consideration) into that number of duly issued, fully paid and nonassessable shares of Common Stock equal to the number of shares of Common Stock purchased by the Class A Holders and converted into shares of Class A Preference Stock pursuant to Section 7(i) of the Class A Provisions, for an aggregate conversion price equal to the
Section 7(i) Aggregate Purchase Price.

          (d) Neither the merger nor consolidation of this Corporation, nor the Transfer of all or part of its assets, shall be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of this Corporation within the meaning of this clause 3.

     GENERAL PROVISIONS RELATING TO COMMON STOCK

     1. Dividends. The holders of the Common Stock shall be entitled to receive, when and if declared by the Board of Directors out of funds legally available therefor, dividends in respect of the Common Stock equivalent on a per share basis to those payable on the Class A Common Stock. Dividends on the Common Stock shall be payable on the same date fixed for the payment of the corresponding dividend on shares of Class A Common Stock and shall be in an amount per share equal to the full per share amount of any cash dividend paid on shares of Class A Common Stock, plus the full per share amount (payable in kind) of any non-cash dividend paid on shares of Class A Common Stock, provided that if this Corporation shall declare and pay any dividends on shares of Class A Common Stock payable in shares of Class A Common Stock, or in options, warrants or rights to acquire shares of Class A Common Stock, or in securities convertible into or exchangeable for shares of Class A Common Stock, then in each case, this Corporation shall declare and pay, at the same time that it declares and pays any such dividend, an equivalent dividend per share on the Common Stock payable in shares of Common Stock, or options, warrants or rights to acquire shares of Common Stock, or securities convertible into or exchangeable for shares of Common Stock.

     2. No Dilution or Impairment. No reclassification, subdivision or combination of the outstanding shares of Class A Stock shall be effected directly or indirectly (including, without limitation, any reclassification, subdivision or combination effected pursuant to a consolidation, merger or liquidation) unless at the same time the Common Stock is reclassified, subdivided or combined so that the holders of the Common Stock are entitled, in the aggregate, to Voting Power representing the same percentage of the Voting Power of this Corporation relative to the Class A Stock as was represented by the shares of Common Stock outstanding immediately prior to such reclassification, subdivision or combination, subject to the limitations, restrictions and conditions on such rights contained herein.

     GENERAL PROVISIONS RELATING TO CLASS A STOCK

     1. Rights and Privileges. (a) Except as otherwise set forth in ARTICLE FIFTH of these Articles of Incorporation, that portion of ARTICLE SIXTH entitled GENERAL PROVISIONS RELATING TO ALL STOCK, or the Class A Provisions, the holders of Class A Common Stock shall be entitled to all of the rights and privileges pertaining to the ownership of Common Stock without any limitations, prohibitions, restrictions or qualifications whatsoever, and shall be entitled to such other rights and privileges as are expressly set forth in ARTICLE FIFTH of these Articles of Incorporation, that portion of ARTICLE SIXTH entitled GENERAL PROVISIONS RELATING TO ALL STOCK or in the Class A Provisions.

     (b) Except as otherwise set forth in ARTICLE FIFTH of these Articles of Incorporation, that portion of ARTICLE SIXTH entitled GENERAL PROVISIONS RELATING TO ALL STOCK, or in the Class A Provisions, the holders of Class A Preference Stock shall be entitled to all of the rights and privileges to which Kansas law accords a separate class of preferred stock, without any limitations, prohibitions, restrictions or qualifications whatsoever, and shall be entitled to such other rights and privileges as are expressly set forth in ARTICLE FIFTH of these Articles of Incorporation, that portion of ARTICLE SIXTH entitled GENERAL PROVISIONS RELATING TO ALL STOCK or in the Class A Provisions.

     2. Dividends. (a) (i) The holders of shares of Class A Common Stock shall be entitled to receive, when and if declared by the Board of Directors out of funds legally available therefor, dividends in respect of the Class A Common Stock equivalent on a per share basis to those payable on the Common Stock. Dividends on the Class A Common Stock shall be payable on the same date fixed for the payment of the corresponding dividend on shares of Common Stock and shall be in an amount per share equal to the full per share amount of any cash dividend paid on shares of Common Stock, plus the full per share amount (payable in kind) of any non-cash dividend paid on shares of Common Stock.

     (ii) The holders of shares of Class A Preference Stock, in preference to the holders of Common Stock and of any other outstanding junior capital stock (including any series of Preferred Stock which is specifically made junior to the Class A Preference Stock in the payment of dividends), but after payment of dividends to holders of shares of all series of Preferred Stock that are not specifically made junior to or made to rank on a parity with the Class A Preference Stock in the payment of dividends, shall be entitled to receive, when and if declared by the Board of Directors out of funds legally available therefor, quarterly dividends payable in cash on the first day of January, April, July and October in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date" and each such quarter a "Dividend Payment Period"), commencing on the first Quarterly Dividend Payment Date after the Initial Issuance Date, in an amount per share (rounded to the nearest cent) equal to (x) if the Conversion Price has not yet been Fixed, (1) during the first two years following the Initial Issuance Date, the greater of (A) the Minimum Dividend Amount per share of Class A Preference Stock multiplied by 43,118,018 and divided by the number of shares of Class A Preference Stock then outstanding, and (B) the Per Share Common Dividend (as defined below) multiplied by the Dividend Factor divided by the number of shares of Class A Preference Stock then outstanding, and (2) following the second anniversary of the Initial Issuance Date, an identical amount per Dividend Payment Period resulting in an annual dividend rate equal to 12.5 basis points over the Applicable LIBOR Rate, (y) if the Conversion Price has been Fixed but the Investment Completion Date has not occurred, the aggregate per share amount of all dividends and distributions (other than Extraordinary Dividends and other dividends or distributions that result in an adjustment pursuant to the Class A Provisions and other than a dividend payable in shares of Cellular Common Stock in connection with the Cellular Spin-off if it occurs prior to the delivery of a Notice of Abandon ment)(the "Per Share Common Dividend"), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the Initial Issuance Date, in each case multiplied by a fraction, the numerator of which shall be $47.225 and the denominator of which shall be the Conversion Price at the time in effect, or (z) if the Investment Completion Date has occurred, the aggregate per share amount of all dividends (including, without limitation, all non-cash dividends except for dividends described in clause (iii), below) declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the Investment Completion Date, in each case multiplied by a fraction, the numerator of which shall be the Liquidation Preference of a share of Class A Preference Stock and the denominator of which shall be the Conversion Price at the time in effect. With respect to shares of Class A Preference Stock outstanding for less than a full Dividend Payment Period, the dividend paid with respect to such shares shall be equal to the dividend paid with respect to such entire Dividend Payment Period times a fraction the numerator of which shall be the number of days during such Dividend Payment Period that such shares were outstanding and the denominator shall be the number of days during such Dividend Payment Period.

     (iii) If this Corporation shall declare and pay any dividend on shares of Common Stock payable in shares of Common Stock, or in options, warrants or rights to acquire shares of Common Stock, or in securities convertible into or exchange able for shares of Common Stock, then in each case, this Corporation shall declare and pay, at the same time that it de clares and pays any such dividend, an equivalent dividend per share on the Class A Common Stock.

     (b) Dividends under Section 2(a)(ii) of the Class A Provisions shall begin to accrue and be cumulative on outstanding shares of Class A Preference Stock from the Initial Issuance Date. Accrued but unpaid dividends shall accumulate but shall not bear interest. Dividends paid on the shares of Class A Preference Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Class A Preference Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 30 days prior to the date fixed for the payment thereof.

     (c) Notwithstanding any other provision of this Section 2, the holders of shares of Class A Preference Stock shall not be entitled to receive shares, other equity interests of any direct or indirect Subsidiary of this Corporation or cash or other property distributed to the holders of Common Stock in connection with the Cellular Spin-off.

     3. Other Class A Preference Stock Terms. (a) (i) Except as otherwise provided in clause (iii) below, all of the outstanding shares of Class A Preference Stock shall automatically convert, without the requirement of any payment by the Class A Holders, upon the date (the "Conversion Date") that is the later of (A) the earliest of (I) 35 Trading Days after the Cellular Spin-off Date, (II) 30 days after the date on which this Corporation has delivered a notice to each Class A Holder that the Cellular Spin-off has been abandoned (a "Notice of Abandonment"), and (III) the 60th day after the fifth anniversary of the Initial Issuance Date, and (B) five Business Days after the date on which the Conversion Price becomes Fixed, into that number of validly issued, fully paid and nonassessable shares of Class A Common Stock or, if the Fundamental Rights shall have terminated as to all outstanding shares of Class A Preference Stock, Common Stock, equal to the quotient of the aggregate of the Liquidation Preference of the outstanding shares of Class A Preference Stock divided by the applicable Conversion Price specified in Section 3(b); provided that, if the Conversion Price has not been Fixed by the fifth anniversary of the Initial Issuance Date, the Class A Preference Stock shall only be convertible pursuant to Section 3(b)(v) of the Class A Provisions. In addition, shares of Class A Preference Stock shall convert, without the requirement of any payment by the Class A Holders, as otherwise provided in these Class A Provisions. To the extent any such conversion would result in the Class A Holders that are Aliens owning securities with Votes constituting in the aggregate more than 20% of the Voting Power of this Corporation outstanding at that time, such number of shares of Class A Preference Stock as may be required so that the 20% level is not exceeded shall, at the election of this Corporation, effected by delivery of a notice to each Class A Holder at least five Business Days prior to the Conversion Date, be either (a) redeemed by this Corporation within ten Business Days of the delivery of such notice in cash and/or Redemption Securities in an amount equal to the Liquidation Preference of such shares as modified to comply with the requirements of Article IX of the Stockholders' Agreement, or (b) sold by such Class A Holders in third party or open market sales (a "Requested Sale"), provided that this Corporation shall not be permitted to so redeem shares of Class A Preference Stock unless a majority of the Continuing Directors shall have first approved, at a meeting at which at least seven Continuing Directors are present, such redemption, unless a Fair Price Condition has been satisfied. In the case of any Requested Sale, the Class A Holders shall sell such Shares, as promptly as practicable following receipt of the notice referred to in the immediately preceding sentence, but in no event later than 120 days following the receipt thereof, as extended day-for-day for each day that such sales are actually delayed during such time period because (A) the Requested Sale cannot be effected due to the anti-fraud rules of the U.S. securities laws, or (B) this Corporation has delayed a proposed registration of such shares in accordance with Section 1.4 of the Registration Rights Agreement. Each Class A Holder shall, promptly upon the conclusion of such Requested Sale, deliver to this Corporation a notice stating that such Requested Sale has been concluded and indicating the total amount of consideration received therefrom (the "Total Requested Sale Proceeds"). Following receipt of such notice, this Corporation shall promptly pay (a "Requested Sale Supplementary Payment") to each Class A Holder the excess, if any, of the aggregate Liquidation Preference of such shares sold by such Class A Holder over the Total Requested Sale Proceeds (in each case as modified to comply with the requirements of Section 9.2 of the Stockholders' Agreement).

     (ii) At any time on or after the Conversion Date, any holder of a certificate or certificates representing shares of Class A Preference Stock may surrender such certificates at the principal office of this Corporation (or at any other location designated by both this Corporation and the Class A Holders), which certificate or certificates, if this Corporation shall so require, shall be duly endorsed to this Corporation or in blank, or accompanied by proper instruments of transfer to this Corporation. This Corporation shall, as soon as practicable after such deposit of a certificate or certificates evidencing shares of Class A Preference Stock and compliance with any other conditions herein contained, deliver at such office (or such other location) to the person for whose account such certificate or certificates were so surrendered, or to the nominee or nominees of such person, a certificate or certificates evidencing the number of shares of Class A Common Stock or Common Stock, as the case may be, to which such person shall be entitled as aforesaid. The conversion of the shares of Class A Preference Stock shall be deemed to have been made, for all purposes, as of the Conversion Date without regard to the date of the surrender of the certificates for shares of Class A Preference Stock, and the person or persons entitled to receive the Class A Common Stock or Common Stock, as the case may be, deliverable upon conversion of such Class A Preference Stock shall be treated for all purposes as the record holder or holders of such Class A Common Stock or Common Stock, as the case may be, on the Conversion Date.

     (iii) Notwithstanding anything to the contrary in this Section 3(a), if after the Cellular Spin-off Date shares of Class A Preference Stock that previously were not convertible because the Cellular Spin-off Date had not occurred otherwise would be converted pursuant to this Section 3(a) into Class A Common Stock or Common Stock at a Conversion Price greater than 135% of the Average Sprint Price for the 20 Trading Days ended on the tenth Business Day prior to the Conversion Date, the Class A Holders may elect, by delivery of a notice to this Corporation executed by or on behalf of all Class A Holders, at least two Business Days prior to the Conversion Date, to defer such conversion until the first Business Day following the thirtieth day after the occurrence of a period of 20 Trading Days in which the Conversion Price is less than or equal to 135% of the Average Sprint Price over such period or until the Class A Holders shall otherwise elect, by delivery of a notice to this Corporation executed by or on behalf of each Class A Holder, to convert ten Business Days after delivery of such notice the shares of Class A Preference Stock at the Conversion Price set forth in Section 3(b) without regard to this clause (iii). If the Class A Holders elect to defer conversion in accordance with this Section 3(a)(iii), the shares of Class A Preference Stock shall not be subject to conversion pursuant to Section 3(b)(v) or redemption pursuant to Section 3(c).

     (b) The Conversion Price of the Class A Preference Stock shall initially be established at the time and at the price set forth below in this Section 3(b) (such Conversion Price to be subject in each case to adjustment as provided in the Class A Provisions):

          (i) If the Average Sprint Price determined at the Initial Issuance Date is within the Sprint Price Range, the Conversion Price shall be Fixed on the Initial Issuance Date at the Target Price.

          (ii) If the Average Sprint Price determined at the Initial Issuance Date is above the Upper Threshold Sprint Price, the
     Conversion Price shall be Fixed on the Initial Issuance Date at the Maximum Price (determined by reference to such Average Sprint Price).

          (iii) If the Average Sprint Price determined at the Initial Issuance Date is below the Lower Threshold Sprint Price,

               (x) the Conversion Price shall be Fixed on the Initial Issuance Date at the Minimum Price if this Corporation has elected, by delivery of a notice to each of FT and DT at least five Business Days before the Initial Issuance Date, to establish the Conversion Price at the Minimum Price (determined by reference to such Average Sprint Price), and the Conversion Price shall be Fixed on the Initial Issuance Date at the Target Price if FT and DT have elected, by delivery at least five Business Days before the Initial Issuance Date, of a notice to this Corporation executed by each of FT and DT, to establish the Conversion Price at the Target Price, the first such notice delivered to be effective, provided that this Corporation may only deliver such a notice if a majority of the Continuing Directors shall have first approved, at a meeting at which at least seven Continuing Directors are present, Fixing the Conversion Price on the Initial Issuance Date at the Minimum Price, unless a Fair Price Condition has been satisfied;

               (y) if no timely election has been made by this Corporation or by FT and DT as contemplated by clause (x) above, and

                    (1) if, prior to the second anniversary of the
               Initial Issuance Date, the Cellular Spin-off Date has occurred and the Average Sprint Price for any period of 20 consecutive Trading Days following the Cellular Spin-off Date has been at or above the New Lower Threshold Sprint Price, the Conversion Price shall, effective on the first day following the end of such 20-day period, be Fixed at the New Target Price, provided that if the Cellular Spin-off Date shall have occurred prior to the second anniversary of the Initial Issuance Date and the Average Sprint Price during any Spin-off Trading Period is at or above the Modified Lower Threshold, the Conversion Price shall be Fixed, effective on the first day following such Spin-off Trading Period, at the New Target Price;

                    (2) if, prior to the second anniversary of the
               Initial Issuance Date, the Cellular Spin-off Date has not occurred and the Average Sprint Price for any period of 20 consecutive Trading Days has been at or above the Lower Threshold Sprint Price, the Conversion Price shall be Fixed on the day following the end of such 20-day period at the Target Price;

                    (3) at any time prior to the second anniversary of
               the Initial Issuance Date, (i) if the Cellular Spin-off Date has occurred, this Corporation or the Class A Holders, by notice delivered, in the case of this Corporation to each Class A Holder, and in the case of the Class A Holders, to this Corporation by or on behalf of each Class A Holder, the first such notice delivered to be effective, may elect to Fix the Conversion Price, effective on the date of such notice, at (A) if the Class A Holders make such election, the New Target Price or (B) if this Corporation makes such election, the Minimum Price (determined by reference to such Average Sprint Price for the 20 consecutive Trading Day period ended five days before the date of such election, provided that, if the Cellular Spin-off Date has occurred fewer than 25 Trading Days prior to the delivery of such notice, the Conversion Price shall be determined by reference to such Average Sprint Price for the 20 consecutive Trading Day period beginning on the Trading Day following the Cellular Spin-off Date and the Conversion Date shall be Fixed five days after the end of such 20-day period), provided that this Corporation may only deliver such a notice if a majority of the Continuing Directors shall have first approved, at a meeting at which at least seven Continuing Directors are present, Fixing the Conversion Price on the date of such notice at the Minimum Price, unless a Fair Price Condition has been satisfied; and (ii) if the Cellular Spin-off Date has not occurred, either this Corporation or the Class A Holders, by notice delivered, in the case of this Corporation, to each Class A Holder, and in the case of the Class A Holders, to this Corporation by or on behalf of each Class A Holder, the first such notice delivered to be effective, may elect to Fix the Conversion Price, effective on the date of such notice, at (A) if the Class A Holders make such election, the Target Price, or (B) if this Corporation makes such election, the Minimum Price (determined by reference to the Average Sprint Price for the 20 consecutive Trading Day period ended five days before the date of such election), provided that this Corporation may only deliver such a notice if a majority of the Continuing Directors shall have first approved, at a meeting at which at least seven Continuing Directors are present, Fixing the Conversion Price on the date of such notice at the Minimum Price, unless a Fair Price Condition has been satisfied;

                    (4) (A) if neither the Cellular Spin-off Date nor the
               conversion of all of the outstanding Class A Preference Stock into Class A Common Stock or Common Stock has occurred prior to the second anniversary of the Initial Issuance Date and the Conversion Price has not previously been Fixed, the Conversion Price will, automatically on such second anniversary, become Fixed at the Minimum Price, determined by reference to the Average Sprint Price for the 20 consecutive Trading Days ended five Business Days before such second anniversary; provided that, if such Average Sprint Price is then below the Second Anniversary Lower Threshold Sprint Price, this Corporation may elect to defer the Fixing of the Conversion Price, by notice delivered to each Class A Holder within such five Business Day period, so that if, at any time during the following three years, the Average Sprint Price shall be at least the Second Anniversary Lower Threshold Sprint Price (if the Cellular Spin-off Date shall not have occurred) or 93.308% of the New Lower Threshold Sprint Price (if the Cellular Spin-off Date shall have so occurred), the Conversion Price shall be Fixed at 93.308% of the Target Price (if the Cellular Spin-off Date shall not have so occurred) and 93.308% of the New Target Price (if the Cellular Spin-off Date shall have so occurred), provided that if the Cellular Spin-off Date shall have occurred prior to the fifth anniversary of the Initial Issuance Date and the Average Sprint Price during any Spin-off Trading Period is at or above the Modified New Lower Threshold, the Conversion Price shall be Fixed, effective on the day following such Spin-off Trading Period, at 93.308% of the New Target Price. At any time during such three year period, this Corporation may elect, by notice delivered to each Class A Holder, to cause the Conversion Price to be Fixed, effective on the date of such notice, at the Minimum Price (determined by reference to the Average Sprint Price for the 20 Trading Days ended five Business Days before the date of such election, provided that, if the Cellular Spin-off Date shall occur during the last 20 Trading Day period before the second anniversary of the Initial Issuance Date, all calculations to have been based upon such period under this clause (A) shall be deferred until the first 20 consecutive Trading Day Period after the Cellular Spin-off Date, on which such calculations shall be then based), provided that this Corporation may only deliver such a notice if a majority of the Continuing Directors shall have first approved, at a meeting at which at least seven Continuing Directors are present, Fixing the Conversion Price on the date of such notice at the Minimum Price, unless a Fair Price Condition has been satisfied, and FT and DT may elect by notice delivered to this Corporation by or on behalf of each Class A Holder to cause the Conversion Price to be Fixed, effective on the date of such notice, at a price equal to 93.308% of the Target Price (if the Cellular Spin-Off Date shall have not occurred) and 93.308% of the New Target Price (if the Cellular Spin-Off Date shall have occurred), the first such notice to be effective;

                    (B) if, prior to such second anniversary, the
               Cellular Spin-off Date has occurred, but the conversion of all of the outstanding shares of Class A Preference Stock has not taken place and the Conversion Price has not previously been Fixed, the Conversion Price will, automatically on such second anniversary, become Fixed at the Minimum Price, determined by reference to the Average Sprint Price for the 20 consecutive Trading Days ended five Business Days before the second anniversary of the Initial Issuance Date, provided that if such Average Sprint Price is then below 93.308% of the New Lower Threshold Sprint Price, this Corporation may elect to defer the Fixing of the Conversion Price by notice delivered to each Class A Holder within such five Business Day period so that if, at any time during the following three years, the Average Sprint Price shall be at least equal to 93.308% of the New Lower Threshold Sprint Price, the Conversion Price will be Fixed at 93.308% of the New Target Price. At any time during such three year period, this Corporation may elect by notice delivered to each Class A Holder at any time after the fifth Business Day following the end of the 20 Trading Day period starting on the first Trading Day following the Cellular Spin-off Date, to cause the Conversion Price to be Fixed, effective on the date of such notice, at the Minimum Price (determined by reference to the Average Sprint Price for the 20 Trading Days ended five Business Days before the date of such election), provided that this Corporation may only deliver such a notice if a majority of the Continuing Directors shall have first approved, at a meeting at which at least seven Continuing Directors are present, Fixing the Conversion Price on the date of such notice at the Minimum Price, unless a Fair Price Condition has been satisfied, and the Class A Holders may elect, by notice to that effect delivered to this Corporation by or on behalf of each Class A Holder, at any time to cause the Conversion Price to be Fixed effective on the date of such notice, at a price equal to 93.308% of the New Target Price, the first such notice delivered to be effective.

          (iv) If the Conversion Price has been Fixed before the Cellular Spin-off Date, effective at the Cellular Spin-off Date, the Conversion Price fixed with reference to the Maximum Price, Minimum Price or Target Price, as the case may be, automatically and without notice, will be re-fixed with reference to the New Maximum Price, New Minimum Price or New Target Price, respectively, the calculation of such New Minimum Price or such New Maximum Price to be based on the Average Sprint Price used to calculate the related Maximum Price or Minimum Price, as the case may be.

          (v) If the Conversion Price has not been Fixed by a date which is five years after the Initial Issuance Date and this Corporation shall not have redeemed all of the outstanding shares of Class A Preference Stock as required under Section 3(c), the Class A Preference Stock shall be convertible only at the election of the Class A Holders made at any time after the end of ten Business Days after the 60th day after such fifth anniversary, by notice to that effect delivered to this Corporation by or on behalf of each Class A Holder, such conversion to occur five Business Days after delivery of such notice, at a Conversion Price equal to 135% of the Average Sprint Price for the 20 Trading Days ended on the Trading Day five Trading Days prior to such conversion.

          (vi) Upon the issuance of shares of Class A Preference Stock at the Optional Shares Closing (as defined in the Investment Agreement) or as provided in Section 7(i) of the Class A Provisions or Article V or VI of the Stockholders' Agreement, the Conversion Price shall be adjusted further to be the quotient of (x) the sum of (I) the number of outstanding shares of Class A Preference Stock prior to such issuance times the Conversion Price of such shares prior to this adjustment and (II) the number of such shares received upon such issuance times the purchase price thereof, divided by (y) the total number of shares of Class A Preference Stock outstanding after such issuance.

          (vii) In addition to any other adjustments provided for in the Class A Provisions, (x) the Conversion Price and, as appropriate, the per share dollar amounts reflected in or used in calculating the Adjusted Cellular Price, the Net Cellular Acquisition Amount, the Net Cellular Indebtedness, the Average Sprint Price, the Average Cellular Price, the Lower Threshold Sprint Price, the New Lower Threshold Sprint Price, the Upper Threshold Sprint Price, the New Upper Threshold Sprint Price, the Second Anniversary Lower Threshold Sprint Price, the Target Price, the New Target Price, the Minimum Price, the New Minimum Price, the Maximum Price, the New Maximum Price, the Modified Lower Threshold, the Modified New Lower Threshold, and the Cellular Spin-off Reduction Factor shall be adjusted to reflect any stock split, subdivision, stock dividend payable in shares of Common Stock or other reclassification, consolidation or combination of this Corporation's Voting Securities or similar action or transaction undertaken after June 14, 1994, provided that no such adjustment shall be made to the Average Sprint Price, the Average Cellular Price, the Minimum Price or the New Minimum Price with respect to events described in this clause (x) which occur prior to the beginning of the measurement period with respect to such price, and provided, further, that no adjustment shall be made under this subsection (vii)(x) in respect of the Cellular Spin-off or any Spin-off. (y) the Conversion Price and, as appropriate, the per share dollar amounts reflected in or used in calculating the Lower Threshold Sprint Price, the New Lower Threshold Sprint Price, the Upper Threshold Sprint Price, the New Upper Threshold Sprint Price, the Second Anniversary Lower Threshold Sprint Price, the Target Price, the New Target Price, the Minimum Price, the New Minimum Price, the Modified Lower Threshold, the Modified New Lower Threshold, the Maximum Price and the New Maximum Price shall be adjusted to reflect any Extraordinary Dividend or Dividends and any non-cash dividend or distribution (except as described in clause (x) and except for dividends or distributions of equity securities of any Subsidiary of this Corporation pur suant to a Spin-off or the Cellular Spin-off) paid on or with respect to shares of Common Stock, or any reorganization or reclassification pursuant to which holders of Common Stock receive cash, property or (except as described in clause (x), above) securities of this Corporation, in each case occurring after June 22, 1995, as follows, provided that no such adjustment shall be made to the Minimum Price or the New Minimum Price with respect to events described in this clause (y) which occur prior to the determination of such price: (A) if such dividend, distribution or event occurs on or prior to the date the Conversion Price is Fixed, (1) the Target Price, the Maximum Price, the New Target Price, the Minimum Price, the New Minimum Price and the New Maximum Price shall be decreased dollar for dollar by the amount of cash and the Fair Market Value of all non-cash property or securities distributed with respect to a share of Common Stock (the "Per Share Distributed Value"); (2) the Lower Threshold Sprint Price and the New Lower Threshold Sprint Price shall be decreased by the Per Share Distributed Value divided by 1.35; and (3) the Upper Threshold Sprint Price and the New Upper Threshold Sprint Price shall be decreased by the Per Share Distributed Value divided by 1.25; and (B) if such dividend, distribution or event occurs after the date the Conversion Price is Fixed, the Conversion Price shall be decreased by subtracting an amount equal to the Per Share Distributed Value. (c) Unless the Class A Holders have exercised their option to defer conversion of the Class A Preference Stock pursuant to Section 3(a)(iii), each outstanding share of Class A Preference Stock shall be redeemed by this Corporation within five Business Days after the 60th day following the fifth anniversary of the Initial Issuance Date for cash at a redemption price per share equal to its Liquidation Preference (such price, the "Class A Preference Redemption Price"), such payment to be delivered to each Class A Holder no later than five Business Days after such redemption, provided that the failure to so redeem at such time shall not preclude this Corporation from so redeeming at any time thereafter.

     (d) If any time after the termination of Fundamental Rights as to all outstanding Shares of Class A Preference Stock, this Corporation shall not have declared and paid all accrued and unpaid dividends on the Class A Preference Stock as provided in Section 2 of the Class A Provisions for four consecutive Quarterly Dividend Payment Dates, then, in addition to any other voting rights provided in these Articles of Incorporation, the holders of the Class A Preference Stock shall have the exclusive right, voting separately as a class, to elect two Directors. The right of the holders of the Class A Preference Stock to elect the Class A Directors pursuant to this Section 3(d) shall continue until all such accrued and unpaid dividends shall have been paid. At such time, the terms of the Class A Directors shall terminate. At any time when the holders of the Class A Preference Stock shall have thus become entitled to elect Class A Directors, a special meeting of the Class A Holders shall be called for the purpose of electing such Class A Directors, to be held within 30 days after the right of the holders of the Class A Preference Stock to elect such Class A Directors shall arise, upon notice given in the manner provided by law or the Bylaws of this Corporation for giving notice of a special meeting of the Class A Holders (provided, however, that such a special meeting shall not be called if the annual meeting of stock holders is to convene within said 30 days). At any such special meeting or at any annual meeting at which the Class A Holders shall be entitled to elect Class A Directors, the holders of a majority of the then outstanding Class A Preference Stock present in person or by proxy shall be sufficient to constitute a quorum for the election of such directors. The persons elected by the holders of the Class A Preference Stock at any meeting in accordance with the terms of the preceding sentence shall become Class A Directors on the date of such election.

     (e) Whenever quarterly dividends or other dividends or distributions payable on the Class A Preference Stock as provided in Section 2 of the Class A Provisions are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Class A Preference Stock outstanding shall have been paid in full, this Corporation shall not: (i) declare or pay dividends or make any other distributions on any shares or stock ranking junior (either as to dividends or upon liquidation, dissolution or winding-up) to the Class A Preference Stock; (ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding-up) with the Class A Preference Stock except dividends paid ratably on the Class A Preference Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled; or (iii) redeem or purchase or otherwise acquire for consideration shares of any stock junior (either as to dividends or upon liquidation, dissolution or winding-up) to the Class A Preference Stock, provided that, notwithstanding the foregoing, this Corporation may at any time redeem, purchase or otherwise acquire shares of stock of any such class junior as to either or both dividends or upon liquidation, dissolution or winding-up, in exchange for, or out of the net cash proceeds from the substantially simultaneous sale of, other shares of stock of any class which is also junior as to either or both dividends or upon liquidation, dissolution or winding-up, as the case may be.

     (f) This Corporation shall not permit any Subsidiary of this Corporation to purchase or otherwise acquire for consideration any shares of stock of this Corporation unless this Corporation could, under Section 3(e), above, purchase or otherwise acquire such shares at such time and in such manner. 4. Special Rights to Disapprove Certain Actions. At least 40 days prior to the occurrence of a Subject Event (as defined below), this Corporation shall deliver to each Class A Holder a notice (a "Notice") of such proposed Subject Event, setting forth in reasonable detail the nature of such proposed Subject Event. This Corporation shall thereafter be entitled to effect such proposed Subject Event unless within 30 days of delivery of such Notice there shall have been a Class A Action exercising the special rights of the Class A Holders to disapprove such Subject Event, provided that the Class A Holders shall have no special right to disapprove any action (x) which this Corporation is required to take to comply with its obligations or exercise its rights under the Investment Agreement, the Stockholders' Agreement, the Standstill Agreement, the Registration Rights Agreement or the Joint Venture Agreement or any document executed pursuant to any such agreement or the Class A Provisions, or (y) taken to comply with Applicable Law or the rules of any exchange or market system on which securities of this Corporation may be traded, and provided, further, that any action to be taken by this Corporation in reliance on clause (y) of the foregoing proviso is the only action commercially reasonably available to this Corporation to effect such compliance, as certified to the Class A Holders by resolution of the Independent Directors. For purposes of these Articles, the term "Subject Event" means only the following transactions and only if such transactions are consummated within the respective time periods indicated below:

          (a) Until the second anniversary of the Initial Issuance Date or, in the case of clause (iv) below, the later of (x) the second anniversary of the Initial Issuance Date and (y) the Investment Completion Date: (i) any transaction or series of related transactions (other than Exempt Asset Divestitures or Exempt Long Distance Asset Divestitures) that results, directly or indirectly, in Transfers of assets of this Corporation or its Subsidiaries with an aggregate Fair Market Value (calculated in the case of each Transfer as at the date this Corporation or any such Subsidiary enters into a definitive agreement to effect such Transfer) of more than 20 percent of Market Capitalization (calculated (x) in the case of a single transaction as at the date this Corporation or any such Subsid iary enters into a definitive agreement to effect such Transfer and (y) in the case of a series of related transactions, as at the date this Corporation or any such Subsidiary enters into a definitive agreement to effect the last of such Transfers); (ii) any transaction or series of related transactions (including, without limitation, mergers, purchases of stock or assets, joint ventures or other acquisitions), but excluding any transaction constituting an Exempt Asset Divestiture or Exempt Long Distance Asset Divestiture, resulting, directly or indirectly, in the acquisition by this Corporation or its Subsidiaries for cash or debt securities maturing in less than one year from the date of issuance of (x) assets constituting or predominantly used in Core Businesses ("Core Business Assets") for a purchase price or, in the case of a series of related transactions, an aggregate purchase price that exceeds 20 percent of Market Capitalization (calculated as at the date this Corporation or any such Subsidiary enters into a definitive agreement to effect such transaction or, in the case of a series of related transactions, as at the date this Corporation or any such Subsidiary enters into a definitive agreement to effect the last of such related transactions) or (y) other assets for a purchase price or, in the case of a series of related transactions, for an aggregate purchase price that exceeds five percent of Market Capitalization (calculated as at the date this Corporation or any such Subsidiary enters into a definitive agreement to effect such transaction or, in the case of a series of related transactions, as at the date this Corporation or any such Subsidiary enters into a definitive agreement to effect the last of such related transactions), provided that, if any such other assets are proposed to be obtained in the course of a proposed transaction in which both Core Business Assets and other assets are to be acquired and the ratio of the fair market value of the Core Business Assets to be acquired to the fair market value of the other assets to be acquired exceeds 1.75 to 1, then the holders of the Class A Stock shall not be entitled to disapproval rights with respect to such transaction except as provided in clause (x) of this Section 4(a)(ii); (iii) issuance by this Corporation of any capital stock or debt (including, without limitation, direct or indirect issuances such as pursuant to mergers and other business combinations) with both (x) a class vote to elect one or more Directors and (y) rights with respect to dispositions of Long Distance Assets or other assets, or share issuances, which rights are in scope and duration as extensive as or more extensive than the comparable related rights granted to the Class A Holders in these Articles of Incorporation or in the Stockholders' Agreement, provided that this Section 4(a)(iii) shall not apply to the extent that (a) such rights are required by Applicable Law, (b) the holders of any series of Preferred Stock have the right, voting separately as a class, to elect a number of Directors of this Corporation upon the occurrence of a default in payment of dividends or redemption price, or (c) such rights described in clause (y) are granted in connection with borrowings and are reflected in a loan agreement, credit agree ment, trust indenture or similar agreement or instrument; (iv) declaration of any Extraordinary Dividends during any one year that, individually or in the aggregate, exceed five percent of Market Capitalization as at the Business Day immediately preceding the declaration of the last such dividend or distribution (other than in connection with transactions within the meaning of clause (e) of the definition of Exempt Asset Divestitures or clause (g) of the definition of Exempt Long Distance Asset Divestitures); or (v) any merger or other business combination in which this Corporation is not the surviving parent corporation.

          (b) Until the earliest of (i) the fifth anniversary of the Initial Issuance Date, (ii) such time as (A) legislation has been enacted repealing Section 310, (B) an FCC Order shall have been issued, or (C) outside counsel to this Corporation with a nationally recognized expertise in telecommunications regulatory matters delivers to each of FT and DT a legal opinion, addressed to each of them, in form and substance reasonably satisfactory to FT and DT, to the effect that Section 310 does not prohibit FT and DT from owning the Long Distance Assets proposed to be Transferred by this Corporation, (iii) the delivery by FT, DT, Atlas or any of their Affiliates (or a Permitted Designee (as such term is defined in the Joint Venture Agreement)) of a notice pursuant to Section 17.2(b) of the Joint Venture Agreement indicating the agreement to purchase all of the Sprint Venture Interests (as such term is defined in the Joint Venture Agreement) following an offer by this Corporation or Sprint Sub pursuant to Section 17.2(a) of the Joint Venture Agreement, and (iv) the delivery by this Corporation and/or Sprint Sub of a notice pursuant to Section 17.3(a) of the Joint Venture Agreement exer cising the put right to sell all of their Sprint Venture Interests (as such term is defined in the Joint Venture Agreement) to FT, DT and Atlas (or a Permitted Designee (as such term is defined in the Joint Venture Agreement)), a direct or indirect Transfer (other than in connection with an Exempt Long Distance Asset Divesti ture) after the Initial Issuance Date by this Corporation or its Subsidiaries of Long Distance Assets with a Fair Market Value (calculated as at the date this Corporation or any such Subsidiary enters into a definitive agreement to effect such Transfer) that, when aggregated with the Fair Market Value of all other Long Distance Assets Transferred by this Corporation or its Subsidiaries since the Initial Issuance Date (other than in Exempt Long Distance Asset Divestitures) (calculated in each case as at the date this Corporation or any such Subsidiary enters into a definitive agreement to effect each such respective Transfer) exceeds five percent of the Fair Market Value of the Long Distance Assets of this Corpo ration and its Subsidiaries, on a consolidated basis (calculated as at the date this Corporation or any such Subsidiary enters into a definitive agreement to effect the last such Transfer).

          (c) Except as otherwise provided in Section 7 of the Class A Provisions, for so long as any shares of Class A Stock are outstanding: (i) any amendment to these Articles of Incorporation, the Bylaws or the Rights Agreement that would adversely affect the rights of the Class A Holders under these Articles of Incorporation or the Bylaws; (ii) issuance by this Corporation (including, without limitation, pursuant to mergers or other business combinations) of any series or class of capital stock or debt security with Supervoting Powers; (iii) any merger or other business combination involving this Corporation that results directly or indirectly in a Change of Control, unless the surviving corporation expressly (x) assumes all of this Corporation's obligations in respect of the rights of the Class A Holders under Section 4(b) of the Class A Provisions and the provisions of Article III of the Stockholders' Agreement (except, in each case, as they may be otherwise terminated pursuant to the Class A Provisions or the Stockholders' Agreement) and all of the provisions of the Registration Rights Agreement and
     (y) agrees to be bound by any applicable Tie-Breaking Vote in accor dance with Articles 17 and 18 of the Joint Venture Agreement; (iv) any merger or other business combination involving this Corporation that does not result directly or indirectly in a Change of Control unless: (x) this Corporation survives as the parent entity; or (y) the surviving corporation expressly assumes all of this Corporation's obligations in respect of the rights of the Class A Holders granted pursuant to these Articles of Incorpo ration and the Class A Provisions and under the Bylaws, the Stockholders' Agreement and the Registration Rights Agreement; or (v) if any shares of Class A Preference Stock are outstanding, issuance by this Corporation of shares of Preferred Stock which have rights to the payment of dividends or the distribution of assets upon the liquidation, dissolution or winding up of this Corporation senior to such rights of the Class A Preference Stock. 5. Special Rights Regarding Major Issuances. At least 90 days before the consummation, directly or indirectly, by this Corporation of any Major Issuance prior to the second anniversary of the Initial Issuance Date, this Corporation shall deliver to each Class A Holder a notice of such proposed Major Issuance. This Corporation shall be entitled to effect such proposed Major Issuance (upon receipt of the requisite approval of the Board of Directors described below) unless within 75 days of the delivery of such notice there shall have been a Class A Action exercising the special rights of the Class A Holders to disapprove such Major Issuance. In addition, so long as any Class A Stock is outstanding, prior to effecting any Major Issuance:

          (a) occurring on or prior to the fifth anniversary of the Initial Issuance Date, this Corporation shall obtain the prior approval of two-thirds of the Independent Directors by resolution, certified to the Class A Holders; and

          (b) occurring after the fifth anniversary of the Initial Issuance Date, this Corporation shall obtain the prior approval of a majority of the Independent Directors. 6. Special Rights Regarding Holdings by Major Competitors of FT or DT. (a) Until the tenth anniversary of the Initial Issuance Date, at least 90 days prior to consummating any transaction or taking any other action that, directly or indirectly, would result in, or is taken for the purpose of encouraging or facilitating, a Major Competitor of FT or DT or of the Joint Venture having, or being granted by this Corporation any right, permission or approval to acquire (other than pursuant to a Strategic Merger), a Percentage Ownership Interest of ten percent or more (a "Major Competitor Transaction"), this Corporation shall provide each Class A Holder with notice of such Major Competitor Transaction in the manner set forth in Subsection (c) below and, if there is a Class A Action exercising the special rights of the Class A Holders to disapprove such Major Competitor Transaction within 75 days of the delivery of such notice, this Corporation shall not consummate such Major Competitor Transaction.

     (b) Until the tenth anniversary of the Initial Issuance Date, if a Major Competitor of FT or DT or of the Joint Venture obtains a Percentage Ownership Interest of 20 percent or more as a result, directly or indirectly, of a Strategic Merger: (i) if the Class A Holders have not made the commitment described in Article VI of the Stockholders' Agreement, this Corporation (or its successor in such Strategic Merger) shall, subject to the provisos of Sections 2.1(a)(iii) and 2.2(a) of the Standstill Agreement, nonetheless take all action necessary or advisable to lift all restrictions, contractual or otherwise, imposed by this Corporation or such successor on the ability of the Class A Holders, at any time after the Class A Common Issuance Date, to purchase shares of Common Stock or other Voting Securities from third parties sufficient to permit the Class A Holders to have a Percentage Ownership Interest equal to that of the Major Competitor of FT or DT or of the Joint Venture; and
(ii) this Corporation shall ensure that the Class A Holders have rights with regard to (w) a class vote to elect Directors, (x) class approval and disapproval rights, (y) any other special rights in respect of the business or operations of this Corporation and (z) any rights to receive special dividends, distributions or other rights from this Corporation, which are in scope and duration at least as extensive as any rights granted by this Corporation to such Major Competitor of FT or DT or of the Joint Venture (other than rights deriving solely from the number of Voting Securities owned), regardless of whether or not the Class A Holders purchase any additional Voting Securities.

     (c) Until the tenth anniversary of the Initial Issuance Date, this Corporation shall deliver to each Class A Holder notice of its intent to issue Voting Securities in a Major Competitor Transaction to any Major Competitor of FT or DT or of the Joint Venture at least 30 days prior to such issuance, such notice to contain a complete and correct description in reasonable detail of the transaction in question, including, without limitation, the purchase price for such securities, the nature of such securities, the identity of the Major Competitor of FT or DT or of the Joint Venture and the rights (contractual and other) this Corporation would grant such Major Competitor. This Corporation shall also deliver to each Class A Holder notice of any such issuance within five days after it occurs, such notice to contain a description of the transaction in question and be accompanied by complete and correct copies of all agreements, instruments and written understandings of this Corporation, its Subsidiaries and Affiliates and such Major Competitor of FT or DT or of the Joint Venture and the Subsidiaries and Affiliates of such Major Competitor executed in respect of such transaction. 7. Conversion of Shares; Termination of Fundamental Rights. (a) Failure to Maintain Ownership. If, after the Investment Completion Date, the aggregate Committed Percentage of the Class A Holders shall be below ten percent
(i) for more than 180 consecutive days or (ii) immediately following a Transfer of Class A Stock by a Class A Holder, each outstanding share of Class A Common Stock shall automatically convert (without the payment of any consideration) into one duly issued, fully paid and nonassessable share of Common Stock, or if any shares of Class A Preference Stock are out standing, the Fundamental Rights shall terminate as to all outstanding shares of Class A Preference Stock, such conversion or termination to take place on the next Business Day following the end of such 180-day period in the case of clause (i) or on the date of such Transfer in the case of clause (ii), provided that, if the aggregate Committed Percentage of the Class A Holders shall fall below ten percent for more than 180 consecutive days following the later of the Fixed Closing Date and the date of a Major Issuance as a result of the consummation of such Major Issuance, then unless all of the outstanding shares of Class A Common Stock shall have been converted earlier, or the Fundamental Rights shall have previously terminated as to all outstanding shares of Class A Preference Stock, in each case pursuant to this Section 7 of the Class A Provisions, (x) the Class A Common Stock shall not convert into Common Stock, or the Fundamental Rights shall not terminate, as the case may be, until the last to occur of (i) the third anniversary of the date of such Major Issuance, (ii) the third anniversary of the Fixed Closing Date and (iii) the Investment Completion Date, and (y) the Class A Holders shall continue to be entitled to elect Directors pursuant to ARTICLE FIFTH of these Articles of Incor poration until the last to occur of (i) the third anniversary of the date of such Major Issuance,
(ii) the third anniversary of the Fixed Closing Date, and (iii) the Investment Completion Date, but (z) after the last to occur of the expiration of 180 days following the Fixed Closing Date, 180 days following the date of such Major Issuance, and the Investment Completion Date, the Class A Holders shall no longer have their rights under Sections 4, 5, 6, 7 and 8 of the Class A Provisions, and provided, further, that such conversion shall not be considered to be an acquisition of Common Stock for purposes of Section 7(i) of the Class A Provisions.

     (b) FT/DT Joint Venture Termination; Material Breach of Investment Documents. (i) Each outstanding share of Class A Common Stock shall automatically convert (without the payment of any consideration) into one duly issued, fully paid and non assessable share of Common Stock and, if any shares of Class A Preference Stock are outstanding, the Fundamental Rights shall terminate as to all outstanding shares of Class A Preference Stock, if: (t) the Sprint Parties receive the Tie-Breaking Vote pursuant to Section 17.5 of the Joint Venture Agreement; (u) there is an FT/DT Joint Venture Termination; (v) FT or DT or any Qualified Subsidiary breaches in any material respect its obligations under Section 2.4 of the Stockholders' Agreement; (w) FT or DT or any Qualified Subsidiary breaches in any material respect its obligations under Article II (other than Section 2.4) of the Stockholders' Agreement; (x) FT, DT or any Qualified Subsidiary breaches any of the provisions of Article 2 (other than Section 2.1(b)) of the Standstill Agreement or any corresponding provision of any Qualified Subsidiary Standstill Agreement; (y) FT, DT or any Qualified Subsidiary breaches any of the provisions of Sections 3.1 or 3.2 of the Stand still Agreement or any corresponding provisions of any Qualified Subsidiary Standstill Agreement, in each case in a Control Context, or otherwise breaches Sections 3.1(a)(ii), (iii) or (iv) or
Section 3.1(g) of the Standstill Agreement or any corresponding provision of any Qualified Subsidiary Standstill Agreement; or (z) FT, DT or any Qualified Subsidiary breaches any of the provisions of Sections 3.1 (except Section 3.1(a)(ii), (iii) or (iv), or Section 3.1(g)) or 3.2 of the Standstill Agreement or any corresponding provisions of any Qualified Subsidiary Standstill Agreement, in each case other than in a Control Context; provided that, with respect to an alleged breach of the type described in clauses (v), (w), (x), (y) or (z) above, the Class A Holders alleged to have committed such breach (the "Breaching Holders") shall deliver a notice (I) except with respect to a breach of the type described in clause (y) above, in accordance with clauses (ii)(x) or
(iii)(x) below, in which case no conversion of the Class A Common Stock or termination of the Fundamental Rights as to all outstanding shares of Class A Preference Stock, as the case may be, shall take place unless such breach fails to be cured within the time provided for cure in such clause (ii) or (iii), as the case may be; (II) in accordance with clauses
(ii)(y), (iii)(y) or (iv) below, in which case no conversion of the Class A Common Stock or termination of the Fundamental Rights, as the case may be, shall take place until there is issued a final nonappealable decision or order of a court of competent jurisdiction finding that such breach has occurred and, if applicable, was not cured within the time provided for cure in clauses (ii) or (iii) below, as the case may be; or (III) admitting that such a breach has occurred, and (if applicable) cannot be cured within the time periods provided for cure in clauses (ii) or (iii) below, in which case each outstanding share of Class A Common Stock shall automatically convert (without the payment of any consideration) into one duly issued, fully paid and nonassessable share of Common Stock or the Fundamental Rights shall terminate as to all outstanding shares of Class A Preference Stock, as the case may be, in each case upon delivery of such notice; and

provided, further, that if the Breaching Holders fail to perform the actions described in clauses (I) or (II) above within the time periods provided for performing such actions in clauses (ii), (iii) or (iv) below, they shall be deemed to have taken the action described in clause
(III) above.

     (ii) For any alleged breach of the type described in clauses (w),
(x) or (z) of clause (i) above, the Breaching Holders shall have the right, within five Business Days after the date (for purposes of this clause (ii), the "Breach Notice Date") that notice of such breach is delivered to each Breaching Holder by this Corporation, to deliver to this Corpo ration a notice either: (x) committing to effect a cure as soon as practical, in which case the Breaching Holders shall effect such cure as soon as practical, but in no event later than the 20th Business Day from the Breach Notice Date (or, with respect to an alleged breach of clauses (w) or (x), if such cure cannot be effected within such time period due to the anti-fraud rules of the U.S. securities laws, such longer period as is reasonably necessary to cure such breach in a manner consistent with such rules), provided that (I) the Breaching Holders shall have no right to cure unless such breach is susceptible to cure;
(II) such cure period shall continue only for so long as each Breaching Holder shall be undertaking to effect such a cure in a diligent manner;
(III) with respect to an alleged breach of clause (i)(x) above, this Corporation shall have the right at any time after the end of such 20-day period to purchase such number of shares of Common Stock or Class A Stock, as the case may be, as is necessary to return the Class A Holders to the ownership level permitted by the Standstill Agreement or a Qualified Subsidiary Standstill Agree ment, as the case may be, at a price equal to the lower of (A) the Market Price for such shares at the time of such redemption and (B) the price paid by the Breaching Holders for such shares, provided that this Corporation may only exercise such right if a majority of the Continuing Directors shall have first approved, at a meeting at which at least seven Continuing Directors are present, such a purchase of Shares, unless a Fair Price Condition has been satisfied; and (IV) withdrawal of the action alleged to have caused such breach shall not, in and of itself, give rise to a presumption that such breach has been cured; or (y) disputing that such a breach has occurred, provided that during such time as the most recent decision or order of a court of competent jurisdiction is to the effect that such breach has occurred and was not cured within the time provided for cure in clause (x) of this clause (ii), the rights provided to the Class A Holders under Sections 4 (except 4(a)(iii) and 4(c)), 5, 6, 7 and 8 of the Class A Provisions and the right to elect members of the Board of Directors of the holders of the Class A Stock under ARTICLE FIFTH of these Articles of Incorporation shall be suspended and may not be exer cised by the Class A Holders.

     (iii) For any alleged breach of the type described in clause (i)(v) above, the Breaching Holders shall have the right, within five Business Days after the date (for purposes of this clause (iii), the "Breach Notice Date") that notice of such breach is delivered to each Breaching Holder by this Corporation, to deliver to this Corporation a notice either: (x) committing to effect a cure as soon as practical, in which case the Breaching Holders shall effect such cure as soon as practical, but in no event later than the 20th Business Day from the Breach Notice Date (or, if such cure cannot be effected within such time period due to the anti-fraud rules of the U.S. securities laws, such longer period as is reasonably necessary to cure such breach in a manner consistent with such rules), provided that (I) the Breaching Holders shall have no right to cure unless such breach is susceptible to cure; (II) such cure period shall continue only for so long as each Breaching Holder shall be undertaking to effect such a cure in a diligent manner; and (III) withdrawal of the action alleged to have caused such breach shall not, in and of itself, give rise to a presumption that such breach has been cured; or

          (y) disputing that such a breach has occurred;

     provided that, in each case, from the Breach Notice Date until the earlier to occur of the cure of such breach and the issuance of a decision or order of a court of compe tent jurisdiction finding that such breach has not oc curred or was cured within the time provided for cure in clause (x) of this clause (iii), the rights provided to the Class A Holders under Sections 4 (except 4(a)(iii) and 4(c)), 5, 6, 7 and 8 of the Class A Provisions and the right to elect members of the Board of Directors of the holders of the Class A Stock under ARTICLE FIFTH of these Articles of Incorporation shall be suspended and may not be exercised by the Class A Holders; and provided, further, that following such decision or order, such rights shall be suspended during such time as the most recent decision or order of a court of competent jurisdiction is to the effect that such breach has oc curred and was not cured within the time provided for cure in clause (x) of this clause (iii).

     (iv) For any alleged breach of the type described in clause (i)(y) above, the Breaching Holders shall have the right, within five Business Days after the date (for purposes of this clause (iv), the "Breach Notice Date") that notice of such breach is delivered to each Breaching Holder by this Corporation, to deliver to this Corporation a notice disputing that such a breach has occurred, provided that from the Breach Notice Date until the issuance of a decision or order of a court of competent jurisdiction finding that such breach has not occurred, the rights provided to the Class A Holders under Sections 4 (except 4(a)(iii) and 4(c)), 5, 6, 7 and 8 of the Class A Provisions and the right to elect members of the Board of Directors of the holders of the Class A Stock under ARTICLE FIFTH of these Articles of Incorporation shall be suspended and may not be exercised by the Class A Holders; and provided, further, that following such decision or order, such rights shall be suspended during such time as the most recent decision or order of a court of competent jurisdiction is to the effect that such breach has occurred.

     (v) For purposes of this Section 7(b), an alleged breach shall be deemed to have occurred in a Control Context if the action or actions alleged to have given rise to such breach were taken in the context of efforts by any Class A Holder or any other Person having the purpose or effect of changing or influencing the control of this Corporation. (vi) No conversion pursuant to this Section 7(b) shall be considered an acquisition for purposes of Section 7(i) of the Class A Provisions.

     (c) Failure to Purchase at Closings; Class A Preference Stock Ownership. The Fundamental Rights shall terminate as to all outstanding shares of Class A Preference Stock if (i) FT or DT or any Qualified Subsidiary which is a party to the Investment Agreement breaches its obligation to purchase shares of Common Stock or Class A Stock, as the case may be, under the Investment Agreement at an Additional Preference Stock Closing, a Supplemental Preference Stock Closing or a Deferred Common Stock Closing, as such terms are defined in the Investment Agreement, or (ii) if, prior to the Investment Completion Date, the outstanding shares of Class A Preference Stock have an aggregate liquidation value of less than $1.5 billion as a result of a Transfer of shares of Class A Preference Stock by a Class A Holder (other than a Transfer contemplated by Section 7.4(b)(i)(y) of the Stockholders' Agreement);

     (d) Corporation Joint Venture Termination. Unless the Class A Common Stock shall have been converted earlier or the Fundamental Rights shall have been terminated earlier as to all outstanding shares of Class A Preference Stock, in each case pursuant to this Section 7 of the Class A Provisions, if there is a Corporation Joint Venture Termination, each outstanding share of Class A Common Stock shall automatically convert (without the payment of any consideration) into one duly issued, fully paid and nonassessable share of Common Stock or the Fundamental Rights shall terminate as to all outstanding shares of Class A Preference Stock, as the case may be, in each case on the third anniversary of the date of such Corporation Joint Venture Termination, provided that any such conversion shall not be considered to be an acquisition of Common Stock for purposes of Section 7(i) of the Class A Provisions.

     (e) Other Joint Venture Termination. If (i) there is a sale of all the Venture Interests of the Sprint Parties or the FT/DT Parties pursuant to Section 17.2, 17.3, 17.4, 19.3, 20.6 or 20.11 of the Joint Venture
Agreement or (ii) the Joint Venture is otherwise terminated, in each case other than due to (i) an FT/DT Joint Venture Termination or (ii) a Corporation Joint Venture Termination: (x) on the date of such termination, the rights provided to the Class A Holders in Sections 4 (except Sections 4(c)(i) and 4(c)(iii)), 5 and 6 of the Class A Provisions shall terminate; and (y) unless the Class A Common Stock shall have been converted, or the Fundamental Rights shall have been terminated earlier as to all outstanding shares of Class A Preference Stock, as the case may be, in each case pursuant to this Section 7 of the Class A Provisions, each outstanding share of Class A Common Stock shall automatically convert (without the payment of any consideration) into one duly issued, fully paid and nonassessable share of Common Stock or those Fundamental Rights which have not been terminated earlier as to all outstanding shares of Class A Preference Stock pursuant to clause (x) shall terminate, as the case may be, in each case on the third anniversary of the date of such termination, provided that any such conversion shall not be considered to be an acquisition of Common Stock for purposes of Section 7(i) of the Class A Provisions.

     (f) Change of Control. If there is a Change of Control within the meaning of clause (a) of the definition of Change of Control, (i) the rights provided to the Class A Holders in ARTICLE FIFTH of these Articles of Incorporation, and Sections 4 (except Sections 4(b), 4(c)(iii) (as to rights provided under Section 4(b)) and 4(c)(iv) (as to rights provided under Section 4(b)), 5 and 6 of the Class A Provisions shall terminate upon the consummation of the transactions contemplated thereby, provided that, prior to such consummation, this Corporation shall engage in good faith negotiations with any potential acquiror of Control to provide the Class A Holders with rights equivalent to those provided in ARTICLE FIFTH of these Articles of Incorporation and (ii) all, but not less than all, of the Class A Holders shall have the right (but not the obligation) to deliver to this Corpora tion a written notice upon which delivery (x) if Class A Common Stock is then outstanding, each outstanding share of Class A Common Stock shall automatically convert (without the payment of any consideration) into one duly issued, fully paid and nonassessable share of Common Stock or (y) if Class A Preference Stock is then outstanding,
(A) if at the time of delivery of such notice the Conversion Price has been Fixed, the Transfer Restrictions shall cease to be of further force and effect, and each share of Class A Preference Stock Transferred thereafter (other than to a Qualified Subsidiary or Class A Holder) shall convert at the applicable Conversion Price (without the payment of any consideration) into that number of duly issued, fully paid and nonassessable shares of Common Stock equal to the number of related Class A Conversion Shares, or (B) if at the time of delivery of such notice the Conversion Price has not been Fixed, the Class A Holders may deliver a notice to this Corporation electing either that (x) upon delivery of such notice, the Transfer Restrictions shall cease to be of further force and effect, and each share of Class A Preference Stock Transferred thereafter (other than to a Qualified Subsidiary or Class A Holder) shall convert upon such Transfer at the Target Price (without the payment of consideration) into that number of duly issued, fully paid and nonassessable shares of Common Stock equal to the number of related Class A Conversion Shares, or (y) on the 31st day following delivery of such notice, the Transfer Restrictions cease to be of further force and effect, and each share of Class A Preference Stock Transferred thereafter (other than to a Qualified Subsidiary or Class A Holder) shall convert upon such Transfer at the Minimum Price at the date of such Transfer (without the payment of consideration) into that number of duly issued, fully paid and nonassessable shares of Common Stock equal to the number of related Class A Conversion Shares, provided that this Corporation may elect within 30 days after the delivery of notice by the Class A Holders hereunder to the effect specified in this clause (y), in lieu of releasing the Transfer Restrictions and having such Shares convert at the Minimum Price, to have this Corporation redeem each share of Class A Preference Stock for cash at a per share price equal to its Liquidation Preference on the 90th day following the delivery of such notice, provided, further, that (i) if this Corporation's notes at the date of delivery of such notice fulfill the requirements set forth in the proviso to the definition of "Corporation Eligible Notes," this Corporation may, upon delivery of a notice to each Class A Holder no fewer than ten Business Days prior to such 90th day, in lieu of redeeming the Class A Preference Stock for cash, issue to each Class A Holder a Corporation Eligible Note in an amount equal to the aggregate Liquidation Preference attributable to the shares of Class A Preference Stock held by such Class A Holder maturing at the earlier of (A) three years from the date of issuance, and (B) five years from the Initial Issuance Date, and (ii) this Corporation shall not be permitted to elect the option to redeem set forth in the first proviso unless a majority of the Continuing Directors shall have first approved, at a meeting at which at least seven Continuing Directors are present, such redemption, unless a Fair Price Condition has been satisfied. Any such conversion of Class A Stock pursuant to this clause (f) shall not be considered to be an acquisition of Common Stock for purposes of Section 7(i) of the Class A Provisions.

     (g) Unequal Ownership. (i) If the ratio (the "Ownership Ratio") of the Percentage Ownership Interest of either FT or DT to the Percentage Ownership Interest of the other exceeds the Applicable Ratio for 60 consecutive days following a notice of such event delivered by this Corporation to each of FT and DT, each share of Class A Common Stock, if any, shall automatically convert (without the payment of any consideration) into one duly issued, fully paid and nonassessable share of Common Stock or the Fundamental Rights shall terminate as to all outstanding shares of Class A Preference Stock, as the case may be, provided that any such conversion shall not be considered to be an acquisition of Common Stock for purposes of Section 7(i) of the Class A Provisions.

     (ii) For purposes of calculating the Ownership Ratio, FT and DT shall be deemed to own shares of Class A Stock owned by a Qualified Subsidiary as follows: (x) if only one of FT or DT owns, directly or indirectly, Votes in such Qualified Subsidiary, FT or DT, as the case may be, shall be deemed to own all of the shares of Class A Stock owned by such Qualified Subsid iary; and (y) if both FT and DT own, directly or indirectly, Votes in such Qualified Subsidiary, each of FT and DT shall be deemed to own its respective Applicable Percentage of the shares of Class A Stock owned by such Qualified Subsidiary. As used herein, the "Applicable Percentage" shall mean the percentage of the equity interests of such Qualified Subsidiary owned, directly or indirectly, by FT or DT, as the case may be.

     (h) Unauthorized Transfers. Unless approved by this Corporation, upon any Transfer of shares of Class A Stock (other than a Transfer to a Qualified Subsidiary, a Qualified Stock Purchaser or to FT or DT, in each case which Transfer is effected in accordance with the provisions of
Article II of the Stockholders' Agreement), (i) in the case of a Transfer of Class A Common Stock, each share of Class A Common Stock so Transferred shall automatically convert (without the payment of any consideration) into one duly issued, fully paid and nonassessable share of Common Stock as of the date of such Transfer and (ii) in the case of a Transfer of Class A Preference Stock, (x) if at the date of Transfer the Conversion Price has been Fixed, each share of Class A Preference Stock so Transferred shall automatically convert (without the payment of any consideration) into that number of duly issued, fully paid and nonassessable shares of Common Stock equal to the number of related Class A Conversion Shares, or (y) if at the date of Transfer the Conversion Price has not been Fixed, each share of Class A Preference Stock so Transferred shall automatically convert at the Target Price (without the payment of any consideration) into that number of duly issued, fully paid and nonassessable shares of Common Stock equal to the number of related Class A Conversion Shares, provided that no conversion of Class A Stock pursuant to this Section 7(h) shall be considered to be an acquisition of Common Stock for purposes of Section 7(i) of the Class A Provisions. (i) Conversion of Common Stock into Class A Stock. Unless the Fundamental Rights shall have been previously terminated as to all outstanding shares of Class A Preference Stock, (i) following the Class A Common Issuance Date and until the conversion of all of the shares of Class A Common Stock pursuant to this Section 7, each share of Common Stock acquired by a Class A Holder shall automatically convert (without the payment of any consideration) into one duly issued, fully paid and nonassessable share of Class A Common Stock at the date of such acquisition; and (ii) following the date of the Supplemental Preference Stock Closing and prior to the Class A Common Issuance Date, each share of Common Stock acquired by a Class A Holder shall automatically convert (without payment of any consideration) into that number of duly issued, fully paid and nonassessable shares of Class A Preference Stock at the date of such purchase equal to the quotient of (A) the number of shares of Class A Preference Stock outstanding immediately prior to such acquisition, divided by (B) the number of Class A Conversion Shares associated with such outstanding shares of Class A Preference Stock.

     (j) Notice of Conversion; Exchange of Stock Certificates; Effect of Conversion of all Class A Stock, etc. (i) Immediately upon the conversion of shares of Class A Stock into shares of Common Stock, or shares of Common Stock into shares of Class A Stock, as the case may be and in each case pursuant to this Section 7 (the shares of Class A Stock or shares of Common Stock so converted hereinafter referred to as the "Converted Shares"), the rights of the holders of such Converted Shares, as such, shall cease and the holders thereof shall be treated for all purposes as having become the record owners of the shares of Class A Stock or Common Stock, as the case may be, issuable upon such conversion (the "New Shares"), provided that such Persons shall be entitled to receive when paid any dividends declared on the Converted Shares as of a record date preceding the time the Converted Shares were converted (the "Conversion Time") and unpaid as of the Conversion Time. If the stock transfer books of this Corporation shall be closed at the Conversion Time, such Person or Persons shall be deemed to have become such holder or holders of record of the New Shares at the opening of business on the next succeeding day on which such stock transfer books are open.

     (ii) As promptly as practicable after the Conversion Time, upon the delivery to this Corporation of the certificates formerly representing Converted Shares, this Corporation shall deliver or cause to be deliv-ered, to or upon the written order of the record holder of such certificates, a certificate or certificates representing the number of duly issued, fully paid and nonassessable New Shares into which the Converted Shares formerly represented by such certificates have been converted in accordance with the provisions of this Section 7.

     (iii) This Corporation shall pay all United States federal, state or local documentary, stamp or similar issue or transfer taxes payable in respect of the issue or delivery of New Shares upon the conversion of Converted Shares pursuant to this Section 7, provided that this Corporation shall not be required to pay any tax which may be payable in respect of any registration of Transfer involved in the issue or delivery of New Shares in a name other than that of the registered holder of shares converted or to be converted, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to this Corporation the amount of any such tax or has established, to the satisfaction of this Corporation, that such tax has been paid.

     (iv) This Corporation shall at all times reserve and keep available, out of the aggregate of its authorized but unissued Class A Common Stock, Class A Preference Stock and Common Stock and its issued Common Stock held in its treasury, for the purpose of effecting the conversion of the Common Stock, Class A Preference Stock and Class A Common Stock contemplated hereby, the full number of shares of Common Stock then deliverable upon the conversion of all outstanding shares of Class A Stock, and the full number of shares of Class A Stock that would be deliverable upon conversion of all of the shares of Common Stock and Class A Preference Stock the Class A Holders are permitted to acquire hereunder and under the Investment Agreement, the Stockholders' Agreement and the Standstill Agreement.

     (v) Following conversion of all outstanding shares of Class A Common Stock into shares of Common Stock pursuant to this Section 7 of the Class A Provisions, this Corporation shall not, directly or indirectly, issue, or sell from the treasury, any shares of Class A Common Stock. Following conversion of all outstanding shares of Class A Preference Stock into shares of Class A Common Stock (or Common Stock, as the case may be) this Corporation shall not, directly or indirectly, issue, or sell from the treasury, any shares of Class A Preference Stock.

     (k) Class A Stock Held by Qualified Stock Purchasers. (i) If any Qualified Stock Purchaser shall become a Major Competitor of this Corporation or of the Joint Venture, on the date the writing referred to in the definition of Major Competitor in Section 12 of these Class A Provisions is delivered to each Class A Holder, each share of Class A Common Stock owned by such Qualified Stock Purchaser shall automatically convert (without the payment of any consideration) into one duly issued, fully paid and nonassessable share of Common Stock, or if shares of Class A Preference Stock are outstanding, the Fundamental Rights shall terminate as to the particular shares of Class A Preference Stock owned by such Qualified Stock Purchaser.

     (ii) Each outstanding share of Class A Common Stock owned by a Qualified Stock Purchaser shall automatically convert (without the payment of any consideration) into one duly issued, fully paid and nonassessable share of Common Stock, or if shares of Class A Preference Stock are outstanding, the Fundamental Rights shall terminate as to the particular shares of Class A Preference Stock owned by such Qualified Stock Purchaser, in each case if:

          (v) such Qualified Stock Purchaser breaches in any material respect its obligations under Section 2.4 of the Stockholders' Agreement; (w) such Qualified Stock Purchaser breaches in any material respect its obligations under Article II (other than Section 2.4) of the Stockholders' Agreement; (x) such Qualified Stock Purchaser breaches any of the provisions of Article 2 of the Qualified Stock Purchaser Standstill Agreement; (y) such Qualified Stock Purchaser breaches any of the provisions of Section 3.1 or 3.2 of the Qualified Stock Purchaser Standstill Agreement in a Control Context, or such Qualified Stock Purchaser otherwise breaches Sections 3.1(a)(ii), (iii) or (iv) or Section 3.1(g) of the Qualified Stock Purchaser Standstill Agreement; or (z) such Qualified Stock Purchaser breaches any of the provisions of Sections
     3.1 (except Section 3.1(a)(ii), (iii) or (iv), or Section 3.1(g)) or
     3.2 of the Qualified Stock Purchaser Standstill Agreement, in each case other than in a Control Context;

provided, that such Qualified Stock Purchaser shall deliver a notice (I) except with respect to a breach of the type described in clause (y) above, in accordance with clauses (iii)(x) or (iv)(x) below, in which case no conversion of the Class A Common Stock owned by such Qualified Stock Purchaser shall take place and the Fundamental Rights shall not terminate as to the particular shares of Class A Preference Stock owned by such Qualified Stock Purchaser unless such breach fails to be cured within the time provided for cure in such clause (iii) or (iv), as the case may be; (II) in accordance with clauses (iii)(y), (iv)(y) or (v) below, in which case no conversion of the Class A Common Stock owned by such Qualified Stock Purchaser shall take place and the Fundamental Rights shall not terminate as to the particular shares of Class A Preference Stock owned by such Qualified Stock Purchaser until there is issued a final nonappealable decision or order of a court of competent jurisdiction finding that such breach has occurred and, if applicable, was not cured within the time provided for cure in clauses (iii) or (iv) below, as the case may be; or (III) admitting that such a breach has occurred, and (if applicable) cannot be cured within the time periods provided for cure in clauses (iii) or (iv) below, in which case each outstanding share of Class A Common Stock owned by such Qualified Stock Purchaser shall auto matically convert (without the payment of any consid eration) into one duly issued, fully paid and nonassessable share of Common Stock upon delivery of such notice, or if shares of Class A Preference Stock are outstanding, the Fundamental Rights shall terminate as to the particular shares of Class A Preference Stock owned by such Qualified Stock Purchaser; and

provided, further, that if such Qualified Stock Purchaser fails to perform the actions described in clauses (I) or (II) above within the time periods provided for performing such actions in clauses (iii), (iv) or (v) below, it shall be deemed to have taken the action described in clause (III) above.

     (iii) For any alleged breach of the type described in clauses (w),
(x) or (z) of clause (ii) above, such Qualified Stock Purchaser shall have the right, within five Business Days after the date (for purposes of this clause (iii), the "Breach Notice Date") that notice of such breach is delivered to such Qualified Stock Purchaser by this Corporation, to deliver to this Corporation a notice either: (x) committing to effect a cure as soon as practical, in which case such Qualified Stock Purchaser shall effect such cure as soon as practical, but in no event later than the 20th Business Day from the Breach Notice Date (or, with respect to an alleged breach of clauses (w) or (x), if such cure cannot be effected within such time period due to the anti-fraud rules of the U.S. securities laws, such longer period as is reasonably necessary to cure such breach in a manner consistent with such rules), provided that
(I) such Qualified Stock Purchaser shall have no right to cure unless such breach is susceptible to cure; (II) such cure period shall continue only for so long as such Qualified Stock Purchaser shall be undertaking to effect such a cure in a diligent manner; (III) with respect to an alleged breach of clause (ii)(x) above, this Corporation shall have the right at any time after the end of such 20-day period to purchase such number of shares of Class A Stock as is necessary to return such Qualified Stock Purchaser to the ownership level permitted by the Qualified Stock Purchaser Standstill Agreement, at a price equal to the lower of (A) the Market Price for such Shares at the time of such redemption and (B) the price paid by such Qualified Stock Purchaser for such Shares, provided that this Corporation may only exercise such right if a majority of the Continuing Directors shall have first approved, at a meeting at which at least seven Continuing Directors are present, such a purchase of Shares, unless a Fair Price Condition has been satisfied; and
(IV) withdrawal of the action alleged to have caused such breach shall not, in and of itself, give rise to a presumption that such breach has been cured; or (y) disputing that such a breach has occurred, provided that during such time as the most recent decision or order of a court of competent jurisdiction is to the effect that such breach has occurred and was not cured within the time provided for cure in clause (x) of this clause (iii), the rights provided to such Qualified Stock Purchaser under Sections 4 (except 4(a)(iii) and 4(c)), 5, 6, 7 and 8 of the Class A Provisions and the right of such Qualified Stock Purchaser to elect members of the Board of Directors as a holder of the Class A Common Stock under ARTICLE FIFTH of these Articles of Incorporation shall be suspended and may not be exercised by such Qualified Stock Purchaser.

     (iv) For any alleged breach of the type described in clause (ii)(v) above, such Qualified Stock Purchaser shall have the right, within five Business Days after the date (for purposes of this clause (iv), the "Breach Notice Date") that notice of such breach is delivered to such Qualified Stock Purchaser by this Corporation, to deliver to this Corporation a notice either: (x) committing to effect a cure as soon as practical, in which case such Qualified Stock Purchaser shall effect such cure as soon as practical, but in no event later than the 20th Business Day from the Breach Notice Date (or, if such cure cannot be effected within such time period due to the anti-fraud rules of the U.S. securities laws, such longer period as is reasonably neces-sary to cure such breach in a manner consistent with such rules), provided that (I) such Qualified Stock Purchaser shall have no right to cure unless such breach is susceptible to cure; (II) such cure period shall continue only for so long as such Qualified Stock Purchaser shall be undertaking to effect such a cure in a diligent manner; and (III) withdrawal of the action alleged to have caused such breach shall not, in and of itself, give rise to a presumption that such breach has been cured; or (y) disputing that such a breach has occurred;

provided that, in each case, from the Breach Notice Date until the earlier to occur of the cure of such breach and the issuance of a decision or order of a court of competent jurisdiction finding that such breach has not occurred or was cured within the time provided for cure in clause (x) of this clause (iv), the rights provided to such Qualified Stock Purchaser under Sections 4 (except 4(a)(iii) and 4(c)), 5, 6, 7 and 8 of the Class A Provisions and the right of such Qualified Stock Purchaser to elect members of the Board of Directors as a holder of the Class A Common Stock under ARTICLE FIFTH of these Articles of Incorporation shall be suspended and may not be exercised by such Qualified Stock Purchaser; and provided, further, that following such decision or order, such rights shall be suspended during such time as the most recent decision or order of a court of competent jurisdiction is to the effect that such breach has occurred and was not cured within the time provided for cure in clause (x) of this clause (iv).

     (v) For any alleged breach of the type described in clause (ii)(y) above, such Qualified Stock Purchaser shall have the right, within five Business Days after the date (for purposes of this clause (v), the "Breach Notice Date") that notice of such breach is delivered to such Qualified Stock Purchaser by this Corporation, to deliver to this Corporation a notice disputing that such a breach has occurred, provided that from the Breach Notice Date until the issuance of a decision or order of a court of competent jurisdiction finding that such breach has not occurred, the rights provided to such Qualified Stock Purchaser under Sections 4 (except 4(a)(iii) and 4(c)), 5, 6, 7 and 8 of the Class A Provisions and the right of such Qualified Stock Purchaser to elect members of the Board of Directors as a holder of the Class A Common Stock under ARTICLE FIFTH of these Articles of Incorporation shall be suspended and may not be exercised by such Qualified Stock Purchaser and provided, further, that following such decision or order, such rights shall be suspended during such time as the most recent decision or order of a court of competent jurisdiction is to the effect that such breach has occurred.

     (vi) For purposes of this Section 7(k), an alleged breach shall be deemed to have occurred in a Control Context if the action or actions alleged to have given rise to such breach were taken in the context of efforts by such Qualified Stock Purchaser or any other Person having the purpose or effect of changing or influencing the control of this Corpora tion.

     (vii) No conversion pursuant to this Section 7(k) shall be considered an acquisition for purposes of Section 7(i) of the Class A Provisions.

     (l) Effect of Conversion or Termination of Fundamental Rights. Following the earlier of (i) conversion of all of the shares of Class A Common Stock pursuant to this Section 7 and (ii) a termination of the Fundamental Rights as to all outstanding shares of Class A Preference Stock, each share of Class A Common Stock issued by this Corporation pursuant to the Investment Agreement, the Stockholders' Agreement or these Articles of Incorporation shall automatically convert (without the payment of any consideration) into one duly issued, fully paid and nonassessable share of Common Stock and each share of Class A Preference Stock to be so issued shall automatically convert (without the payment of any consideration) into duly issued, fully paid and nonassessable shares of Common Stock based on the number of related Class A Conversion Shares, provided that such conversion shall not be considered an acquisition of Common Stock for purposes of Section 7(i) of the Class A Provisions.

     (m) Exclusionary Tender Offer. If the Board of Directors shall determine not to oppose a tender offer by a Person other than FT, DT or any of their respective Affiliates for Voting Securities of this Corporation representing not less than 35 percent of the Voting Power of this Corporation, and the terms of such tender offer do not permit the Class A Holders to sell an equal or greater percentage of their Shares as the other holders of Voting Securities of this Corporation are permitted to sell taking into account any proration, all, but not less than all, of the Class A Holders shall have the right (but not the obligation) to deliver to this Corporation a written notice requesting (x) if Class A Common Stock is then outstanding, conversion of certain shares of Class A Common Stock designated by the Class A Holders into Common Stock, upon which delivery each share of Class A Common Stock so designated in such notice shall automatically convert (without the payment of any consideration) into one duly issued, fully paid and nonassessable share of Common Stock, and (y) if Class A Preference Stock is then outstanding,
(A) if at the time of delivery of the notice the Conversion Price has been Fixed, conversion of certain shares of Class A Preference Stock designated by the Class A Holders into Common Stock, upon which delivery each share of Class A Preference Stock so designated shall convert (without the payment of any consideration) into that number of duly issued, fully paid and nonassessable shares of Common Stock equal to the number of related Class A Conversion Shares, or (B) if at the time of delivery of the notice the Conversion Price has not been Fixed, conversion at the Target Price of certain shares of Class A Preference Stock designated by the Class A Holders into Common Stock, upon which delivery each share of Class A Preference Stock so designated shall convert (without the payment of any consideration) at the Target Price into that number of duly issued, fully paid and nonassessable shares of Common Stock equal to the number of related Class A Conversion Shares, provided that (i) conversion pursuant to this clause (m) shall not be considered to be an acquisition of Common Stock for purposes of Section 7(i) of the Class A Provisions, (ii) unless the Class A Common Stock shall have otherwise been converted into Common Stock, or the Fundamental Rights shall have been terminated as to all outstanding shares of Class A Preference Stock, in each case pursuant to Section 7 of these Class A Provisions upon or prior to the consummation or abandonment of the transaction contemplated by such tender offer, immediately following the consummation of such transaction or the delivery by this Corporation to each Class A Holder of a notice that such transaction has been abandoned, each share of Common Stock, if any, held by a Class A Holder shall automatically reconvert (without the payment of any consideration) into one duly issued, fully paid and nonassessable share of Class A Common Stock (if Class A Common Stock was outstanding immediately prior to delivery of the notice) or that number of duly issued, fully paid and nonassessable shares of Class A Preference Stock on the same basis as shares of Class A Preference initially converted into Common Stock (if Class A Preference Stock was outstanding immediately prior to delivery of the notice); and (iii) only those shares of Class A Common Stock or Class A Preference Stock, as the case may be, related to shares of Common Stock that were not so reconverted shall be deemed for any purpose under these Articles, the Stockholders' Agreement, the Investment Agreement, the Standstill Agreement, the Registration Rights Agreement, or any agreement or document related thereto to have been converted into Common Stock pursuant to this Section 7(m) of the Class A Provisions, and the Class A Common Stock or Class A Preference Stock so reconverted, as the case may be, shall be deemed to have been at all times outstanding shares of Class A Common Stock or Class A Preference Stock, as the case may be.

     (n) Events under the Stockholders' Agreement. While shares of Class A Preference Stock are outstanding, but prior to the time the Conversion Price shall have been Fixed, (i) if the event described in Section 2.6(a)(iii) of the Stockholders' Agreement shall occur and not have been cured within the time period specified therein, the holders of a majority of the Class A Preference Stock may deliver a notice of election to this Corporation within 20 Business Days following the date that such cure period has lapsed (or such earlier date that this Corporation provides notice to each of FT and DT that it will not effect such cure) electing either that (x) upon delivery of such notice, the Transfer Restrictions cease to be of further force and effect, and each share of Class A Preference Stock Transferred thereafter (other than to a Qualified Subsidiary or Class A Holder) convert upon such Transfer at the Target Price (without the payment of consideration) into that number of duly issued, fully paid and nonassessable shares of Common Stock equal to the number of related Class A Conversion Shares, or (y) this Corporation redeem each share of Class A Preference Stock for cash at a per share price equal to its Liquidation Preference on the 90th day following the delivery of such notice, provided that this Corporation, if it disputes that such a breach has occurred, shall not be obligated to so redeem the Class A Stock until the earlier of the date the parties agree that a breach described in Section 2.6(a)(iii) of the Stockholders' Agreement has occurred and the date of a final, nonappealable judgment of a court of competent juris diction to the effect that such a breach has occurred (in which case the amount to be paid shall include interest at a rate equal to 12.5 basis points over the Applicable LIBOR Rate, less any dividends paid or payable on the Class A Preference Stock with respect to such period, from the 90th day following the initial court judgment until the date of payment), provided, further, that if the Class A Holders elect the redemption option provided in the preceding clause (y), this Corporation may in lieu of such redemption, by notice delivered to the Class A Holders prior to (A) if this Corporation is contesting that such a breach has occurred, the expiration of the 90th day following the initial court judgment, or (B) if this Corporation is not so contesting, the 30th day following delivery of a notice of election by the Class A Holders hereunder, elect to cause the Transfer Restric tions to cease to be of further force and effect, and each share of Class A Preference Stock Transferred thereafter (other than to a Qualified Subsidiary or Class A Holder) to convert upon such Transfer at the Minimum Price at the date of such Transfer (without payment of any consideration) into that number of duly issued, fully paid and nonassessable shares of Common Stock equal to the number of related Class A Conversion Shares, provided that this Corporation shall be deemed to have made this election unless, prior to the expiration of the time periods set forth in the preceding clauses (A) and (B), as the case may be, a majority of the Continuing Directors shall have approved, at a meeting at which at least seven Continuing Directors are present, the redemption option set forth in clause (y) above, unless a Fair Price Condition has been satisfied. (ii) if any of the events described in Section 2.6(a) of the Stockholders' Agreement (other than clause (iii) or (iv) thereof) shall occur, the holders of a majority of the Class A Preference Stock may deliver a notice of election to this Corporation electing that, upon delivery of such notice, the Transfer Restrictions cease to be of further force and effect, and each share of Class A Preference Stock Transferred thereafter (other than to a Qualified Subsidiary or Class A Holder) convert upon such Transfer at the Target Price (without the payment of consideration) into that number of duly issued, fully paid and nonassessable shares of Common Stock equal to the number of related Class A Conversion Shares.

     (o) Transfers if Not Redeemed. Each Share of Class A Preference Stock Transferred pursuant to Section 2.6(c) of the Stockholders' Agreement shall automatically convert (without the payment of any consideration) at the Minimum Price on the date of such Transfer into that number of duly issued, fully paid and nonassessable Shares of Common Stock equal to the number of related Class A Conversion Shares, provided that such conversion shall not be considered an acquisition of Common Stock for purposes of Section 7(i) of the Class A Provisions.

     (p) Events under Rights Agreement. If there shall occur a Stock Acquisition Date (as defined in the Rights Agreement) or an event described in clause (ii) of Section 3(a) of the Rights Agreement (without regard to the ten business day period (or such longer period as the Board shall determine) described therein), in each case other than due to an action on the part of any Class A Holder, the holders of a majority of the outstanding shares of Class A Preference Stock may deliver a notice of election to this Corporation electing that, immediately prior to the Distribution Date (as defined in the Rights Agreement), each share of Class A Preference Stock shall convert at the Target Price (without the payment of any consideration) into that number of duly issued, fully paid and nonassessable shares of Class A Common Stock equal to the number of related Class A Conversion Shares.

     8. Change of Control Procedures. As long as shares of Class A Stock are outstanding, but subject to Sections 7(a), (b), (f) and (k) of the Class A Provisions, if this Corpo ration, directly or indirectly, (a) determines to sell all or substantially all of the assets of this Corporation, (b) determines not to oppose a third-party tender, exchange or other purchase offer for Voting Securities with a number of Votes in excess of 35 percent of the Voting Power of this Cor poration, (c) determines to effect a merger or other business combination involving this Corporation that would result in a Person (other than any Class A Holder) holding Voting Securities of the resulting entity representing 35 percent or more of the Voting Power of such entity or (d) otherwise determines to sell Control of this Corporation, this Corporation shall conduct such transaction in accordance with reasonable procedures to be determined by the Board of Directors, and permit FT and DT to participate in that process on a basis no less favorable than that granted any other participant. 9. No Dilution or Impairment. (a) After the Class A Common Issuance Date, no reclassification, subdivision or combination of the outstanding shares of Common Stock shall be effected directly or indirectly (including without limitation any reclassification, subdivision or combination effected pursuant to a consolidation, merger or liquidation) unless at the same time the Class A Common Stock is reclassified, subdivided, combined or consolidated so that the holders of the Class A Common Stock (i) are entitled, in the aggregate, to a number of Votes representing the same percentage of the Voting Power of this Corporation relative to the Common Stock as were represented by the shares of Class A Common Stock outstanding immediately prior to such reclassification, subdivision or combination and (ii) maintain all of the rights associated with the Class A Common Stock set forth in these Articles of Incorporation, including without limitation the right to receive dividends and other distributions (including liquidating and other distributions) that are equivalent to those payable per share in respect of shares of Common Stock, subject to the limitations, restrictions and conditions on such rights contained herein.

     (b) Without limiting the generality of the foregoing, in the case of any consolidation or merger of this Corporation with or into any other entity (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of the Common Stock) or any reclassification of the Common Stock into any other form of capital stock of this Corporation, whether in whole or in part, each Class A Holder shall, after such consolidation, merger or reclassification, have the right (but not the obligation), by notice delivered to this Corporation or any successor thereto within 90 days after the consummation of such consolidation, merger or reclas sification, to (i) in the case of Class A Common Stock, convert each share of Class A Common Stock held by it into the kind and amount of shares of stock and other securities and property which such Class A Holder would have been entitled to receive upon such consolidation, merger, or reclassification if such Class A Holder had converted its shares of Class A Common Stock into Common Stock immediately prior to such merger, consolidation or reclassification or (ii) in the case of Class A Preference Stock, receive preferred or preference stock of this Corporation or the ultimate parent entity of any successor thereto with rights no less favorable to the Class A Holders than those applicable to the Class A Preference Stock (including, without limitation, the right to receive dividends and liquidating and other distributions) set forth in these Articles of Incorporation, the Bylaws, the Investment Agreement, the Stockholders' Agreement and the Registration Rights Agreement. This Corporation shall not effect, directly or indirectly, any such reclassification, subdivision or combination of outstanding shares of Common Stock unless it delivers to the Class A Holders written notice of its intent to take such action at least ten Business Days before taking such action.

     (c) The conversion ratio expressed in Section 3(c)(ii) of the portion of ARTICLE SIXTH entitled GENERAL PROVISIONS RELATING TO COMMON STOCK AND CLASS A STOCK and the Dividend Factor shall be adjusted to reflect any stock split, subdivision, stock dividend, or other reclassification, consolidation or a combination of this Corporation's Voting Securities or similar action or transaction undertaken after June 22, 1995, provided that no adjustment shall be made under this Section 9(c) in respect of the Cellular Spin-off or any Spin-off. 10. Class Voting. Except as otherwise provided in Section 2(a) of ARTICLE FIFTH or in the Class A Provisions, the Class A Holders shall not have, nor be entitled to, a class vote with respect to any matter to be voted on by the stockholders of this Corporation.

     11. Amendment of Class A Provisions and ARTICLE FIFTH. The Class A Provisions and Section 2(a)(iii) of ARTICLE FIFTH of these Articles of Incorporation may be amended in any manner which would not materially alter or change the powers, preferences or rights of the holders of shares of the Common Stock or Preferred Stock so as to affect such powers, preferences or rights adversely, by the Board of Directors of this Corporation with the affirmative vote of only the holders of at least two-thirds of the outstanding shares of Class A Stock, voting together as a single class, and without the affirmative vote of the holders of shares of the Common Stock or the Preferred Stock. Upon the retirement of shares of Class A Stock, (i) such shares shall not resume the status of authorized and unissued shares of that class, (ii) such shares shall not be reissued, and (iii) upon the execution, acknowledgment and filing of a certificate in accordance with Kan. Stat. Ann. 17-6003 and 17-6603 (or any successor provisions) stating that the reissuance of such shares is pro hibited, identifying the shares and reciting their retirement, then the filing of such certificate shall have the effect of amending these Articles of Incorporation so as to reduce accordingly the number of authorized shares of Class A Common Stock or Class A Preference Stock, as the case may be, or if such retired shares constitute all of the authorized shares of such class, then the filing of such certificate shall have the effect of amending these Articles of Incorporation automatically so as to eliminate all references to such class of stock therefrom. 12. Definitions. For purposes of ARTICLE FIFTH of these Articles of Incorporation, the provisions of ARTICLE SIXTH of these Articles of Incorporation entitled GENERAL PROVISIONS RELATING TO ALL STOCK, GENERAL PROVISIONS RELATING TO COMMON STOCK AND CLASS A STOCK, GENERAL PROVISIONS RELATING TO COMMON STOCK, and the Class A Provisions:

     "Acquisition" shall mean the acquisition by Cellular of assets (which may include the acquisition of the common equity interests in a Person) that constitute a business that, prior to such acquisition, has been operated as a company or a division or has otherwise been operated as a separate business.

     "Adjusted Aggregate Liquidation Preference" shall mean the difference between (a) the aggregate of the Liquidation Preference of the outstanding shares of Class A Preference Stock (including Section 7(i) Preference Shares whether or not converted pursuant to Section 3(c)(ii) of the Class A Provisions), minus (b) the Section 7(i) Aggregate Purchase Price.

     "Adjusted Cellular Price" shall mean, subject to adjustment as provided in the Class A Provisions, the Average Cellular Price multiplied by the Capitalization Ratio.

     "Affiliate" shall mean, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by, or is under common Control with, such Person, provided that (a) no JV Entity shall be deemed an Affiliate of any Class A Holder or this Corporation unless (i) FT, DT and Atlas own a majority of the Voting Power of such JV Entity and this Corporation does not have the Tie-Breaking Vote (as defined in Section 18.1 of the Joint Venture Agreement), or (ii) FT, DT or Atlas has the Tie-Breaking Vote; (b) FT, DT and this Corporation shall not be deemed Affiliates of each other; (c) Atlas shall be deemed an Affiliate of FT and DT; and (d) the term "Affiliate" shall not include any Governmental Authority of France or Germany or any other Person Controlled, directly or indirectly, by any such Governmental Authority except in each case for FT, DT, Atlas and any other Person directly, or indirectly through one or more intermediaries, Controlled by FT, DT or Atlas.

     "Alien" shall mean "aliens", "their representatives", "a foreign government or representatives thereof" or "any corporation organized under the laws of a foreign country" as such terms are used in Section 310(b)(4) of the Communications Act of 1934, as amended, or as hereafter may be amended, or any successor provision of law.

     "Applicable LIBOR Rate" shall mean the one-month London Interbank Offered Rate (the "Quoted Rate") listed in the "Money Rates Box" of The Wall Street Journal (New York Edition) (or any successor publication) on the day on which such interest is to begin to accrue, provided that if such day is a day on which the Quoted Rate is not listed in The Wall Street Journal (New York Edition) (or such successor publication) or The Wall Street Journal (New York Edition) (or such successor publication) is not published, the Applicable LIBOR Rate shall be the Quoted Rate on the most recent day prior to such date on which a Quoted Rate is listed in The Wall Street Journal (New York Edition) (or such successor publication).

     "Applicable Ratio" shall have the meaning set forth in Section 7.5(a) of the Stockholders' Agreement.

     "Associate" shall have the meaning ascribed to such term in Rule 12b-2 under the Exchange Act, provided that when used to indicate a relationship with FT or DT or their respective Subsidiaries or Affiliates, the term "Associate" shall mean (a) in the case of FT, any Person occupying any of the posi tions listed on Schedule A to the Stockholders' Agreement and (b) in the case of DT, any Person occupying any of the positions listed on Schedule B to the Stockholders' Agreement, provided, further, that, in each case, no Person occupying any such position described in clause (a) or (b) hereof shall be deemed an "Associate" of FT or DT, as the case may be, unless the Persons occupying all such positions described in clauses (a) and (b) hereof Beneficially Own, in the aggregate, more than 0.2% of the Voting Power of the Company.

     "Atlas" shall mean the company formed as a societe anonyme under the laws of Belgium pursuant to the Joint Venture Agreement, dated as of December 15, 1994, between FT and DT, as amended.

     "Average Cellular Price" shall mean, subject to adjustment as provided in the Class A Provisions, the average of the Closing Prices of a share of Cellular Common Stock for the 20 consecutive Trading Days on which such shares are traded "regular way" starting on the first such Trading Day after the Cellular Spin-off Date.

     "Average Price" shall mean, as to a security, the average of the Closing Prices of a security for the 20 consecutive Trading Days ending on the fifteenth Trading Day prior to the date of determination or ending on such other date specified herein.

     "Average Sprint Price" shall mean, subject to adjustment as provided in the Class A Provisions, the Average Price of a share of Common Stock at the date of determination specified herein. For purposes of this definition, if any portion of the relevant determination period occurs prior to the Cellular Spin-off and the Closing Price of Common Stock on any Trading Day during the determination period is quoted "ex" the distribution of Cellular Common Stock, the Closing Price of the Common Stock for such Trading Day will be adjusted by adding the product of the Closing Price of the Cellular Common Stock for such Trading Day multiplied by the Capitalization Ratio.

     "Beneficial Owner" (including, with its correlative meanings, "Beneficially Own" and "Beneficial Ownership"), with respect to any securities, shall mean any Person which:

          (a) has, or any of whose Affiliates or Associates has, directly or indirectly, the right to acquire (whether such right is exercisable immediately or only after the passage of time) such securities pursuant to any agreement, arrangement or understanding (whether or not in writing), including, without limitation, pursuant to the Investment Agreement and the Stockholders' Agree ment, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; (b) has, or any of whose Affiliates or Associates has, directly or indirectly, the right to vote or dispose of (whether such right is exercisable immediately or only after the passage of time) or has "beneficial ownership" of (as determined pursuant to Rule 13d-3 under the Exchange Act but including all such securities which a Person has the right to acquire beneficial ownership of whether or not such right is exercisable within the 60-day period specified therein) such securities, including pursuant to any agreement, arrangement or understanding (whether or not in writing); or (c) has, or any of whose Affiliates or Associates has, any agreement, arrangement or understanding (whether or not in writing) for the purpose of acquiring, holding, voting or disposing of any securities which are Beneficially Owned, directly or indirectly, by any other Person (or any Affiliate thereof), provided that Class A Stock and Common Stock held by one of FT or DT or its Affiliates shall not also be deemed to be Beneficially Owned by the other of FT or DT or its Affiliates.

     "Board of Directors" shall mean the board of directors of this Corporation.

     "Business Day" shall mean any day other than a day on which commercial banks in The City of New York, Paris, France, or Frankfurt am Main, Germany, are required or authorized by law to be closed.

     "Buyers" shall have the meaning set forth in the Investment
Agreement.

     "Bylaws" shall mean the Bylaws of this Corporation as amended or supplemented from time to time.

     "Capitalization Ratio" shall mean the quotient of the number of shares of Cellular Common Stock outstanding immediately following the Cellular Spin-off, divided by the number of shares of Common Stock immediately following the Cellular Spin-off.

     "Cellular" shall mean (a) until immediately prior to the Cellular Spin-off Date, the Cellular and Wireless Division, (b) immediately prior to the Cellular Spin-off Date, the direct or indirect wholly owned subsidiary of this Corporation owning the assets of the Cellular and Wireless Division, the shares of which subsidiary are to be distributed to this Corporation's stockholders in connection with the Cellular Spin-off, and (c) on and after the Cellular Spin-off Date, such company, provided that the term "Cellular" shall not include any assets retained by this Corporation after the Cellular Spin-off Date.

     "Cellular and Wireless Division" shall mean the Cellular and Wireless Communications Services Division of this Corporation.

     "Cellular Common Stock" shall mean the shares of common stock of Cellular.

     "Cellular Spin-off" shall mean the distribution by this Corporation on a pro rata basis to the holders of the Common Stock of shares of Cellular Common Stock representing all of the common equity of Cellular.

     "Cellular Spin-off Date" shall mean the date on which shares of Cellular Common Stock are distributed to the holders of Common Stock.

     "Cellular Spin-off Reduction Factor" shall mean, subject to adjustment as provided in the Class A Provisions, (a) $5.25, if the Adjusted Cellular Price is not less than $3.25 or more than $7.25, or (b) if the Adjusted Cellular Price is more than $7.25 but not more than $8.25, $5.25 plus 50% of the difference between the Adjusted Cellular Price and $7.25, or (c) if the Adjusted Cellular Price is more than $8.25, $5.75 plus the difference between the Adjusted Cellular Price and $8.25, or (d) if the Adjusted Cellular Price is less than $3.25 but not less than $2.25, $5.25 minus 50% of the difference between $3.25 and the Adjusted Cellular Price or (e) if the Adjusted Cellular Price is below $2.25, $4.75 minus the difference between $2.25 and the Adjusted Cellular Price. Notwithstanding the foregoing, (i) if the Net Cellular Indebtedness immediately after the Cellular Spin-off exceeds $2.955, each dollar amount set forth in the first sentence of this definition (other than the Adjusted Cellular Price) shall be reduced dollar-for-dollar by such excess; (ii) if $2.955 exceeds the Net Cellular Indebtedness, each such dollar amount shall be increased dollar-for-dollar by such excess; and (iii) if Cellular has effected any Acquisition and/or Disposition after June 22, 1995 and prior to the Cellular Spin-off Date, such dollar amounts shall be increased by the Net Cellular Acquisition Amount, if positive, and decreased by the absolute value of the Net Cellular Acquisition Amount, if negative.

"Change of Control" shall mean a: (a) decision by the Board of Directors to sell Control of this Corporation or not to oppose a third party tender offer for Voting Securities of this Corporation representing more than 35% of the Voting Power of this Corporation; or (b) change in the identity of a majority of the Directors due to (i) a proxy contest (or the threat to engage in a proxy contest) or the election of Directors by the holders of Preferred Stock; or (ii) any unsolicited tender, exchange or other purchase offer which has not been approved by a majority of the Independent Directors, provided that a Strategic Merger shall not be deemed to be a Change of Control and provided, further, that any transaction between this Corporation and FT and DT or otherwise involving FT and DT and any of their direct or indirect Subsidiaries which are party to a Contract therefor shall not be deemed to be a Change of Control.

     "Class A Action" shall mean action by the holders of a majority of the shares of Class A Stock taken by a vote at either a regular or special meeting of the stockholders of this Corporation or of the holders of the Class A Stock or by written consent delivered to the Secretary of this Corpora tion.

     "Class A Common Issuance Date" shall mean the date this Corporation first issues shares of Class A Common Stock.

     "Class A Common Stock" shall have the meaning set forth in ARTICLE SIXTH of these Articles of Incorporation.

     "Class A Conversion Shares" shall mean, the shares of Class A Common Stock or Common Stock into which the then outstanding shares of Class A Preference Stock (or, as the case may be, a specified number of shares of Class A Preference Stock) would, at the time of determination, be con vertible at the then applicable Conversion Price if the conditions to establishment of the Conversion Date had been met.

     "Class A Director" shall mean any Director elected by the Class A Holders pursuant to Section 2(a) of ARTICLE FIFTH of these Articles of Incorporation, appointed by Class A Directors pursuant to Section 4(b) of ARTICLE FIFTH of these Articles of Incorporation, or elected by the Class A Holders pursuant to Section 3(d) of the Class A Provisions.

     "Class A Holders" shall mean (a) the holders of the Class A Stock or the Class A Preference Stock, as the case may be, and (b) any Qualified Stock Purchaser who has executed with this Corporation a Qualified Stock Purchaser Assumption Agreement (as such term is defined in the Stockholders' Agreement), for so long as such Person holds Class A Preference Stock or Class A Common Stock.

     "Class A Preference Stock" shall have the meaning set forth in ARTICLE SIXTH of these Articles of Incorporation.

     "Class A Provisions" shall mean the portion of ARTICLE SIXTH of these Articles of Incorporation entitled GENERAL PROVISIONS RELATING TO CLASS A STOCK.

     "Class A Stock" shall mean the Class A Common Stock or, if shares of Class A Preference Stock are outstanding, the Class A Preference Stock.

     "Closing Price" shall mean, with respect to a security on any day, the last sale price, regular way, or in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on The New York Stock Exchange, Inc. or, if such security is not listed or admitted to trading on such exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the security is listed or admitted to trading or, if the security is not listed or admitted to trading on any national securities exchange, the last quoted sale price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use, or, if on any such date such security is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the security selected in good faith by the Board of Directors. If the security is not publicly held or so listed or publicly traded, "Closing Price" shall mean the Fair Market Value of such security.

     "Committed Percentage" shall mean, as to any Class A Holder, the percentage obtained by dividing the aggregate number of Votes represented or to be represented by the Voting Securities of this Corporation (a) owned of record by such Class A Holder or by its nominees; and (b) which such Class A Holder has committed to this Corporation to purchase pursuant to Articles V and VI and Sections 7.3 and 7.8 of the Stockholders Agreement and Article II of the Investment Agreement, by the sum of (i) the Voting Power of this Corporation, plus (ii) the Votes to be represented by any Voting Securities of this Corporation such Class A Holder has committed to this Corporation to purchase from this Corporation pursuant to Articles V and VI and Section 7.3 of the Stockholders' Agreement and Article II of the Investment Agreement.

     "Continuing Director" shall have the meaning set forth in the Fair Price Provisions.

     "Contract" shall mean any loan or credit agreement, note, bond, indenture, mortgage, deed of trust, lease, franchise, contract, or other agreement, obligation, instrument or binding commitment of any nature.

     "Control" shall mean, with respect to a Person or Group, any of the following:

          (a) ownership by such Person or Group of Votes entitling it to exercise in the aggregate more than 35 percent of the Voting Power of the entity in question; or (b) possession by such Person or Group of the power, directly or indirectly, (i) to elect a majority of the board of directors (or equivalent governing body) of the entity in question; or (ii) to direct or cause the direction of the management and policies of or with respect to the entity in question, whether through ownership of securities, by contract or otherwise.

     "Conversion Date" shall have the meaning set forth in Section 3(a)(i) of the Class A Provisions.

     "Conversion Price" shall have the meaning set forth in Section 3(b) of the Class A Provisions.

     "Core Businesses" shall mean all businesses in the fields of telecommunications and information technology and applications, and equipment, software applications and consumer and business services related thereto or making use of the technology thereof, including value-added consumer and business services generated through or as a result of underlying telecommunications services using all technology (voice, data and image) and physical transport, network intel ligence, and software applications, and cable television (but not including any programming or content-related activities with respect thereto).

     "Corporation Eligible Notes" shall mean notes of this Corporation, substantially in the form of "Company Eligible Notes" as provided in the Stockholders' Agreement, made payable to a Class A Holder as provided in Sections 7(f) and 7(n) of the Class A Provisions, which, in the written opinion of an investment banking firm of recognized international standing addressed to the Class A Holder and reasonably satisfactory to such Class A Holder, would sell, at the date of their issuance, at a price equal to their principal amount (taking into account the likely manner and timing of resale by such Class A Holder), provided that no note of this Corporation shall be deemed to be a Corporation Eligible Note (a) if it is to be issued at a time when this Corporation's debt instruments comparable to the notes proposed to be a Corporation Eligible Note (or such note itself) do not possess at least two of the three following ratings: Baa3 or better (or a comparable rating if the rating system is changed) by Moody's Investors Service, Inc.; BBB-or better (or a compar able rating if the rating system is changed) by Standard and Poor's Corporation; and BBB-or better (or a comparable rating if the rating system is changed) by Duff & Phelps Credit Rating Co., and (b) unless nationally-recognized counsel shall have delivered an opinion in form and substance reasonably satisfactory to each payee that such notes are enforceable obligations of this Corporation in accordance with the terms thereof.

     "Corporation Joint Venture Termination" shall mean any of the following:

          (a) the sale of Venture Interests by a Sprint Party pursuant to
     Section 20.5(a) of the Joint Venture Agreement; or (b) the receipt by the FT/DT Parties of the Tie-Breaking Vote due to a Funding Default, Material Non-Funding Default or Bankruptcy (as such terms are defined in the Joint Venture Agreement) on the part of any of the Sprint Parties.

     "Director" shall mean a member of the Board of Directors.

     "Disposition" means the disposition by Cellular of assets (which may include the disposition of common equity interests in a Person) that constitute a business that, prior to such disposition, has been operated as a company or a division or has otherwise been operated as a separate business.

     "Dividend Factor" shall mean 43,118,018, as adjusted as provided in
Section 9(c) of the Class A Provisions.

     "DT" shall mean Deutsche Telekom AG, an Aktiengesellschaft formed under the laws of Germany.

     "ESMR" shall mean any commercial mobile radio service, and the resale of such service, of the type authorized under the rules for Specialized Mobile Radio Services designated under Subpart S of Part 90 of the FCC's rules or similar Applicable Laws of any other country in effect on the date hereof, including the networking, marketing, distribution, sales, customer interface and operations functions relating thereto.

     "Europe" shall mean the current geographic area covered by the following countries and territories located on the European continent, plus, in the case of France, its territories and possessions located outside the European continent: Albania, Andorra, Austria, Belgium, Bosnia-Hercegovina, Bulgaria, Croatia, Cyprus, Czech Republic, Denmark, Estonia, Finland, France, Germany, Gibraltar, Greece, Hungary, Iceland, Ireland, Italy, Latvia, Liechtenstein, Lithuania, Luxembourg, Macedonia, Malta, Monaco, Montenegro, Netherlands, Norway, Poland, Portugal, Romania, San Marino, Serbia, Slovakia, Slovenia, Spain, Sweden, Switzerland, Turkey, Ukraine, United Kingdom, and Vatican City.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the United States Securities and Exchange Commission promulgated thereunder.

     "Exempt Asset Divestitures" shall mean, with respect to this Corporation and its Subsidiaries:

          (a) Transfers of assets, shares or other equity interests (other than Long Distance Assets) to joint ventures approved by FT and DT prior to the Initial Issuance Date; (b) Transfers of assets, shares or other equity interests (other than Long Distance Assets) to (i) any entity in exchange for equity interests in such entity if, after such transaction, this Corporation owns at least 51 percent of both the Voting Power and equity interests in such entity or (ii) any joint venture that is an operating joint venture not controlled by any of its principals and in which (x) this Corporation has the right, acting alone, to disapprove (and thereby prohibit) decisions relating to acquisitions and divestitures involving more than 20 percent of the Fair Market Value of such entity's assets, mergers, consolidations and dissolution or liquidation of such entity and the adoption of such entity's business plan, and (y) Major Competitors of the Joint Venture do not in the aggregate own more than 20% of the equity interests or Voting Power; or (c) transactions in which this Corporation exchanges one or more (i) local exchange telephone businesses for one or more such businesses or (ii) public cellular or wireless radio telecommunications service systems for one or more such systems, provided that this Corporation shall not, directly or indirectly, receive cash in any such transaction in an amount greater than 20 percent of the Fair Market Value of the property or properties Transferred by it; (d) Transfers of assets, shares or other equity interests (other than Long Distance Assets) by this Corporation to any of its Subsidiaries, or by any of its Subsidiaries to this Corporation or any other Subsidiary of this Corporation; (e) (i) any Spin-off of equity interests of a wholly-owned Subsidiary that is not a Subsidiary which, directly or indirectly, owns Long Distance Assets (for purposes of this definition, the "Spun-off Entity"), provided that, in the case of a Spin-off which is consummated following the Initial Issuance Date, the Class A Holders receive securities in the Spun-off Entity of a separate class with rights no less favorable to the Class A Holders than those applicable to the Class A Stock set forth in these Articles of Incorporation and the Bylaws, or (ii) the Cellular Spin-off, unless a Notice of Abandonment has been delivered; (f) Transfers of assets (other than Long Distance Assets) of this Corporation or any of its Subsidiaries that are primarily or exclusively used in connection with providing information technology or data processing functions or services (collectively, for purposes of this definition, the "IT Assets") to any Person that regularly provides information technology or data processing functions or services on a commercial basis, in connection with a contractual arrangement (for purposes of this definition, an "IT Service Contract") pursuant to which such Person undertakes to provide information tech nology or data processing functions or services to this Corporation or any of its Subsidiaries of substantially the same nature as the services associated with the use of such assets prior to such Transfer and upon commercially reasonable terms to this Corporation as determined in good faith by this Corporation, provided that (i) the term of such IT Service Contract shall be for a period at least as long as the weighted average useful life of such assets, or this Corporation or such Subsidiary shall have the right to cause such IT Service Contract to be renewed or extended for a period at least as long as such weighted average useful life upon commercially reasonable terms to this Corporation as determined in good faith by this Corporation, and (ii) the Transfer of such assets will not materially and adversely affect the operation of this Corporation; or (g) Transfers of assets (other than Long Distance Assets or IT Assets) of this Corporation or any of its Subsidiaries to any Person in connection with any contractual arrangement (for purposes of this definition, a "Non-IT Service Contract") pursuant to which such Person undertakes to provide services to this Corporation or any of its Subsidiaries of substantially the same nature as the services associated with the use of such assets prior to such Transfer and upon commercially reasonable terms to this Corporation as determined in good faith by this Corporation, provided, that (i) the Fair Market Value of such assets, together with the Fair Market Value of assets of this Corporation Transferred to such Person or other Persons in related transactions, do not represent more than five percent of the Fair Market Value of the assets of this Corporation, (ii) the Transfer of such assets will not materially and adversely affect the operation of this Corporation, and (iii) the term of such Non-IT Service Contract shall be for a period at least as long as the weighted average useful life of the assets so Transferred or this Corporation or such Subsidiary has the right to cause such Non-IT Ser vice Contract to be renewed or extended for a period at least as long as such weighted average useful life upon commercially reasonable terms to this Corporation as determined in good faith by this Corporation.

     "Exempt Long Distance Asset Divestitures" shall mean, with respect to this Corporation and its Subsidiaries:

          (a) Transfers of Long Distance Assets to a Qualified Joint Venture; (b) Transfers of Long Distance Assets to any entity if this Corporation and its Subsidiaries after such transaction own at least 70 percent of both the Voting Power and equity interests of such entity, provided that if a Major Competitor of FT or DT or of the Joint Venture holds equity interests in such entity, such Major Compet itor's equity interests and Votes in such entity as a percentage of the Voting Power of such entity shall not, directly or indirectly, exceed 20 percent; (c) Transfers of Long Distance Assets pursuant to an underwritten, widely-distributed public offering at the conclusion of which this Corporation and its Subsidiaries shall own at least 51 percent of both the Voting Power and equity interests in the entity that owns such Long Distance Assets; (d) Transfers in the ordinary course of business of Long Distance Assets determined by this Corporation to be unnecessary for the orderly operation of this Corporation's business, and sale-leasebacks of Long Distance Assets and similar financing transactions after which this Corporation and its Subsidiaries continue in possession and control of the Long Distance Assets involved in such transaction;
     (e) Transfers of Long Distance Assets by this Corporation to any of its Subsidiaries, or by any of its Subsidiaries to this Corporation or any other Subsidiary of this Corporation; (f) Transfers of Long Distance Assets to FT or DT or any assignee thereof pursuant to the Stockholders' Agreement; (g) any Spin-off of equity interests of a wholly-owned Subsidiary which, directly or indirectly, owns Long Distance Assets (for purposes of this definition, the "Spun-off Entity"), provided that the Class A Holders receive securities in the Spun-off Entity of a separate class with rights no less favorable to the Class A Holders than those applicable to the Class A Stock set forth in these Articles of Incorporation and the Bylaws;
     (h) Transfers of Long Distance Assets of this Corporation or any of its Subsidiaries that are primarily or exclusively used in connection with providing information technology or data processing functions or services (collectively, for purposes of this definition, the "IT Assets") to any Person that regularly provides information technology or data processing functions or services on a commercial basis, in connection with a contractual arrangement (for purposes of this definition, an "IT Service Contract") pursuant to which such Person undertakes to provide information technology or data processing functions or services to this Corporation or any of its Subsidiaries of substantially the same nature as the services associated with the use of such Long Distance Assets prior to such Transfer and upon commer cially reasonable terms to this Corporation as determined in good faith by this Corporation, provided that (i) the term of such IT Service Contract shall be for a period at least as long as the weighted average useful life of such Long Distance Assets, or this Corporation or such Subsid iary shall have the right to cause such IT Service Contract to be renewed or extended for a period at least as long as such weighted average useful life upon commercially reasonable terms to this Corporation as determined in good faith by this Corporation, and (ii) the Transfer of such Long Distance Assets will not materially and adversely affect the operation of the Long Distance Business. Any such IT Service Contract involving Transfers of Long Distance Assets, including any renewal or extension thereof, shall be deemed to be a Long Distance Asset; or (i) Transfers of Long Distance Assets (other than IT Assets) of this Corporation or any of its Subsidiaries to any Person in connection with any contractual arrangement (for purposes of this definition, a "Non-IT Service Contract") pursuant to which such Person undertakes to provide services to this Corporation or any of its Subsidiaries of substantially the same nature as the services associated with the use of such Long Distance Assets prior to such Transfer and upon commercially reasonable terms to this Corporation as determined in good faith by this Corporation, provided, that (i) the Fair Market Value of such Long Distance Assets, together with the Fair Market Value of Long Distance Assets Transferred to such Person or other Persons in related transactions, do not represent more than three percent of the Fair Market Value of the Long Distance Assets of this Corporation, (ii) the Transfer of such Long Distance Assets will not materially and adversely affect the operation of the Long Distance Business, and (iii) the term of such Non-IT Service Contract shall be for a period at least as long as the weighted average useful life of the Long Distance Assets so Transferred or this Corporation or such Subsidiary has the right to cause such Service Contract to be renewed or extended for a period at least as long as such weighted average useful life upon commercially reasonable terms to this Corporation as determined in good faith by this Corporation. Any such Non-IT Service Contract involving Transfers of Long Distance Assets, including any renewal or extension thereof, shall be deemed to be a Long Dis tance Asset.

     "Extraordinary Dividend" shall mean, with respect to capital stock of this Corporation, a cash dividend or other cash distribution, other than (a) a regular periodic dividend payable in cash; or (b) a dividend payable in accordance with the terms of the Preferred Stock or the Class A Preference Stock.

     "Fair Market Value" shall mean, with respect to any asset, shares or other property, the cash price at which a willing seller would sell and a willing buyer would buy such asset, shares or other property in an arm's-length negotiated transaction without undue time restraints, as determined in good faith by a majority of the Independent Directors as certified in a resolution delivered to all of the Class A Holders.

     "Fair Price Condition" shall have the meaning set forth in that section of ARTICLE SIXTH of these Articles of Incorporation entitled GENERAL PROVISIONS RELATING TO ALL STOCK.

     "Fair Price Provisions" shall mean ARTICLE SEVENTH of these Articles of Incorporation, and any successor provision thereto.

     "FCC" shall mean the Federal Communications Commission.

     "FCC Order" shall mean, with respect to any proposed Transfer of Long Distance Assets by this Corporation, either:

          (a) an effective written order or other final action from the FCC (either in the first instance or upon review or reconsideration) either declaring that FT and DT are not prohibited by Section 310 from owning such Long Distance Assets or stating that no such declaration is required, and as to which no Proceeding shall be pending or threatened that presents a substantial possibility of resulting in a reversal thereof; or (b) an effective written order from, or other final action taken by, the FCC pursuant to delegated authority (either in the first instance or upon review or reconsideration) either declaring that FT and DT are not prohibited by Section 310 from owning such Long Distance Assets, or stating that no such declaration is required, which order or final action shall no longer be subject to further administrative review, and as to which no Proceeding shall be pending or threatened that presents a substantial possibility of resulting in a reversal thereof;

For purposes of clause (b) of this definition, an order from, or other final action taken by, the FCC pursuant to delegated authority shall be deemed no longer subject to further administrative review: (x) if no petition for reconsideration or appli cation for review by the FCC of such order or final action has been filed within thirty days after the date of public notice of such order or final action, as such 30-day period is computed and as such date is defined in Sections 1.104 and 1.4 (or any successor provi sions), as applicable, of the FCC's rules, and the FCC has not initiated review of such order or final action on its own motion within forty days after the date of public notice of the order or final action, as such 40-day period is computed and such date is defined in Sections 1.117 and 1.4 (or any successor provisions) of the FCC's rules; or (y) if any such petition for reconsideration or application for review has been filed, or, if the FCC has initiated review of such order or final action on its own motion, the FCC has issued an effective written order or taken final action to the effect set forth in clause (a) above.

     "Fix" or "Fixed" shall mean, in relation to the Conversion Price, the initial establishment of the Conversion Price in accordance with
Section 3(b) of the Class A Provisions.

     "Fixed Closing Date" means the date of the first closing to occur under the Investment Agreement after the date on which the Conversion Price is Fixed.

     "France" shall mean the Republic of France, including French Guiana, Guadeloupe, Martinique and Reunion, and its territories and possessions.

     "FT" shall mean France Telecom, an exploitant public formed under the laws of France.

     "FT/DT Joint Venture Termination" shall mean any of the following:
(a) the sale of Venture Interests by an FT/DT Party pursuant to Section 20.5(b), 20.5(c) or 20.5(d) of the Joint Venture Agreement; or (b) the receipt by the Sprint Parties of the Tie-Breaking Vote due to a Funding Default, Material Non-Funding Default or Bankruptcy (as such terms are defined in the Joint Venture Agreement) on the part of any of the FT/DT Parties.

     "FT/DT Party" shall have the meaning set forth in the Joint Venture Agreement.

     "Fundamental Rights" means the rights of holders of Class A
Preference Stock to elect Directors and the rights of the holders of Class A Preference Stock provided in Sections 4, 5, 6 and 8 of the Class A Provisions.

     "Germany" shall mean the Federal Republic of Germany.

     "Governmental Authority" shall mean any federation, nation, state, sovereign, or government, any federal, supranational, regional, state or local political subdivision, any governmental or administrative body, instrumentality, department or agency or any court, tribunal, administrative hearing body, arbitration panel, commission or other similar dispute resolving panel or body, and any other entity exercis ing executive, legislative, judicial, regulatory or administrative functions of a government, provided that the term "Governmental Authority" shall not include FT, DT, Atlas or any of their respective Subsidiaries.

     "Group" shall mean any group within the meaning of Section 13(d)(3) of the Exchange Act.

     "Independent Director" shall mean any member of the Board of Directors who (a) is not an officer or employee of this Corporation, or any Class A Holder, or any of their respective Subsidiaries, (b) is not a former officer of this Corporation, or any Class A Holder, or any of their respective Subsidiaries, (c) does not, in addition to such person's role as a Director, act on a regular basis, either individually or as a member or representative of an organization, serving as a professional adviser, legal counsel or consultant to this Corporation, or any Class A Holder, or their respective Subsidiaries, if, in the opinion of the Nominating Committee of the Board of Directors of this Corporation (the "Nominating Committee") or the Board of Directors if a Nominating Committee is not in existence, such relationship is material to this Corporation, any Class A Holder, or the organization so represented or such person, and (d) does not represent, and is not a member of the immediate family of, a person who would not satisfy the requirements of the preceding clauses (a), (b) and (c) of this sentence. A person who has been or is a partner, officer or director of an organization that has customary commercial, industrial, banking or underwriting rela tionships with this Corporation, any Class A Holder, or any of their respective Subsidiaries, that are carried on in the ordinary course of business on an arms-length basis and who otherwise satisfies the requirements set forth in clauses (a), (b), (c) and (d) of the first sentence of this definition, may qualify as an Independent Director, unless, in the opinion of the Nominating Committee or the Board of Directors if a Nominating Committee is not in existence, such person is not independent of the management of this Corporation, or any Class A Holder, or any of their respective Subsidiaries, or the relationship would interfere with the exercise of independent judgment as a member of the Board of Directors. A person who otherwise satisfies the requirements set forth in clauses (a), (b), (c) and (d) of the first sentence of this definition and who, in addition to fulfilling the customary director's role, also provides additional services directly for the Board of Directors and is separately compensated therefor, would nonetheless qualify as an Independent Director. Notwithstanding anything to the contrary contained in this definition, each Director as of the date of the execution of the Investment Agreement who is not an executive officer of this Corporation shall be deemed to be an Inde pendent Director hereunder.

     "Initial Issuance Date" shall mean the first date that any shares of Class A Stock are issued.

     "Investment Agreement" shall mean the Investment Agreement, dated as of July 31, 1995, among FT, DT and this Corporation (and all exhibits and schedules thereto), as it may be amended or supplemented from time to time.

     "Investment Completion Date" shall mean the date of the Supplemental Preference Stock Closing (as such term is defined in the Investment Agreement) or the Class A Common Issuance Date, whichever shall first occur.

     "Investment Documents" means the Investment Agreement and the Stockholders' Agreement.

     "Joint Venture" shall mean the joint venture formed by FT, DT, this Corporation and Sprint Sub, as provided in the Joint Venture Agreement.

     "Joint Venture Agreement" shall mean the Joint Venture Agreement, dated as of June 22, 1995 among FT, DT, Sprint Sub, and this Corporation.

     "JV Entity" shall have the meaning set forth in the Joint Venture
Agreement.

     "Lien" shall mean any mortgage, pledge, security interest, adverse claim, encumbrance, lien (statutory or otherwise) or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code or similar Applicable Law of any jurisdiction) or any other type of preferential arrangement for the purpose, or having the effect, of protecting a creditor against loss or securing the payment or performance of an obligation.

     "Lien Transfer" shall mean the granting of any Lien on any Long Distance Asset, other than: (a) a lien securing purchase money indebtedness that does not have a term longer than the estimated useful life of such Long Distance Asset; (b) Liens or other comparable arrangements relating to the financing of accounts receivable; and (c) Liens securing any other indebtedness for borrowed money, provided that
(i) the amount of such indebtedness, when added to the aggregate amount of purchase money indebtedness referred to in clause (a) above, does not exceed 30% of the total book value of the Long Distance Assets as at the date of the most recently published balance sheet of this Corporation,
(ii) the indebtedness secured by such Liens is secured only by Liens on Long Distance Assets, (iii) the face amount of such indebtedness does not exceed the book value of the Long Distance Assets subject to such Liens, and (iv) such indebtedness is for a term no longer than the estimated useful life of the Long Distance Assets subject to such Liens.

     "Liquidation Preference" shall mean, at a date of determination, the quotient of (a) the sum of (i) the products of (x) each share of Class A Preference Stock (other than Section 7(i) Preference Shares or shares of Class A Preference Stock purchased from this Corporation at the Optional Shares Closing (as such term is defined in the Investment Agreement) or pursuant to Article V or VI of the Stockholders' Agreement), times (y) the liquidation value thereof for each such share, (ii) the aggregate purchase price of shares of Class A Preference Stock purchased from this Corporation at the Optional Shares Closing or pursuant to Article V or VI of the Stockholders' Agreement, and (iii) the Section 7(i) Aggregate Purchase Price, divided by (b) the number of shares of Class A Preference Stock outstanding, in each case immediately prior to the date of determination, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, on such date of determination.

     "Local Exchange Division" shall mean the Local Communications Services Division of this Corporation.

     "Long Distance Assets" shall mean: (a) the assets reflected in this Corporation's balance sheet for the year ended December 31, 1994 as included in the Long Distance Division; (b) any assets acquired by this Corporation or any of its Subsidiaries following December 31, 1994 that are reflected in this Corporation's balance sheet as included in the Long Distance Division; (c) any assets of this Corporation or any of its Subsidiaries that are not reflected in this Corporation's balance sheet for the year ended December 31, 1994 as in cluded in the Long Distance Division, which after December 31, 1994 are transferred by this Corporation or any of its Subsidiaries to, or reclassified by this Corporation or any of its Subsidiaries as part of, the Long Distance Division; (d) any assets acquired by this Corporation after December 31, 1994 that are used or held for use primarily for the benefit of the Long Distance Business; and (e) any assets referred to in clauses (a) through (c) above that are used or held for use primarily for the benefit of the Long Distance Business which are trans ferred or reclassified by this Corporation or any of its Subsidiaries outside of the Long Distance Division, but which continue to be owned by this Corporation or any of its Subsidiaries; provided that the term "Long Distance Assets" shall not include (i) any assets that are used or held for use primarily for the benefit of any Non-Long Distance Business, or (ii) any other assets reflected in this Corporation's balance sheet for the year ended December 31, 1994 as included in the Cellular and Wireless Division or the Local Exchange Division (other than as such assets in the Cellular and Wireless Division or the Local Exchange Division may be transferred or reclassified in accordance with paragraph (c) of this definition).

     "Long Distance Business" shall mean all long distance telecommunications activities and services of this Corporation and its Subsidiaries at the relevant time, including (but not limited to) all long distance transport services, switching and value-added services for voice, data, video and multimedia transmission, migration paths and intelligent overlapping architectures, provided that the term "Long Distance Business" shall not include any activities or services primarily related to any Non-Long Distance Business.

     "Long Distance Division" shall mean the Long Distance Communications Services Division of this Corporation.

     "Lower Threshold Sprint Price" shall mean $34.982 (subject to adjustment as provided in the Class A Provisions).

     "Major Competitor" shall mean (a) with respect to FT or DT, a Person that materially competes with a major portion of the telecommunications services business of FT or DT in Europe or a Person that has taken substantial steps to become such a Major Competitor and which FT or DT has reasonably concluded, in its good faith judgment, will be such a competitor in the near future in France or Germany, provided that FT and/or DT furnish in writing to this Corporation reasonable evidence of the occurrence of such steps; (b) with respect to this Corpo ration, a Person that materially competes with a major portion of the telecommunications services business of this Corporation in North America, or a Person that has taken substantial steps to become such a Major Competitor and which this Corporation has reasonably concluded, in its good faith judgment, will be such a competitor in the near future in the United States of America provided that this Corporation furnish in writing to each Class A Holder reasonable evidence of the occurrence of such steps; and (c) with respect to the Joint Venture, a Person that materially competes with a major portion of the telecommunications services business of the Joint Venture, or a Person that has taken substantial steps to become such a Major Competitor and which FT, DT or this Corporation has reasonably concluded, in its good faith judgment, will be such a competitor in the near future, provided that FT, DT or this Corporation furnish in writing to the other two of them reasonable evidence of the occurrence of such steps.

     "Major Competitor Transaction" shall have the meaning set forth in
Section 6(a) of the Class A Provisions.

     "Major Issuance" shall mean any transaction, including, but not limited to, a merger or business combination, resulting, directly or indirectly, in the issuance (or sale from treasury) in connection with such transaction of Voting Securities of this Corporation with a number of Votes equal to or greater than 30 percent of the Voting Power of this Corporation immediately prior to such issuance.

     "Market Capitalization" shall mean, with respect to this Corporation at any date, the sum of the average Market Price over the immediately preceding 20 Business Days of each share of outstanding capital stock of this Corporation, securities convertible into such capital stock and options, warrants or other rights to acquire such capital stock.

     "Market Price" shall mean with respect to a security on any date, the Closing Price of such security on the Trading Day immediately prior to such date. The Market Price shall be deemed to be equal to (a) in the case of a share of Class A Common Stock, the Market Price of a share of Common Stock; and (b) in the case of a share of Class A Preference Stock, the Liquidation Preference. The Market Price of any options, warrants, rights or other securities convertible into or exercisable for Class A Common Stock (except for the Class A Preference Stock) shall be equal to the Market Price of options, warrants, rights or other securities convertible into or exercisable for Common Stock upon the same terms and otherwise containing the same terms as such options, warrants, rights or other securities convertible into or exercisable for Class A Common Stock.

     "Maximum Price" shall mean, subject to adjustment as provided in the Class A Provisions, the lesser of (a) 125% of the Average Sprint Price for the relevant trading period provided for herein and (b) $48.704.

     "Minimum Dividend Amount" shall mean $0.25 per share per quarter.

     "Minimum Price" shall mean, subject to adjustment as provided in the Class A Provisions, 135% of the Average Sprint Price for the relevant period as provided for herein.

     "Modified Lower Threshold" shall mean, subject to adjustment as provided in the Class A Provisions, the quotient of (A) the sum of (i) the product of the Lower Threshold Sprint Price multiplied by that number of days prior to the Cellular Spin-off Date in any Spin-off Trading Period and (ii) the product of the New Lower Threshold Sprint Price multiplied by that number of days beginning on and including the Cellular Spin-off Date in such Spin-off Trading Period, divided by (B) 20.

     "Modified New Lower Threshold" shall mean, subject to adjustment as provided in the Class A Provisions, the quotient of (A) the sum of (i) the product of the Second Anniversary Lower Threshold Sprint Price multiplied by that number of days prior to the Cellular Spin-off Date in any Spin-off Trading Period and (ii) the product of 93.308% of the New Lower Threshold Sprint Price multiplied by that number of days beginning on and including the Cellular Spin-off Date in such Spin-off Trading Period, divided by (B) 20.

     "NASDAQ" means the National Association of Securities Dealers, Inc. Automated Quotations System.

     "Net Cellular Acquisition Amount" shall mean, subject to adjustment as provided in the Class A Provisions, the difference, which may be a negative number, of the aggregate Purchase Prices paid by Cellular for Acquisitions after June 22, 1995, minus the aggregate value of the Sales Prices received by Cellular in connection with Dispositions after June 22, 1995, such difference to be calculated on a per share basis using the number of outstanding shares of Common Stock immediately after the Cellular Spin-off Date.

     "Net Cellular Indebtedness" shall mean, subject to adjustment as provided in the Class A Provisions, the amount of indebtedness for borrowed money of Cellular outstanding immediately after the Cellular Spin-off Date, minus the amount of Cellular's cash at such time, such amount to be calculated on a per share basis using the number of outstanding shares of Common Stock immediately after the Cellular Spin-off Date.

     "New Lower Threshold Sprint Price" shall mean, subject to adjustment as provided in the Class A Provisions, the Lower Threshold Sprint Price minus .9630 times the Cellular Spin-off Reduction Factor.

     "New Maximum Price" shall mean, subject to adjustment as provided in the Class A Provisions, (a) if the Cellular Spin-off Date occurs prior to the First Closing for the relevant period specified herein, the lesser of (i) 125% of the Average Sprint Price for the relevant period specified herein and (ii) $48.704 minus 125% of the Cellular Spin-off Reduction Factor and (b) if the Cellular Spin-off Date occurs after the First Closing, the Maximum Price minus the product of (i) the lesser of (x)
1.25 and (y) the quotient of $48.704 divided by the Average Sprint Price used in calculating such Maximum Price, multiplied by (ii) the Cellular Spin-off Reduction Factor.

     "New Minimum Price" shall mean, subject to adjustment as provided in the Class A Provisions, the Minimum Price minus 135% of the Cellular Spin-off Reduction Factor.

     "New Target Price" shall mean, subject to adjustment as provided in the Class A Provisions, the Target Price minus 130% of the Cellular Spin-off Reduction Factor, provided that, if the Cellular Spin-off Date does not occur prior to the Initial Issuance Date and the Average Sprint Price determined at the Initial Issuance Date is within the Sprint Price Range, the New Target Price shall be the Target Price minus the product of (a) the quotient of $47.225 divided by such Average Sprint Price, multiplied by (b) the Cellular Spin-off Reduction Factor.

     "New Upper Threshold Sprint Price" shall mean, subject to adjustment as provided in the Class A Provisions, the Upper Threshold Sprint Price minus 1.04 times the Cellular Spin-off Reduction Factor.

     "Non-Long Distance Business" shall mean (a) the ownership of any equity or other interests in the Joint Venture or any of the JV Entities; the enforcement or performance of any of the rights or obligations of this Corporation or any Subsid iary of this Corporation pursuant to the Joint Venture Agreement; or any activities or services of the Joint Venture or any of the JV Entities; (b) the Triple Play Activities; (c) any activities or services primarily related to the provi sion of subscriber connections to a local exchange or switch providing access to the public switched telephone network; (d) any activities or services primarily related to the provision of exchange access services for the purpose of originating or terminating long distance telecommunications services; (e) any activities or services primarily related to the resale by the Local Exchange Division of long distance telecommunications services of this Corporation or other carriers; (f) any activities or services primarily related to the provision of inter-LATA long distance telecommunications services that are incidental to the local exchange services business of the Local Exchange Division; (g) any activities or services primarily related to the provision of intra-LATA long distance telecommunications services; (h) any activities or services (whether local, intra-LATA or inter-LATA) primarily related to the provision of cellular, PCS, ESMR or paging services, mobile telecommunications services or any other voice, data or voice/data wireless services, whether fixed or mobile, or related to telecommunications services provided through communications satellite systems (whether low, medium or high orbit systems); and (i) the use of the "Sprint" brand name or any other brand names, trade names or trademarks owned or licensed by this Corporation or any of its Subsidiaries.

     "North America" shall mean the current geographic area covered by the following countries: Canada, the United States of Mexico and the United States of America.

     "Notice of Abandonment" shall have the meaning set forth in Section 3(a)(i) of the Class A Provisions, provided that if the Cellular Spin-off Date does not occur on or prior to the fifth anniversary of the Initial Issuance Date, the Company shall be conclusively deemed to have delivered a Notice of Abandonment on such fifth anniversary.

     "PCS" shall mean a radio communications system of the type authorized under the rules for broadband personal communications services designated as Subpart E of Part 24 of the FCC's rules or similar
Applicable Laws of any other country, including the network, marketing, distribution, sales, customer interface and operations functions relating thereto.

     "Percentage Ownership Interest" shall mean, with respect to any Person, that percentage of the Voting Power of this Corporation represented by Votes associated with the Voting Securities of this Corporation owned of record by such Person or by its nominees.

     "Per Share Common Dividend" shall have the meaning set forth in
Section 2(a)(ii) of the Class A Provisions.

     "Per Share Distributed Value" shall have the meaning set forth in
Section 3(b)(vii) of the Class A Provisions.

     "Person" shall mean an individual, a partnership, an association, a joint venture, a corporation, a business, a trust, any entity organized or existing under Applicable Law, an unincorporated organization or any Governmental Authority.

     "Preferred Stock" shall have the meaning set forth in ARTICLE SIXTH of these Articles of Incorporation.

     "Preferred Stock Director" shall have the meaning set forth in ARTICLE FIFTH of these Articles of Incorporation.

     "Proceeding" shall mean any action, litigation, suit, proceeding or formal investigation or review of any nature, civil, criminal, regulatory or otherwise, before any Govern mental Authority.

     "Purchase Price" shall mean, as to Acquisitions by Cellular, the amount paid in cash plus the Fair Market Value of non-cash consideration paid to effect such Acquisition, provided that indebtedness assumed by Cellular shall not be included in the Purchase Price paid in respect of any Acquisition to the extent that it is included in Net Cellular Indebtedness.

     "Qualified Joint Venture" shall have the meaning set forth in
Article I of the Investment Agreement.

     "Qualified Stock Purchaser" shall mean a Person that (a) FT and DT reasonably believe has the legal and financial ability to purchase shares of Class A Stock from this Corporation in accordance with Article VI of the Stockholders' Agreement and (b) would not be a Major Competitor of this Corporation or of the Joint Venture immediately following such purchase.

     "Qualified Stock Purchaser Standstill Agreement" shall have the meaning set forth in the Standstill Agreement.

     "Qualified Subsidiary" shall have the meaning set forth in the Investment Agreement.

     "Qualified Subsidiary Standstill Agreement" shall have the meaning set forth in the Investment Agreement.

     "Redemption Date" shall mean the date fixed by the Board of Directors for the redemption of any shares of capital stock of this Corporation pursuant to Section 2 of the provisions of ARTICLE SIXTH of these Articles of Incorporation entitled GENERAL PROVISIONS RELATING TO ALL STOCK.

     "Redemption Securities" shall mean any debt or equity securities of this Corporation, any of its Subsidiaries, or any combination thereof having such terms and conditions as shall be approved by the Board of Directors and which, together with any cash to be paid as part of the redemption price pursuant to subsection (b) of Section 2 of the provisions of ARTICLE SIXTH of these Articles of Incorporation entitled GENERAL PROVISIONS RELATING TO ALL STOCK or Section 3(a)(i) of the Class A Provisions, in the opinion of an investment banking firm of recognized national standing selected by the Board of Directors (which may be a firm which provides other investment banking, brokerage or other services to this Corporation), have a Market Price, at the time notice of redemption is given pursuant to subsection (d) of Section 2 of the provisions of ARTICLE SIXTH of these Articles of Incorporation entitled GENERAL PROVISIONS RELATING TO ALL STOCK of Section 3(a)(i) of the Class A Provisions, at least equal to the redemption price required to be paid by subsection (a) of such Section 2 or Section 3(a)(i) of the Class A Provisions.

     "Registration Rights Agreement" shall mean the Registration Rights Agreement, dated the Initial Issuance Date, among FT, DT and this
Corporation, as it may be amended or supplemented from time to time.

     "Requested Sale" shall have the meaning set forth in Section 3(a)(i) of the Class A Provisions.

     "Rights Agreement" shall mean the Rights Agreement, dated as of August 8, 1989, between this Corporation and UMB Bank, n.a., as amended on June 4, 1992 and as of July 31, 1995, and as it may be amended or supplemented from time to time.

     "Sales Price" shall mean, as to any Disposition by Cellular, the amount received in cash plus the Fair Market Value of non-cash consideration received to effect such Disposition, provided that any indebtedness assumed or retained by Cellular shall not be deducted from the Sales Price to the extent that it is included in Net Cellular Indebtedness.

     "Second Anniversary Lower Threshold Sprint Price" shall mean, subject to adjustment as provided in the Class A Provisions, $32.641.

     "Section 310" shall have the meaning set forth in Section 2(a) of ARTICLE FIFTH of these Articles of Incorporation.

     "Section 7(i) Aggregate Purchase Price" means the aggregate purchase price paid for shares of Common Stock purchased by the Class A Holders which are converted into Class A Preference Stock pursuant to Section 7(i) of the Class A Provisions.

     "Section 7(i) Preference Shares" shall mean shares of Class A Preference Stock acquired by the Class A Holders upon conversion of shares of Common Stock pursuant to Section 7(i) of the Class A
Provisions.

     "Shares" shall mean (a) shares of Class A Stock, Common Stock or any other Voting Securities of this Corporation, (b) securities of this Corporation convertible into Voting Securities of this Corporation and
(c) options, warrants or other rights to acquire such Voting Securities, but in the case of clause (c) excluding any rights of the Class A Holders or FT and DT to acquire Voting Securities of this Corporation pursuant to the Investment Agreement and the Stockholders' Agreement (but not excluding any Voting Securities received upon the exercise of such rights).

     "Spin-off" shall mean any spin-off or other pro rata distribution of equity interests of a wholly-owned direct or indirect Subsidiary of this Corporation to the stockholders of this Corporation, provided that the term "Spin-off" shall not include the Cellular Spin-off unless a Notice of Abandonment has been delivered.

     "Spin-off Trading Period" shall mean any 20 consecutive Trading Day period which begins on or after the 19th Trading Day before the Cellular Spin-off Date or which ends on or before the 18th Trading Day after the Cellular Spin-off Date.

     "Sprint Party" shall have the meaning set forth in the Joint Venture Agreement.

     "Sprint Price Range" shall mean from and including the Lower
Threshold Sprint Price to and including the Upper Threshold Sprint Price.

     "Sprint Sub" shall mean Sprint Global Venture, Inc.

     "Standstill Agreement" shall mean the Standstill Agreement, dated as of July 31, 1995, among FT, DT and this Corporation, as it may be amended or supplemented from time to time.

     "Stockholders' Agreement" shall mean the Stockholders' Agreement, dated as of the Initial Issuance Date, among FT, DT and this Corporation (and all exhibits thereto), as it may be amended or supplemented from time to time.

     "Strategic Investor" shall have the meaning set forth in the Investment Agreement.

     "Strategic Merger" shall mean a merger or other business combination involving this Corporation (a) in which the Class A Holders are entitled to retain or receive, as the case may be, voting equity securities of the surviving parent entity in exchange for or in respect of (by conversion or otherwise) such Class A Stock, with an aggregate Fair Market Value equal to at least 75% of the sum of (i) the Fair Market Value of all consideration which such Class A Holders have a right to receive with respect to such merger or other business combination, and (ii) if this Corporation is the surviving parent entity, the Fair Market Value of the equity securities of the surviving parent entity which the Class A Holders are entitled to retain, (b) immediately after which the surviving parent entity is an entity whose voting equity securities are registered pursuant to Section 12(b) or Section 12(g) of the Exchange Act or which otherwise has any class or series of its voting equity securities held by at least 500 holders and (c) immediately after which no Person or Group (other than the Class A Holders) owns Voting Securities of such surviving parent entity with Votes equal to more than 35 percent of the Voting Power of such surviving parent entity.

     "Subsidiary" shall mean, with respect to any Person (the "Parent"), any other Person in which the Parent, one or more direct or indirect Subsidiaries of the Parent, or the Parent and one or more of its direct or indirect Subsidiaries (a) have the ability, through ownership of securities individu ally or as a group, ordinarily, in the absence of contingencies, to elect a majority of the directors (or individuals performing similar functions) of such other Person, and (b) own more than 50% of the equity interests, provided that Atlas shall be deemed to be a Subsidiary of each of FT and DT.

     "Supervoting Powers" shall mean, as to the capital stock and debt securities of this Corporation:

          (a) Common Stock entitled to more than one Vote per share (other than pursuant to the Rights Agreement); or (b) Voting Securities of this Corporation other than Common Stock entitled to a number of Votes per share or unit, as the case may be, greater than the quotient of (i) the price per share or unit, as the case may be, at which such security will be issued by this Corporation di vided by (ii) the Market Price per share of Common Stock on the date of issuance. "Target Price" shall mean $47.225 (subject to adjustment as provided in the Class A Provisions).

     "Tie-Breaking Vote" shall have the meaning set forth in Section 18.1(a) of the Joint Venture Agreement, and shall include any successor provision thereto.

     "Total Requested Sale Proceeds" shall have the meaning set forth in
Section 3(a)(i) of the Class A Provisions.

     "Trading Day" shall mean, with respect to any security, any day on which the principal national securities exchange on which such security is listed or admitted to trading or NASDAQ, if such security is listed or admitted to trading thereon, is open for the transaction of business (unless such trading shall have been suspended for the entire day) or, if such security is not listed or admitted to trading on any national securities exchange or NASDAQ, any day other than a Saturday, Sunday, or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

     "Transfer" shall mean any act pursuant to which, directly or indirectly, the ownership of the assets or securities in question is sold, transferred, conveyed, delivered or otherwise disposed, but shall not include (a) any grant of Liens, (b) any conversion or exchange of any security of this Corporation pursuant to a merger or other business combination involving this Corporation, (c) any transfer of ownership of assets to the surviving entity in a Strategic Merger or pursuant to any other merger or other business combination not prohibited by the Class A Provisions, or (d) any foreclosure or other execution upon any of the assets of this Corporation or any of its Subsidiaries other than foreclosures resulting from Lien Transfers.

     "Treaty Benefit" shall mean: (a) the 5% rate of dividend withholding
          (or any successor rate applicable to non-portfolio investments); (b) the exemption from income tax with respect to dividends paid or profits distributed by this Corporation; (c) the exemption from income tax with respect to gains or profits derived from the sale, exchange, or disposal of stock in this Corporation; or (d) the exemption from taxes on capital with respect to stock in this Corporation; under, in the case of
          (a), (b), (c) and (d) above, either (i) the relevant income tax treaty between the United States and France, in the case of FT, and the United States and Germany, in the case of DT, or (ii) any provisions of French statutory law, in the case of FT, or German statutory law, in the case of DT, which refers to, or is based on or derived from, any provision of such treaty, or (e) any other favorable treaty benefit or statutory benefit, that specifically requires the ownership of a certain amount of voting power or voting interest in this Corporation, under a provision of the relevant income tax treaty between the United States and France or the statutory laws of France, in the case of FT, or the relevant income tax treaty between the United States and Germany or the statutory laws of Germany, in the case DT, provided that the chief tax officer of FT or DT certifies that such benefit is reasonably expected to provide to FT or DT, as the case may be, combined tax savings in the year such certification is made and in future years of at least U.S. $15 million.

     "Triple Play Activities" shall mean (a) the ownership of any equity or other interests in MajorCo, L.P. or any of its successors or Affiliates; the enforcement or performance of any of the rights or obligations of this Corporation or any Subsidiary of this Corporation pursuant to the Agreement of Limited Partnership of MajorCo, L.P. or any other agreement or arrangement contemplated thereby, except to the extent relating to the provision of services by this Corporation as the long distance telecommunications provider to MajorCo, L.P.; or any activities or services of MajorCo, L.P. or any of its successors or Affiliates; (b) the ownership of any equity or other interests in any Teleport Entity (as that term is defined in the Contribution Agreement (the "Contribution Agreement"), dated as of March 28, 1995, by and among TCI Network Services, Comcast Telephony Services, Cox Telephony Partnership, MajorCo, L.P. and NewTelco, L.P.); or any activities or services of any Teleport Entity or any of their respective successors or Affiliates; and (c) the ownership of any equity or other interests in PhillieCo, L.P., or any of its successors or Affiliates; the enforcement or performance of any of the rights or obligations of this Corporation or any Subsidiary of this Corporation pursuant to the Amended and Restated Agreement of Limited Partnership of PhillieCo, L.P., dated as of February 17, 1995, or any other agreement or arrangement contemplated thereby, except to the extent relat ing to the provision of services by this Corporation as the long distance telecommunications provider to PhillieCo, L.P.; or any activities or services of PhillieCo, L.P. or any of its successors or Affiliates.

     "Upper Threshold Sprint Price" shall mean, subject to adjustment as provided in the Class A Provisions, $37.780.

     "Venture Interests" shall have the meaning set forth in the Joint Venture Agreement.

     "Vote" shall mean, with respect to any entity, the ability to cast a vote at a stockholders', members' or comparable meeting of such entity with respect to the election of directors, managers or other members of such entity's governing body, or the ability to cast a general partnership or comparable vote, provided that with respect to this Corporation only, the term "Vote" shall mean the ability to exercise general voting power (as opposed to the exercise of special voting or disapproval rights such as those set forth in the Class A Provisions) with respect to matters other than the election of directors at a meeting of the stockholders of this Corporation.

     "Voting Power" shall mean, with respect to any entity as at any date, the aggregate number of Votes outstanding as at such date in respect of such entity.

     "Voting Securities" shall mean, with respect to an entity, any capital stock or debt securities of such entity if the holders thereof are ordinarily, in the absence of contingencies, entitled to a Vote, even though the right to such Vote has been suspended by the happening of such a contingency, and in the case of this Corporation, shall include, without limitation, the Common Stock and the Class A Stock, but shall not include any shares issued pursuant to the Rights Agreement to the extent such issuance is caused by action of a Class A Holder.

     "Weighted Average Price" shall mean the weighted average per unit price paid by the purchasers of any capital stock, debt instrument or security of this Corporation. In determining the price of shares of Common Stock or Class A Common Stock issued upon the conversion or exchange of securities or issued upon the exercise of options, warrants or other rights, the consideration for such shares shall be deemed to include the price paid to purchase the convertible security or the warrant, option or other right, plus any additional consideration paid upon conversion or exercise. If any portion of the price paid is not cash, the Independent Directors (acting by majority vote) shall determine in good faith the Fair Market Value of such non-cash consideration. If any new shares of Common Stock are issued together with other shares or securities or other assets of this Corporation for consideration which covers both the new shares and such other shares, securities or other assets, the portion of such consideration allocable to such new shares shall be determined in good faith by the Independent Directors (acting by majority vote), in each case as certified in a resolution sent to all Class A Holders.

     13. Notices. All notices made by this Corporation pursuant to the Class A Provisions shall be made in writing and any such notice shall be deemed delivered when the same has been delivered in person to, or transmitted by telex or telecopier to, or seven days after it has been sent by air mail to the addresses of, all of the Class A Holders as indicated on the stock transfer books of this Corporation. Communications by telex or telecopier also shall be sent concurrently by air mail, but shall in any event be effective as stated above.

     14. No Other Beneficiaries. The Class A Provisions are intended for the benefit of the Class A Holders only, and nothing in the Class A Provisions is intended or will be construed to confer upon or to give any third party or other stockholder of this Corporation any rights or remedies by virtue hereof. Any term of the Class A Provisions may be waived by the holders of at least two-thirds of the outstanding shares of Class A Stock, voting together as a single class.

             GENERAL PROVISIONS RELATING TO
                           PREFERRED STOCK

     1. The Preferred Stock may be issued from time to time in one or more series, each of such series to have such voting powers (full or limited or without voting powers) designation, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as are stated and expressed herein, or in a resolution or resolutions providing for the issue of such series adopted by the Board of Directors as hereinafter provided.

     2. Authority is hereby granted to the Board of Directors, subject to the provisions of this ARTICLE SIXTH, to create one or more series of Preferred Stock and, with respect to each series, to fix or alter as permitted by law, by resolution or resolutions providing for the issue of such series:

     (a) the number of shares to constitute such series and the distinctive designation thereof;

     (b) the dividend rate on the shares of such series, the dividend payment dates, the periods in respect of which dividends are payable ("dividend periods") whether such dividends shall be cumulative, and if cumulative, the date or dates from which dividends shall accumulate;

     (c) whether or not the shares of such series shall be redeemable, and, if redeemable, on what terms, including the redemption prices which the shares of such series shall be entitled to receive upon the redemption thereof; (d) whether or not the shares of such series shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement and, if such retirement or sinking fund or funds be established, the annual amount thereof and the terms and provisions relative to the operation thereof;

     (e) whether or not the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation and the conversion price or prices or rate or rates, or the rate or rates at which such exchange may be made, with such adjustments, if any, as shall be stated and expressed or provided in such resolution or resolutions;

     (f) the voting power, if any, of the shares of such series; and

     (g) such other terms, conditions, special rights and protective provisions as the Board of Directors may deem advisable.

     3. No dividend shall be declared and set apart for payment on any series of Preferred Stock in respect of any dividend period unless there shall likewise be or have been paid, or declared and set apart for payment, on all shares of Preferred Stock of each other series entitled to cumulative dividends at the time outstanding which rank equally as to dividends with the series in question, dividends ratably in accordance with the sums which would be payable on the said shares through the end of the last preceding dividend period if all dividends were declared and paid in full.

     4. If upon any dissolution of the Corporation, the assets of the Corporation distributable among the holders of any one or more series of Preferred Stock which are (i) entitled to a preference over the holders of the Common
Stock upon such dissolution, and (ii) rank equally in connection with any such distribution, shall be insufficient to pay in full the preferential amount to which the holders of such shares shall be entitled, then such assets, or the proceeds thereof, shall be distributed among the holders of each such series of the Preferred Stock ratably in accordance with the sums which would be payable on such distribution if all sums payable were discharged in full.

     5. In the event that the Preferred Stock of any series shall be redeemable, then, at the option of the Board of Directors, the Corporation may at such time or times as may be specified by the Board of Directors as provided in paragraph (c) of Section 2 of this ARTICLE SIXTH redeem all, or any number less than all, of the outstanding shares of such series at the redemption price thereof and on the other terms fixed herein or by the Board of Directors as provided in said paragraph (c) (the sum so payable upon any redemption of preferred Stock being herein referred to as the "redemption price").


     PREFERRED STOCK-FIRST SERIES, CONVERTIBLE

Amount

     The number of shares to constitute the initial series of Preferred Stock shall be 1,742,853 and the designation thereof shall be Preferred Stock-First Series (hereafter "First
Series").

Dividends

     Holders of shares of the First Series will be entitled to receive cumulative cash dividends at the quarterly rate of $.22-1/2 per share for six consecutive quarters commencing in September, 1967 (the specific date to coincide with the date the Corporation pays its third quarter Common Stock dividend); thereafter the cumulative quarterly dividend rate will be $.37-1/2 per share. All such payments will be made out of funds legally available for the payment of such dividends, when and as declared, before any distribution shall be made on the Corporation's Common Stock.

Conversion Rights

     The holders of shares of the First Series may convert any or all of said shares into Common Stock at any time after December 7, 1989, on the basis of three (3) shares of the Common Stock of the Corporation for each share of the First Series. Such ratio is herein referred to as the "conversion rate."

     The conversion rate shall be subject to the following adjustments:

     A. In case the Corporation shall (i) pay a dividend in Common Stock or (ii)subdivide the outstanding shares of Common Stock into a greater number of shares of Common Stock or combine the outstanding shares of Common Stock into a smaller number of shares of Common Stock, the conversion rate in effect immediately prior to such stock dividend, subdivision or combination shall be proportionately increased or decreased as the case may be.

     B. No such adjustment shall be required, however, if the aggregate number of shares of Common Stock issued as dividends on the Common Stock since the most recent previous adjustment does not exceed 5% of the total number of shares of Common Stock outstanding; provided, however, that when the aggregate number of shares of Common Stock issued as dividends since the most recent previous adjustment shall exceed the foregoing 5%, the conversion rate shall be increased in proportion to the same percentage or ratio that the aggregate of all such dividends in shares of Common Stock since the most recent previous adjustment bears to the total number of shares of Common Stock outstanding.

     C. In the event the Corporation shall fix a record date for the purpose of determining the holders of shares of Common Stock entitled to receive any dividend in Common Stock, the conversion rate or any subsequent conversion rate in effect immediately prior to the record date fixed for the determination of shareholders entitled to such dividend shall be proportionately increased (subject to the limitation of subparagraph (B) above) and such adjustment will become effective immediately after the opening of business on the day following such record date.

     D. The conversion rate shall not be adjusted by reason of: (i) the issuance of shares pursuant to options and stock purchase agreements granted or entered into with officers or employees of the Corporation; and (ii) the issuance of shares for cash or in exchange for assets or stock of another company.

     E. Any adjustment in the conversion rate as herein provided shall be to the nearest, or if there shall be no nearest, then to the next lower, one-hundredth of a share of Common Stock, and shall remain in effect until further adjustment as required hereunder.

     F. In case the Corporation shall be recapitalized, or shall be consolidated with or merged into, or shall sell or transfer its property and assets as, or substantially as, an entirety to any other corporation, proper provisions shall be made as a part of the terms of such recapitalization, consolidation, merger, sale or transfer whereby the holder of any shares of the First Series at the time outstanding immediately prior to such event shall thereafter be entitled to such conversion rights, with respect to securities of the Corporation resulting from such recapitalization, consolidation or merger, or to which such sale or transfer shall be made, as shall be substantially equivalent to the conversion rights herein provided for.

     G. No fraction of a share of Common Stock shall be issued upon any conversion. In lieu of the fraction of a share to which the holder of shares of the First Series surrendered for conversion would otherwise be entitled, such holder shall receive, as soon as practicable after the date of conversion, an amount in cash equal to the same fraction of the market value of a full share of Common Stock. For the purposes of this subparagraph, the market value of a share of Common Stock shall be the last recorded sale price of such a share on the New York Stock Exchange on the day immediately preceding the date upon which such shares of such series are surrendered for conversion, or if there be no such recorded sale price on such date, the last quoted bid price per share of Common Stock on such Exchange at the close of business on such date.

Liquidation Rights

     In the event of any liquidation, dissolution or winding up of the Corporation the holders of the First Series will be entitled to receive out of the assets of the Corporation available for distribution to stockholders, before any distribution of the assets shall be made to the holders of Common Stock, the sum of $42.50 per share if such liquidation is voluntary and the sum of $40.00 per share if such liquidation is involuntary, plus in each case any accumulated unpaid dividends. If upon any liquidation, dissolution or winding up of the Corporation the amounts payable with respect to the Preferred Stock are not paid in full, the holders of the Preferred Stock will share ratably in any distribution of assets in proportion to the full preferential amounts to which they are entitled.

Redemption

     The First Series may be redeemed by the Corporation after July 1, 1972, at any time or from time to time, upon at least thirty days' prior notice, at the redemption price of $42.50 per share, plus any accumulated unpaid dividends. If less than all the outstanding First Series is to be redeemed, the shares to be redeemed shall be determined in such manner as may be prescribed by the Board of Directors. Shares so redeemed shall be retired and not reissued.

Voting Rights

     Each holder of the First Series will be entitled to one
(1) vote for each share held.

     If six quarterly dividends on any series of the Preferred Stock are in arrears, the number of directors of the Corporation shall be increased by two (2) and the holders of all the Preferred Stock voting as a class will be entitled to elect two (2) directors until all arrears in dividends have been paid.

     Consent of the holders of at least two-thirds of the then outstanding Preferred Stock of all classes will be necessary to: (a) authorize any stock ranking either as to payment of dividend or distribution of assets prior to the First Series or any other Preferred Stock then outstanding or (b) amend, alter, or change in any material respect prejudicial to the holders thereof the preferences of any then outstanding Preferred Stock.

     Consent of the holders of a majority of the then outstanding Preferred Stock of all classes will be necessary to: (a) increase the authorized amount of the Preferred Stock or (b) create any other class of stock ranking on a parity with the Preferred Stock.

Preemptive Rights

     No holder of Preferred Stock will have any preemptive rights.

Listing

     The Corporation intends to apply for listing on the New
York Stock Exchange, subject to the approval of that Exchange, of its First Series.

    PREFERRED STOCK-SECOND SERIES, CONVERTIBLE

Amount, Rank and Designation

     The amount of shares to constitute the Second Series of Preferred Stock shall be 8,758,472 shares plus such an additional amount, if any, as shall be required under the Agreement and Plan of Merger between the Company and Carolina Telephone and Telegraph Company dated as of July 18, 1968. The designation thereof shall be "Preferred Stock-Second Series, Convertible" (hereinafter "Second Series"). Shares of the Second Series shall rank on a parity with shares of the First Series of the Preferred Stock as to dividends and upon liquidation and shall have a preference over the shares of the Common Stock and any other class or series of stock ranking junior to the Second Series as to dividends or upon liquidation.

Dividends

     Holders of shares of the Second Series will be entitled to receive cumulative cash dividends each calendar quarter payable in March, June, September and December of each year, at the following rates: $.31-1/4 per share for the eight
(8) consecutive quarters beginning with the quarter ending March 31, 1969 through the quarter ending December 31,
1970; $.34-3/8 per share for eight (8) quarters beginning with the quarter ending March 31, 1971 through the quarter ending December 31, 1972; and $.37-1/2 per share in each quarter thereafter.

     All such payments will be made out of funds legally available for the payment of such dividends, when and as declared by the Board of Directors of the Corporation. Before any dividends on the Common Stock or any other class or series of stock of the Corporation ranking junior to the Second Series as to dividends shall be paid or declared and set apart for payment, the holders of shares of the Second Series shall be entitled to receive the full accumulated cash dividends for all quarterly dividend periods ending on or before the date on which any dividend on any such class or series of stock ranking junior to the Second Series as to dividends or upon liquidation is declared or is to be paid.

Conversion Rights

     The holders of shares of the Second Series may convert any or all of said shares into Common Stock at any time after December 7, 1989, on the basis of two and one-half (2-1/2) shares of the Common Stock of the Corporation for each one share of the Second Series. Such ratio is herein referred to as the "conversion rate." In case of the redemption of any shares of the Second Series, such right of conversion shall cease and terminate as to the shares duly called for redemption, at the close of business on the date fixed for redemption, unless default shall be made in the payment of the redemption price. Upon conversion the Corporation shall make no payment or adjustment on account of dividends accrued or in arrears on the Second Series surrendered for conversion.

     The conversion rate in effect at any time shall be subject to adjustment as follows:

     A. In case the Corporation shall (i) declare a dividend on its Common Stock in shares of its capital stock,
          (ii) subdivide its outstanding shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares, or
          (iv) issue any shares by reclassification of its shares of Common Stock (including any reclassification in connection with a consolidation or merger in which the Corporation is the continuing corporation), at the conversion rate in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the holder of any shares of the Second Series surrendered for conversion after such time shall be entitled to receive the number of shares which he would have owned or have been entitled to receive had such shares of the Second Series been converted immediately prior to such time. Such adjustment shall be made successively whenever any event listed above shall occur.

     B. In case the Corporation shall fix a record date for the issuance of rights or warrants to all holders of its Common Stock entitling them (for a period expiring within 45 days after such record date) to subscribe for or purchase shares of Common Stock at a price per share less than the current market price per share of Common Stock (as defined in Paragraph
          D below) on such record date, the conversion rate after such record date shall be determined by multiplying the conversion rate in effect immediately prior to such record date by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock to be offered for subscription or purchase, and of which the denominator shall be the number of shares of Common Stock outstanding on such record date plus the number of shares of Common Stock which the aggregate offering price (without deduction for expenses or commissions of any kind) of the total number of shares so to be offered would purchase at such current market price. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights or warrants are not so issued, the conversion rate shall again be adjusted to be the conversion rate which would then be in effect if such record date had not been fixed.

     C. In case the Corporation shall fix a record date for the making of a distribution to all holders of its Common Stock (including any such distribution made in connection with a consolidation or merger in which the Corporation is the continuing corporation) of evidences of its indebtedness or assets (excluding dividends paid in, or distributions of, cash) or subscription rights or warrants (excluding those referred to in Paragraph B above), the conversion rate after such record date shall be determined by multiplying the conversion rate in effect immediately prior to such record date by a fraction, of which the numerator shall be the current market price per share of Common Stock (as defined in Paragraph D below) on such record date, and of which the denominator shall be such current market price per share of Common Capital Stock, less the fair market value (as determined by the Board of Directors whose determination shall be conclusive, and described in a statement filed with the transfer agent or agents for the Second Series and with the principal office of the Corporation) of the portion of the assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to one share of Common Stock. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the conversion rate shall again be adjusted to the conversion rate which would then be in effect if such record date had not been fixed.

     D. For the purpose of any computation under Paragraphs B and C above, the current market price per share of Common Stock on any record date shall be deemed to be the average of the daily closing prices for the 30 consecutive business days commencing 45 business days before such date. The closing price for each day shall be the last sale price regular way or, in case no such sale takes place on such day, the mean between the closing bid and asked prices regular way, in either case on the New York Stock Exchange.

     E. The conversion rate shall not be adjusted by reason of: (i) the issuance of shares pursuant to options and stock purchase agreements granted or entered into with officers or employees of the Corporation; and (ii) the issuance of shares for cash (except as provided in Paragraph B above) or in exchange for assets or stock of another company.

     F. Any adjustment in the conversion rate as herein provided shall be to the nearest, or if there shall be no nearest, then to the next lower, one-hundredth of a share of Common Stock, and shall remain in effect until further adjustment as required hereunder.

     G. In case the Corporation shall be recapitalized, or shall be consolidated with or merged into, or shall sell or transfer its property and assets as, or substantially as, an entirety to any other corporation, proper provisions shall be made as a part of the terms of such recapitalization, consolidation, merger, sale or transfer whereby the holder of any shares of the Second Series at the time outstanding immediately prior to such event shall thereafter be entitled to such conversion rights, with respect to securities of the Corporation resulting from such recapitalization, consolidation or merger or to which such sale or transfer shall be made, as shall be substantially equivalent to the conversion rights herein provided for.

     H. No fraction of a share of Common Stock shall be issued upon any conversion. In lieu of the fraction of a share to which the holder of shares of the Second Series surrendered for conversion would otherwise be entitled, such holder shall receive, as soon as practicable after the date of conversion, an amount in cash equal to the same fraction of the market value of a full share of Common Stock. For the purposes of this subparagraph, the market value of a share of Common Stock shall be the last recorded sale price of such a share on the New York Stock Exchange on the day immediately preceding the date upon which such shares of such series are surrendered for conversion, or if there be no such recorded sale price on such day, the last quoted bid price per share of Common Stock on such Exchange at the close of business on such date.

     I. Whenever there shall be an adjustment in the conversion rate as provided by the foregoing, the Corporation will file with each transfer agent for shares of the Second Series a certificate signed by the President or the chief financial or accounting officer of the Corporation, setting forth in reasonable detail the calculation of the adjustment, and shall mail to each holder of record thereof, a notice describing the adjustment and stating the applicable record or effective date therefor, at least 20 days prior thereto.

Liquidation Rights

     In the event of any liquidation, dissolution or winding up of the Corporation the holders of the Second Series will be entitled to receive out of the assets of the Corporation available for distribution to stockholders, before any distribution of the assets shall be made to the holders of the Common Stock or any other class or series of stock ranking junior to the Second Series either as to dividends or upon liquidation, the sum of $35.42 per share if such liquidation is voluntary and the sum of $33.33 per share if such liquidation is involuntary, plus in each case any accumulated unpaid dividends (whether or not declared), to the end of the current quarterly dividend period in which the payment is made. If upon any liquidation, dissolution or winding up of the Corporation the amounts payable with respect to the Second Series and any other series of Preferred Stock which ranks on a parity with the Second Series are not paid in full, the holders of the Second Series and such parity Preferred Stock will share ratably in any distribution of assets in proportion to the full preferential amounts to which they are entitled.

Redemption

     Subject to the provisions herein and in the charter contained, the Second Series may be redeemed by the Corporation after December 31, 1975, at any time or from time to time, upon at least thirty days' prior notice, at the redemption price of $50.00 per share, plus any accumulated unpaid dividends (whether or not declared), to the end of the current quarterly dividend period in which the payment is made. If less than all the outstanding Second Series is to be redeemed, the shares to be redeemed shall be selected by lot, in such equitable manner as may be prescribed by the Board of Directors. Shares so redeemed shall be retired and not reissued.

Reservation of Shares

     The Corporation shall at all times keep available and reserved the number of shares of its Common Stock required for conversion of the outstanding and any reserved shares of the Second Series.

Certain Protective Provisions

     If at any time the full cumulative dividends on shares of the Second Series have not been paid or declared and set aside for payment for the current and all past quarterly dividend periods, the Corporation (a) will not declare, or pay, or set apart for payment any dividends or make any distribution, on any other class or series of stock of the Corporation ranking junior to the Second Series whether as to dividends or upon liquidation; (b) will not redeem, purchase or otherwise acquire, or permit any subsidiary to purchase or otherwise acquire, any shares of any junior class or series if the Corporation shall be in default with respect to any dividend payable on shares of the Second Series, provided that notwithstanding the foregoing, the Corporation may at any time redeem, purchase or otherwise acquire shares of stock of any such junior class in exchange for, or out of the net cash proceeds from the substantially simultaneous sale of, other shares of stock of any junior class; and (c) will not redeem pursuant to redemption rights in the terms of such stock any stock ranking on a parity with the Second Series unless at the same time it redeems all the shares of the Second Series.

     Unless the consent of all or a greater number of such shares is required by law, the consent of the holders of at least two-thirds (2/3) of the then outstanding shares of the Second Series shall be necessary in order to liquidate or dissolve the Corporation voluntarily or by any other means involving the vote or consent of any stockholders of the Corporation.

     Unless the consent of all or a greater number of such shares is required by law, consent of the holders of at least two-thirds (2/3) of the then outstanding aggregate number of shares of the Second Series and each other series of the Preferred Stock whose terms provide for such consent, taken together, will be necessary to: (a) authorize (by whatever means) any stock ranking either as to payment of dividends or distribution of assets prior to the Second Series or any other Preferred Stock then outstanding; or (b) authorize any merger or consolidation (or transfer of all or substantially all of the assets of the Corporation in a transaction contemplating in substance and effect the exchange of shares of the Preferred Stock for stock of another corporation) unless the surviving, resulting or other corporation in such transaction shall have authorized no stock ranking prior to the Preferred Stock as to dividends or upon liquidation (unless such stock is a stock substantially the same as, and to be exchanged for, stock of the Corporation previously authorized pursuant to the preceding clause (a)); or (c) amend, alter, or change in any material respect adverse to the holders thereof the preferences of any then outstanding Preferred Stock; provided that in case of any such action described in the preceding clauses (a), (b) and (c) which, in any material respect, is adverse to the Second Series as a series and is not a term generally applicable to and with the same relative effect upon all series, the consent of the holders of two-thirds (2/3) of the then outstanding shares of the Second Series will be required.

     Unless the consent of all or a greater number of such shares is required by law, consent of the holders of a majority of the then outstanding aggregate number of shares of the Second Series and each other series of the Preferred Stock whose terms provide for such consent, taken together, will be necessary to: (a) increase the authorized amount of the Preferred Stock; (b) authorize any merger or consolidation (or transfer of all or substantially all the assets of the Corporation to another corporation contemplating in substance and effect the exchange of shares of the Preferred Stock for stock of another corporation) unless the surviving, resulting or other corporation in such transaction shall have no greater authorized amount of stock ranking on a parity with the Preferred Stock as to payment of dividends or upon liquidation than was authorized by the Corporation immediately prior to such transaction; or (c) create any other class of stock ranking on a parity with the Preferred Stock as to dividends or upon liquidation.

Voting Rights

     Each holder of the Second Series will be entitled to one
(1) vote for each share held, and, in addition to the other class and series voting rights of the shares of the Second Series, shall have general voting power, share for share, with the Common Stock of the Corporation and any other shares having general voting power.

     If six quarterly dividends on any series of the Preferred Stock are in arrears, the number of directors of the Corporation shall be increased by two (2) and the holders of all the Preferred Stock voting as a class will be entitled to elect two (2) directors until all arrears in dividends have been paid. The Corporation will promptly take all such action as shall be necessary to permit such election to occur promptly after such arrearage occurs.

                 PREFERRED STOCK-THIRD SERIES

     (1) Designation; Number of Shares. The series shall be designated as Preferred Stock-Third Series, 7-3/4%,
Cumulative, and shall consist of 400,000 shares. The shares of said series are hereinafter sometimes called the "Third
Series Shares."

     (2) Dividends. The holders of the Third Series Shares shall be entitled to receive, as and when declared by the Board of Directors, out of funds legally available for the payment of dividends, cumulative dividends at the rate of $7.75 per share per annum. Such dividends shall be cumulative from the date on which the Third Series Shares are originally issued and shall be payable on June 1, 1973, for the period commencing on such date of original issuance and ending on said June 1, and thereafter quarterly on September 1, 1973, December 1, 1973, and on the first day of each March, June, September, and December thereafter.

     (3) Optional Redemption. The Third Series Shares shall be redeemable at the option of the Corporation, upon at least thirty (30) days prior written notice addressed to each registered holder of Third Series Shares at his address appearing in the stock records of the Corporation, at any time after March 1, 1974 as a whole, or from time to time in part, at the following redemption prices per share if redeemed during the twelve-month period ending on the first day of March,


              Redemption                 Redemption
       Year            Price         Year               Price


     1975----------    $107.49     1990----------    $103.59
     1976----------     107.23     1991----------     103.33
     1977----------     106.97     1992----------     103.07
     1978----------     106.71     1993----------     102.81
     1979----------     106.45     1994----------     102.55
     1980----------     106.19     1995----------     102.29
     1981----------     105.93     1996----------     102.03
     1982----------     105.67     1997----------     101.77
     1983----------     105.41     1998----------     101.51
     1984----------     105.15     1999----------     101.25
     1985----------     104.89     2000----------     101.00
     1986----------     104.63     2001----------     100.75
     1987----------     104.37     2002----------     100.50
     1988----------     104.11     2003----------     100.25
     1989----------     103.85


and at $100.00 per share if redeemed at any time after March 1, 2003, plus, in each case, an amount equal to dividends accrued thereon to the redemption date;
provided, however, that prior to March 1, 1983, no Third
Series Shares shall be redeemed pursuant to this paragraph (3) if (a) such redemption is part of a refunding or anticipated refunding operation involving the application, directly or indirectly, of borrowed funds having an interest cost to the Company, computed in accordance with generally accepted accounting principles, of less than 7-3/4% per annum, or of preferred stock having an annual dividend cost of less than 7-3/4% per annum of the greater of (i) the price paid to the Corporation therefor or (ii) the amount payable thereon in the event of involuntary liquidation, or (b) such redemption is part of a refunding or anticipated refunding operation involving the application, directly or indirectly, of the proceeds of the issuance of any shares of common stock of the Corporation within two years prior to or following the date of such redemption.

     (4) Sinking Fund. As a sinking fund for the retirement of the Third Series Shares, when, as, and if directed by resolution of the Board of Directors and subject to any applicable restrictions of law, on March 1, 1978, and on each March 1 thereafter (so long as any of the Third Series Shares are outstanding) to and including March 1, 2007, the Corporation shall redeem 12,000 of the Third Series Shares (or the number of the Third Series Shares then outstanding if less than 12,000), and on March 1, 2008 (if any of the Third Series Shares remain outstanding) the Corporation shall redeem all of the Third Series Shares then outstanding, at a price of $100 per share, plus, in each case, an amount equal to dividends accrued thereon to the redemption date. The obligation of the Corporation to make such redemption shall be cumulative so that if the full number of shares required to be redeemed on any March 1 are not so redeemed, the redemption shall be made thereafter as soon as funds become available therefor. In no event, however, shall any Third Series Shares be called for redemption for the sinking fund unless and until full cumulative dividends on all outstanding shares of all series of Preferred Stock of the Corporation (except any series of such Preferred Stock ranking as to dividends or assets junior to the Third Series Shares), other than the shares previously or then to be called for redemption, shall have been paid or declared and set apart for payment for all past quarterly dividend periods and for all current quarterly dividend periods ending on or before the redemption date. The Corporation may at its option, upon notice as provided in paragraph (3) above, on March 1, 1978 and on each March 1 thereafter to and including March 1, 2007, redeem 12,000 of the Third Series Shares, or any lesser number of said shares which is an integral multiple of 1,000, in addition to shares then to be redeemed for the sinking fund pursuant to this paragraph (4), at a price of $100 per share, plus, in each case, an amount equal to dividends accrued thereon to the redemption date, which privilege shall be noncumulative. No redemption of the Third Series Shares, pursuant to paragraph
(3) above or the next preceding sentence of this paragraph
(4), nor any purchase or other acquisition of any Third Series Shares by the Corporation, shall constitute a retirement of such shares in lieu of or as a credit against any sinking fund retirement required by this paragraph (4).

     (5) Liquidation. In the event of any liquidation, dissolution or winding-up of the Corporation, the holders of the Third Series Shares shall be entitled to receive out of the assets of the Corporation available for distribution to stockholders, before any distribution of the assets shall be made to the holders of the Common Stock or any other class or series of stock ranking as to dividends or assets junior to the Third Series Shares, an amount, in the case of voluntary liquidation, dissolution or winding-up, equal to the redemption price specified in paragraph (3) above applicable on the date of such voluntary liquidation, dissolution or winding-up, and, in the case of involuntary liquidation, dissolution, or winding-up, $100 per share, plus, in the case of each share (whether on voluntary or involuntary liquidation, dissolution or winding-up), an amount equal to the dividends accrued or unpaid thereon, whether or not declared, to the date fixed for payment. If upon any liquidation, dissolution or winding-up of the Corporation, the amounts payable with respect to the Third Series Shares and any other series of Preferred Stock of the Corporation which ranks on a parity with the Third Series Shares are not paid in full, the holders of the Third Series Shares and such parity Preferred Stock shall share ratably in any distribution of assets in proportion to the full preferential amounts to which they are entitled.

     (6) Ranking. The Third Series Shares shall rank equally with the Preferred Stock-First Series, Convertible, and the Preferred Stock-Second Series, Convertible, of the Corporation with respect to priority in the payment of dividends and in the distribution of assets upon any liquidation, whether voluntary or involuntary. If at any time the full cumulative dividends on the Third Series Shares have not been paid or declared and set aside for payment for the current and all past quarterly dividend periods, or the Corporation shall not have redeemed all Third Series Shares theretofore required to be redeemed, the Corporation will not (a) declare or pay, or set aside for payment, any dividends, or make any distribution, on its Common Stock or any other stock ranking as to dividends or assets junior to the Third Series Shares, or (b) redeem, purchase or otherwise acquire, or permit any Subsidiary to purchase or otherwise acquire, any shares of Common Stock or any such other junior stock. In no event shall any dividend be paid on any shares of any series of Preferred Stock (other than the Preferred Stock-First Series and Preferred Stock-Second Series) ranking equally with the Third Series Shares until all Third Series Shares required to be redeemed on or before the applicable dividend payment date have been redeemed.

     (7) No Conversion or General Voting Rights. The Third Series Shares shall not be convertible into or exchangeable for other securities of the Corporation. The Third Series Shares shall not be entitled to voting rights of any kind whatsoever, except only as and when and to the extent required by law, and except for the special voting rights specified in paragraphs (8) and (9) below.

     (8) Voting Rights if Dividend or Sinking Fund Arrearage. If six (6) quarterly dividends on any series of the Preferred Stock of the Corporation are in arrears, or if any sinking fund payment on any series of the Preferred Stock of the Corporation has been in arrears for more than one year, the number of Directors of the Corporation shall be increased by two (2) and the holders of all series of the Preferred Stock of the Corporation outstanding, voting as a class, shall be entitled to elect two (2) Directors until all arrears in dividends and sinking fund payments have been paid. At any time after the right to elect two Directors of the Corporation shall arise, the Secretary of the Corporation shall call a special meeting of the holders of the Preferred Stock for the purpose of electing such Directors, to be held within 40 days after such right arises. Such meeting shall be held at such place as shall be specified in the notice and upon the notice provided in the by-laws of the Corporation for the holding of
special meetings of  stockholders.   If such meeting shall not
be so called within 30 days after such right arises, then the holders of record of at least 5% of any series of Preferred Stock then outstanding may designate in writing one of their number to call such meeting, and the person so designated shall call such meeting at the place and upon the notice above provided, and for that purpose shall have access to the stock books of the Corporation. At any meeting at which the holders of the Preferred Stock shall have the right to vote for the election of such two Directors, the holders of 33-1/3% of the then outstanding Preferred Stock present in person or represented by proxy shall be sufficient to constitute a quorum of said class for the election of such two Directors and the vote of the holders of a plurality of the Preferred Stock so present shall be sufficient to elect such two Directors.

     (9)  Protective Provisions.  So long as any of the Third
Series Shares is outstanding, the Corporation shall not:

          (A) Without the affirmative vote or written consent of the holders of at least two-thirds (2/3) of the Third Series Shares then outstanding, issue any additional shares of Preferred Stock of any series unless Consolidated Net Income for any twelve (12) consecutive calendar months within the fifteen (15) calendar months immediately preceding such issue was at least four (4) times the annual dividend requirement on all shares of Preferred Stock of the Corporation to be outstanding immediately after such issuance;

          (B) Without the affirmative vote or written consent of the holders of at least two-thirds (2/3) of the Third Series Shares then outstanding (a) authorize any stock ranking prior to the Third Series Shares in the payment of dividends or in the distribution of assets upon liquidation, (b) authorize any merger or consolidation (or transfer of all or substantially all of the assets of the Corporation in a transaction contemplating in substance and effect the exchange of shares of the Preferred Stock for stock of another corporation) unless the surviving, resulting or other corporation in such transaction shall have authorized no stock ranking prior to the Third Series Shares in the payment of dividends or in the distribution of assets upon liquidation (unless such stock is a stock substantially the same as, and to be exchanged for, stock of the Corporation previously authorized pursuant to the clause (a) above); or (c) amend, alter or change in any material respect adverse to the holders thereof the rights or preferences of the Third Series Shares; provided, however, that without the affirmative vote or written consent of the holders of at least 76% of the Third Series Shares then outstanding the Corporation shall not reduce the dividend rate on the Third Series Shares or change the provisions of the first two sentences of paragraph (4) above in any material respect adverse to the holders of the Third Series Shares; and

          (C) Without the affirmative vote or written consent of the holders of at least a majority of the then outstanding aggregate number of Third Series Shares and each other series of the Preferred Stock whose terms provide for such vote or consent, taken together, (a) increase the authorized amount of the Preferred Stock of the Corporation, (b) create any other class of stock ranking on a parity with the Preferred Stock of the Corporation in the payment of dividends or in the distribution of assets upon liquidation, or (c) authorize any merger or consolidation (or transfer of all or substantially all the assets of the Corporation to another corporation contemplating in substance and effect the exchange of shares of the Preferred Stock for stock of another corporation) unless the surviving, resulting or other corporation in such transaction shall have no greater authorized amount of stock ranking on a parity with the Preferred Stock in the payment of dividends or in the distribution of assets upon liquidation than was authorized by the Corporation immediately prior to such transaction.

          (10) Status of Redeemed or Reacquired Shares. All Third Series Shares redeemed and otherwise reacquired by the Corporation shall be cancelled. Such shares shall be restored to the status of authorized but unissued shares of the Corporation's Preferred Stock, but shall not be reissued as Third Series Shares.

          (11) Definitions. As used in paragraph (9)(A)above, the following terms shall have the following meanings:

               (A)  "Consolidated Net Income" shall mean
          consolidated gross revenues of the Corporation and its Subsidiaries less all operating and non-operating expenses of the Corporation and its Subsidiaries including all charges of a proper character (including current and deferred taxes on income, provision for taxes on unremitted foreign earnings which are included in gross revenues, and current additions to reserves), but not including in gross revenues any gains (net of expenses and taxes applicable thereto) in excess of losses resulting from the sale, conversion or other disposition of capital assets (i.e., assets other than current assets), any gains resulting from the write-up of assets, any earnings of any corporation acquired by the Corporation or any Subsidiary through purchase, merger or consolidation or otherwise for any year prior to the year of acquisition, or any equity in any Subsidiary at the date of acquisition over the cost of the investment in such Subsidiary; all determined in accordance with generally accepted accounting principles, including the making of appropriate deductions for minority interests, if any, in Subsidiaries.

               (B) "Subsidiary" shall mean any corporation at least a majority of the stock of which having general voting rights is, at the time as of which any election is being made, owned by the Corporation either directly or through Subsidiaries.

                 PREFERRED STOCK-FOURTH SERIES

     (1) Designation and Amount. The shares of such Series shall be designated as "Preferred Stock - Fourth Series, Junior Participating" (hereafter "Fourth Series") and the number of shares constituting such series shall be six million two hundred fifty thousand (6,250,000).

     (2) Dividends. The dividend rate on the shares of the Fourth Series shall be for each quarterly dividend (here inafter referred to as a "quarterly dividend period"), which quarterly dividend periods shall commence on January 1, April 1, July 1 and October 1 in each year (or in the case of original issuance, from the date of original issuance) and shall end on and include the day next preceding the first date of the next quarterly dividend period, at a rate per quarterly dividend period (rounded to the nearest cent) equal to the greater of (a) $10.00 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in cash, based upon the fair market value at the time the non-cash dividend or other distribution is declared as determined in good faith by the Board of Directors) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or Class A Common Stock, as the case may be, or a subdivision of the outstanding shares of Common
Stock or Class A Common Stock, as the case may be (by reclassification or otherwise), declared (but not withdrawn) on the Common Stock of the Corporation or the Class A
Common Stock of the Corporation, as the case may be, during the immediately preceding quarterly dividend period, or, with respect to the first quarterly dividend period, since the first issuance of any share or fraction of a share of the Fourth Series. In the event this Company shall at any time after August 12, 1986 (the "Rights Declaration Date") (i) declare any dividend on Common Stock payable in shares of Common
Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of the Fourth Series were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common
Stock outstanding immediately after such event and the denominator of which is the number of shares of Common
Stock that were outstanding immediately prior to such event.

     (3) Voting Rights. Except as prescribed by law and in addition to the rights provided for in ARTICLE SIXTH of the Articles of Incorporation of the Corporation, as amended, and subject to the provision for adjustment hereinafter set forth, the holders of the Fourth Series shall be entitled to 100 votes for each share held and shall be entitled to exercise such voting rights with the holders of Common Stock, without distinction as to class, at any annual or special meeting of stockholders for the election of directors and on any other matter coming before such meeting. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of the Fourth Series were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     (4)  Certain Restrictions.

          (A) Whenever quarterly dividends or other dividends or distributions payable on the shares of the Fourth Series as provided in Section (2) are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of the Fourth Series outstanding shall have been paid in full, the Corporation shall not:

               (i) declare or pay dividends (except a dividend payable in Common Stock and/or any other class of stock ranking junior to the shares of the Fourth Series) on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the shares of the Fourth Series;

               (ii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the shares of the Fourth Series, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Shares of the Fourth Series; or

               (iii)  purchase or otherwise acquire for
          consideration any shares of the Fourth Series, or any shares of stock ranking on a parity with the shares of the Fourth Series, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

          (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section (4), purchase or otherwise acquire such shares at such time and in such manner.

     (5) Reacquired Shares. Any shares of the Fourth Series purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Serial Preferred Stock and may be reissued as part of a new series of Serial Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

     (6) Liquidation, Dissolution or Winding Up. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of the shares of the Fourth Series shall be entitled to receive the greater of
(a) $100.00 per share, plus accrued dividends to the date of distribution, whether or not earned or declared, or (b) an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of Common Stock. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of the Fourth Series were entitled immediately prior to such event pursuant to clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     (7) Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of the Fourth Series shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of the Fourth Series shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     (8) Ranking. The shares of the Fourth Series shall rank junior to all other series of the Corporation's Serial
Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

     (9) Fractional Shares. Shares of the Fourth Series may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Shares of the Fourth Series.

                 PREFERRED STOCK-FIFTH SERIES

     (1) Designation; Number of Shares; Stated Value. The Series shall be designated as Preferred Stock-Fifth Series (the "Fifth Series") and shall consist of ninety-five (95) shares. The shares of such series are hereinafter sometimes called the "Fifth Series Shares." The stated value of the Fifth Series Shares shall be One Hundred Thousand Dollars ($100,000) per share.

     (2) Dividends. The rate of dividends upon the Fifth Series Shares (which shall be cumulative from the date of issue) and the time of payment thereof shall be 6.00% of the stated value per share per annum, payable quarterly on the last days of January, April, July and October in each year.

     (3) Rank. The Fifth Series Shares shall rank on a parity with shares of the First Series, Second Series and Third Series of the Preferred Stock as to dividends and upon liquidation.

     (4) Voting Rights. Holders of Fifth Series Shares will be entitled to one vote for each share held and will be entitled to exercise such voting rights together with the holders of Common Stock of the Corporation, without distinction as to class. If no dividends or less than full cumulative dividends on the Fifth Series Shares shall have been paid for each of four consecutive dividend periods, or if arrearages in the payment of dividends on the Fifth Series Shares shall have cumulated to an amount equal to full cumulative dividends on the Fifth Series Shares for six quarterly dividend periods, the holders of the Fifth Series Shares shall, at all meetings held for the election of Directors until full cumulative dividends for all past quarterly dividend periods and the current quarterly dividend period on the Fifth Series Shares shall have been paid or declared and set apart for payment, possess voting power, acting alone, to elect the smallest number constituting a majority of the Directors then to be elected. The Corporation will promptly take all such action as shall be necessary to permit such election to occur promptly after such arrearage occurs.

     (5) Non-Convertible. The Fifth Series Shares shall not be convertible into or exchangeable for stock of any other class or classes of the Corporation.

     (6) Repurchase by the Corporation. Upon six months' prior written notice, the holders of the Fifth Series Shares may tender all and not less than all of the Fifth Series Shares to the Corporation for purchase at a price per share equal to the stated value of One Hundred Thousand Dollars ($100,000) per share plus accrued dividends to the date of repurchase by the Company (the Purchase Price). Upon such proper tender of all shares of the Fifth Series Shares by the holders, the Corporation shall purchase the Fifth Series Shares at the Purchase Price.

     (7) Tender Procedures. The Fifth Series Shares will not be deemed tendered unless and until the certificate or certificates therefor have been received by the Corporation or the bank or trust company designated for the purpose and, if payment upon acceptance of tender thereof is to be made other than to the record holders, such certificate or certificates have been duly endorsed and are in proper form for transfer, with all transfer taxes due in respect thereof paid or provided for.

     (8) Redemption. If the holders have not theretofore tendered the Fifth Series Shares to the Corporation for purchase pursuant to paragraphs 6 and 7 hereof by March 14, 2003, then the Corporation shall redeem all of the outstanding Fifth Series Shares at the Purchase Price on a date set forth in written notice to the holders as the redemption date (the Redemption Date). The Corporation shall give notice of such redemption not less than thirty (30) days prior to the Redemption Date, by mail to the holders of record of the outstanding shares at their respective addresses then appearing on the books of the Corporation. At any time before the Redemption Date, the Corporation may deposit in trust the funds necessary for such redemption with a bank or trust company to be designated in the notice of redemption, doing business in the City of Chicago and State of Illinois or in the City and State of New York, and having capital, surplus and undivided profits aggregating $25,000,000. In the event such deposit is made so that the deposited funds shall be forthwith available to the holders of the shares to be redeemed upon surrender of the certificates evidencing such shares, then, upon the giving of the notice of such redemption, as hereinabove provided, or upon the earlier delivery to such bank or trust company of irrevocable authorization and direction so to give such notice, all shares with respect to the redemption of which such deposit shall have been made and the giving of such notice effected shall, whether or not the certificates for such shares shall be surrendered for cancellation, be deemed to be no longer outstanding for any purpose and all rights with respect to such shares shall thereupon cease and terminate, except only the right of the holders of the certificates for such shares to receive, out of the funds so deposited in trust, from and after the time of such deposit, the amount payable upon the redemption thereof, without interest.

     (9) Cancelled Shares. The Fifth Series Shares, purchased upon tender or redeemed as herein provided, shall be cancelled and upon such cancellation shall be deemed to be authorized and unissued shares of Preferred Stock, without par value, of the Corporation but shall not be reissued as shares of the same or any theretofore outstanding series.

     (10) Default. Default by the Corporation in complying with the provisions of paragraph 6 or 8 hereof shall preclude the declaration or the payment of dividends or the making of any other distribution whatsoever upon the Common Stock of the Corporation (other than a distribution in shares of its Common Stock) until the Corporation shall have cured such default by depositing the funds necessary therefor in the manner and upon the terms herein provided. The holders of the Fifth Series
Shares shall not be entitled to apply to any court of law or equity for a money judgment or remedy on account of any such default other than to restrain the Corporation from the actions specified above upon the Common Stock of the Corporation until such default shall have been cured; and

     (11) Liquidation Rights. In the event of any liquidation, dissolution or winding up of the Corporation the holders of the Fifth Series will be entitled to receive out of the assets of the Corporation available for distribution to stockholders, before any distribution of the assets shall be made to the holders of Common Stock, the sum of $100,000 per share, plus an amount equal to cumulative dividends accrued and unpaid thereon to the date of distribution to holders of the Fifth Series. If upon any liquidation, dissolution or winding up of the Corporation the amounts payable with respect to the Fifth Series and any other series of Preferred Stock which ranks on a parity with the Fifth Series are not paid in full, the holders of the Fifth Series and such parity Preferred Stock will share ratably in any distribution of assets in proportion to the full preferential amounts to which they are entitled.

                            SEVENTH

     1. In addition to any affirmative vote required by law or these Articles of Incorporation, and except as expressly provided in section 2 of this ARTICLE SEVENTH, the affirmative vote of the holders of eighty (80) percent of the outstanding shares of the Corporation entitled to vote in an election of Directors shall be required for the approval or authorization of any Business Combination (as hereinafter defined).

     2. The provisions of section 1 of this ARTICLE SEVENTH shall not be applicable if:

          A. The Business Combination shall have been approved by a majority of the Continuing Directors (as hereinafter defined); provided, however, that such approval shall only be effective if obtained at a meeting of Directors at which at least seven Continuing Directors are present; or

          B.   The Business Combination is a merger or
     consolidation and the cash or Fair Market Value (as hereinafter defined) of the property, securities or other consideration to be received per share by the stock-holders of each class of stock of the Corporation in the Business Combination, if applicable, is not less than the highest per share price paid by the Interested Stockholder (as hereinafter defined), with appropriate adjustments for stock splits, stock dividends and like distributions, in the acquisition by the Interested Stockholder of any of its holdings of each class of the Corporation's capital stock.

     3.   For purposes of this ARTICLE SEVENTH:

          A.   The term "Business Combination" shall mean:

               (i)  any merger or consolidation of the
          Corporation or any subsidiary of the Corporation with (a) any Interested Stockholder or (b) any other corporation (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate (as defined on October 1, 1982 in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of an Interested Stockholder;

               (ii)  any sale, lease, exchange, mortgage,
          pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder or any Affiliate of any Interested Stockholder of any assets of the Corporation or any subsidiary of the Corporation that have an aggregate Fair Market Value of $1,000,000 or more;

               (iii)  the issuance or transfer by the
          Corporation or any subsidiary of the Corporation (in one transaction or a series of transactions) of any securities of the Corporation or any subsidiary of the Corporation to any Interested Stockholder or any Affiliate of any Interested Stockholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of $1,000,000 or more;

               (iv) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of an Interested
          Stockholder or any Affiliate of any Interested
          Stockholder; or

               (v)  any reclassification of securities
          (including any reverse stock split), or
          recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Stockholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any subsidiary which is directly or indirectly owned by any Interested Stockholder or any Affiliate of any Interested Stockholder.

          B. The term "Continuing Director" shall mean any member of the Board of Directors of the Corporation who is unaffiliated with the Interested Stockholder and was a member of the Board of Directors prior to the time that the Interested Stockholder became an Interested Stockholder, and any successor of a Continuing Director if the successor is unaffiliated with the Interested Stockholder and is recommended or elected to succeed a Continuing Director by a majority of Continuing Directors, provided that such recommendation or election shall only be effective if made at a meeting of Directors at which at least seven Continuing Directors are present.

          C.   The term "Fair Market Value" shall mean:

               (i) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange-listed stocks, or, if such stock is not quoted on the Composite Tape, on the New York
          Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Exchange Act on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined in good faith by a majority of Continuing Directors, provided that such determination shall only be effective if made at a meeting of Directors at which at least seven Continuing Directors are present; or

               (ii)  in the case of property or securities
          other than cash or stock, the fair market value of such property or securities on the date in question as determined in good faith by a majority of Continuing Directors, provided that such determination shall only be effective if made at a meeting of Directors at which at least seven Continuing Directors are present.

          D. The term "Interested Stockholder" shall mean and include any individual, corporation, partnership or other person or entity which, together with its Affiliates and "Associates" (as defined on October 1, 1982 in Rule 12b-2 under the Exchange Act), "Beneficially Owns" (as defined on October 1, 1982 in Rule 13d-3 under the Exchange Act) in the aggregate ten percent or more of the outstanding shares of the Corporation entitled to vote in an election of Directors, and any Affiliate or Associate of any such individual, corporation, partnership or other person or entity.

                            EIGHTH


     1. Prevention of "Greenmail." Any direct or indirect purchase or other acquisition by this Corporation of any Equity Security (as hereinafter defined) of any class at a price above Market Price (as hereinafter defined) from any Interested Securityholder (as hereinafter defined) who has beneficially owned any Equity Security of the class to be purchased for less than two years prior to the date of such purchase or any agreement in respect thereof shall, except as hereinafter expressly provided, require the affirmative vote of the holders of at least a majority of the voting power of the then outstanding shares of capital stock of this Corporation entitled to vote generally in the election of directors (the "Voting Stock"), excluding Voting Stock bene ficially owned by such Interested Securityholder, voting together as a single class (it being understood that for the purposes of this ARTICLE EIGHTH, each share of the Voting
Stock shall have the number of votes granted to it pursuant to ARTICLE SIXTH of this Certificate of Incorporation). Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or any agreement with any national securities exchange, or otherwise, but (i) no such affirmative vote shall be required with respect to any purchase, redemption or other acquisition by this Corporation of capital stock from FT, DT, any Qualified Subsidiary or any Qualified Stock Purchaser pursuant to the provisions of the Investment Documents (as such term is defined in Section 12 of the provisions of ARTICLE SIXTH of these Articles of Incorporation entitled GENERAL PROVISIONS RELATING TO CLASS A
STOCK) or these Articles of Incorporation, and (ii) no such affirmative vote shall be required with respect to any purchase or other acquisition of securities made as part of a tender or exchange offer by this Corporation to purchase securities of the same class made on the same terms to all holders of such securities and complying with the applicable requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations).

     2.   Certain Definitions.  For the purposes of this ARTICLE
EIGHTH:

          A. A "person" shall mean any individual, firm, corporation or other entity.

          B. "Interested Securityholder" shall mean any person (other than the Corporation or any corporation of which a majority of any class of Equity Security is owned, directly or indirectly, by the Corporation) who or which:

               (i) is the beneficial owner, directly or indirectly, of 5% or more of the class of securities to be acquired; or

               (ii) is an Affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 5% or more of the class of securities to be acquired; or

               (iii) is an assignee or has otherwise succeeded to any shares of the class of securities to be acquired which were at any time within the two-year period immediately prior to the date in question beneficially owned by an Interested Securityholder, if such assignment or succession shall have occurred in the course of a transaction or transactions not involving a public offering within the meaning of the Securities Act of 1933, as amended.

          C. A person shall be a "beneficial owner" of any security of any class of the Corporation:

               (i)  which such person or any of its
          Affiliates or Associates (as hereinafter defined) beneficially owns, directly or indirectly; or

               (ii) which such person or any of its Affiliates or Associates has (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (b) any right to vote pursuant to any agreement, arrangement or understanding; or

               (iii) which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any security of any class of the Corporation.

          D. For the purposes of determining whether a person is an Interested Securityholder pursuant to paragraph B of this Section 2, the relevant class of securities outstanding shall be deemed to comprise all such securities deemed owned through application of paragraph C of this Section 2, but shall not include other securities of such class which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

          E. "Affiliate" or "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on October 1, 1982.

          F. "Equity Security" shall have the meaning ascribed to such term in Section 3(a)(11) of the Securities Exchange Act of 1934, as in effect on January
     1, 1985.

          G. "Market Price" shall mean the highest closing sale price during the thirty-day period immediately preceding the date in question, of a share of any Equity Security on the Composite Tape for New York Stock Exchange issues or, if such Equity Security is not quoted on the Composite Tape or is not listed on such Exchange, on the principal United States security exchange registered under the Securities Exchange Act of 1934, as amended, on which such Equity Security is listed, or, if such Equity Security is not listed on any such exchange, the highest closing bid quotation with respect to a share of such Equity Security during the thirty-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or, if no such quotations are available, the fair market value on the date in question of a share of such Equity Security.

     3. Compliance. The Board of Directors of the Corporation shall have the power to determine the application of, or compliance with, this ARTICLE EIGHTH, including, without limitation: (i) whether a person is an Interested Securityholder; (ii) whether a person is a beneficial owner of any Equity Security; and (iii) the Market Price of any Equity Security. Any decision or action taken by the Board of Directors arising out of or in connection with the construction, interpretation and effect of this ARTICLE
EIGHTH shall lie within its absolute discretion and shall be conclusive and binding, except in circumstances involving bad faith.

                             NINTH

     No Director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty by such Director as a Director; provided, however, that this ARTICLE NINTH shall not eliminate or limit the liability of a Director to the extent provided by applicable law (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section
51 of the General Corporation Code of the State of Kansas, or
(iv) for any transaction from which the Director derived an improper personal benefit. No amendment to or repeal of this ARTICLE NINTH shall apply to or have any effect on the liability or alleged liability of any Director of the Corporation for or with respect to any acts or omissions of such Director occurring prior to such amendment or repeal.